Exhibit 10.2
FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 29, 2025 (this “Amendment”), is entered into by and among RINGCENTRAL, INC., a Delaware corporation (the “Borrower”), the other Loan Parties party hereto, the Lenders and the L/C Issuers party hereto and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, reference is made to that certain Amended and Restated Credit Agreement entered into as of September 11, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto, the Administrative Agent and the Collateral Agent;
WHEREAS, pursuant to Section 2.14 of the Credit Agreement, the Borrower has requested an increase in the Initial Revolving Credit Commitments in an aggregate principal amount of $25,000,000 (the “First Amendment Incremental Revolving Credit Commitments”).
WHEREAS, each Person party hereto whose name is set forth on Schedule I hereto, as applicable, hereby agrees, subject to the terms and conditions of this Amendment and the Amended Credit Agreement (as defined below), (a) to the terms of this Amendment and the Amended Credit Agreement, and (b) to provide a First Amendment Revolving Credit Commitment to the Borrower on the Amendment Effective Date in an aggregate amount, if any, set forth opposite its name under the heading “Revolving Credit Commitment” on Schedule I hereto (each such person, a “First Amendment Incremental Revolving Credit Lender”) and to make the loans in respect thereof from time to time in an amount not to exceed its First Amendment Incremental Revolving Credit Commitment.
WHEREAS, the Borrower, the Administrative Agent, the L/C Issuers party hereto and the First Amendment Incremental Revolving Credit Lender desire to amend the Credit Agreement to establish the First Amendment Incremental Revolving Credit Commitments and provide for the terms thereof; and
WHEREAS, this Amendment constitutes an Incremental Facility Amendment under Section 2.14(d) of the Credit Agreement.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.    Rules of Interpretation. Capitalized terms used but not otherwise defined in this Amendment have the meanings ascribed to such terms in the Amended Credit Agreement. The rules of interpretation set forth in Section 1.02 of the Amended Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.
SECTION 2.    First Amendment Incremental Revolving Credit Commitments.
(a)    Effective as of the Amendment Effective Date (as defined below) and on the terms and subject to the conditions set forth herein and in the Amended Credit Agreement, the First Amendment Incremental Revolving Credit Lender agrees that it shall have a First Amendment

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Incremental Revolving Credit Commitment in the amount set forth opposite the First Amendment Incremental Revolving Credit Lender’s name on Schedule I hereto and to make the loans in respect thereof from time to time in an amount not to exceed its First Amendment Incremental Revolving Credit Commitment as set forth in the Amended Credit Agreement.
(b)    Subject to the terms and conditions set forth herein and in the Amended Credit Agreement, effective as of the Amendment Effective Date, for all purposes of the Loan Documents, (i) the First Amendment Incremental Revolving Credit Commitments shall constitute “Initial Revolving Credit Commitments”, “Revolving Credit Commitments” and “Commitments” under the Amended Credit Agreement and (ii) each Revolving Credit Loan in respect of such First Amendment Incremental Revolving Credit Commitments shall constitute an “Initial Revolving Credit Loan”, a “Revolving Credit Loan” and a “Loan” under the Amended Credit Agreement. The First Amendment Incremental Revolving Credit Lender acknowledges and agrees that, as of and on the Amendment Effective Date, it shall be an “Initial Revolving Credit Lender”, a “Lender” and a “Revolving Credit Lender” under, and for all purposes of, the Amended Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder
(c)    Effective as of the Amendment Effective Date, pursuant to Section 2.14(e) of the Credit Agreement:
(i)    each Revolving Credit Lender under the Credit Agreement (each, an “Existing Revolving Credit Lender”) will automatically and without further act be deemed to have assigned to the First Amendment Incremental Revolving Credit Lender, and the First Amendment Incremental Revolving Credit Lender will automatically and without further act be deemed to have assumed, a portion of such Existing Revolving Credit Lender’s participations in outstanding Letters of Credit (if any) such that, after giving effect to each such deemed assignment and assumption of participations, the aggregate outstanding participations in Letters of Credit under the Initial Revolving Credit Facility shall be held by the Existing Revolving Credit Lenders and the First Amendment Incremental Revolving Credit Lender ratably in accordance with their respective Initial Revolving Credit Commitments after giving effect to this Amendment and the transactions contemplated hereby; and
(ii)    each Existing Revolving Credit Lender shall assign to the First Amendment Incremental Revolving Credit Lender, and the First Amendment Incremental Revolving Credit Lender shall purchase from each Existing Revolving Credit Lender, at par, such amounts of the Initial Revolving Credit Loans outstanding on the Amendment Effective Date (if any) as the Administrative Agent may require such that each Initial Revolving Credit Lender holds its Applicable Percentage of all outstanding Initial Revolving Credit Loans immediately after giving effect to all such assignments.
SECTION 3.    Amendment to the Credit Agreement. Effective as of the Amendment Effective Date and on the terms and subject to the conditions set forth herein, (a) the Credit Agreement is hereby amended by inserting the language indicated in underlined text (indicated textually in the same manner as the following example: single-underlined text or double-underlined text) and by deleting the language indicated by strikethrough text (indicated textually in the same manner as the following
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example: ~~stricken text~~ or stricken text) as set forth in Exhibit A attached hereto (the Credit Agreement as so amended, the “Amended Credit Agreement”).
SECTION 4.    Conditions Precedent to the Effectiveness of the Amendment. This Amendment shall become effective on the date (the “Amendment Effective Date”) when each of the following conditions precedent shall have been satisfied or waived in accordance with Section 10.01 of the Credit Agreement:
(a)    the Administrative Agent shall have received a counterpart of this Amendment signed on behalf of the Borrower, each other Loan Party party hereto, each L/C Issuer party hereto and the First Amendment Incremental Revolving Credit Lender;
(b)    a Note executed by the Borrower in favor of the First Amendment Incremental Revolving Credit Lender, to the extent requested by such First Amendment Incremental Revolving Credit Lender;
(c)    in respect of each Loan Party, a customary certificate, dated the Amendment Effective Date and executed by the secretary, assistant secretary or other Responsible Officer of such Loan Party, attaching and certifying (i) a copy of each Organization Document of such Loan Party, which shall, to the extent applicable, be certified as of the Amendment Effective Date or a recent date prior thereto by the appropriate Governmental Authority, (ii) resolutions of the board of directors or equivalent governing body of such Loan Party approving and authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and the transactions contemplated hereby and thereby, (iii) a good standing certificate from the applicable Governmental Authority of such Loan Party’s jurisdiction of organization, dated the Amendment Effective Date or a recent date prior thereto, and (iv) signatures and incumbencies of the officers of such Loan Party executing the Loan Documents to which such Loan Party is a party, all in form and substance reasonably satisfactory to the Administrative Agent;
(d)    a certificate, dated the Amendment Effective Date and executed by a Responsible Officer of the Borrower, certifying that as of the Amendment Effective Date, after giving effect to the transactions that are to occur on the Amendment Effective Date, (A) no Default has occurred and is continuing and (B) the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Amended Credit Agreement or any other Loan Document shall be true and correct in all material respects (or, with respect to any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language, in all respects) on and as of the date of Amendment Effective Date (or, with respect to any representation and warranty that specifically refer to an earlier date, as of such earlier date);
(e)    a solvency certificate in the form attached as Exhibit M to the Amended Credit Agreement;
(f)    a customary legal opinion, dated the Amendment Effective Date and addressed to the Administrative Agent and the First Amendment Incremental Revolving Credit Lender, from Wilson Sonsini Goodrich & Rosati, P.C., special counsel to the Loan Parties;
(g)    the Borrower shall have paid to the Administrative Agent and the First Amendment Incremental Lender all fees, expenses and other amounts due and payable on or prior to the Amendment Effective Date pursuant to the Loan Documents or separate agreements entered into by the Borrower and the Administrative Agent or such First Amendment Incremental Lender (in the case of
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expenses and other amounts, solely to the extent invoiced at least one (1) Business Day prior to the Amendment Effective Date); and
(h)    the Administrative Agent and each requesting Lender shall have received, at least five Business Days prior to the Amendment Effective Date, (i) the documentation and other information reasonably requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the USA PATRIOT Act, and (ii) with respect to any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification, in each case to the extent requested at least eight Business Days prior to the Amendment Effective Date.
The Administrative Agent shall notify the Borrower and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.
SECTION 5.    Revolving Credit Commitment Increase Request. The Borrower’s execution and delivery of this Amendment to the Administrative Agent shall constitute notice to the Administrative Agent of the Borrower’s request to establish the First Amendment Incremental Revolving Credit Commitments pursuant to Section 2.14(a) of the Credit Agreement and, for the avoidance of doubt, shall satisfy such notice requirement set forth in Section 2.14(a) of the Credit Agreement. The Administrative Agent’s notification of the Amendment Effective Date pursuant to the last paragraph of Section 4 shall satisfy the Administrative Agent’s notice requirement set forth in Section 2.14(a) of the Credit Agreement. For the avoidance of doubt, each funding of the loans in respect of the First Amendment Incremental Revolving Credit Commitments shall be subject to the conditions set forth in Section 4.02 of the Amended Credit Agreement.
SECTION 6.    Representations and Warranties. On and as of the Amendment Effective Date, the Borrower hereby represents and warrants that this Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law).
SECTION 7.    Effects on the Credit Agreement and the Loan Documents
(a)    As of the Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Amended Credit Agreement.
(b)    Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.
(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the L/C Issuers, the Administrative Agent or the Collateral Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.
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(d)    This Amendment shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or discharge or release the Lien or priority of any Loan Document or any other security therefor or any guarantee thereof. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Credit Agreement or any other Loan Document, all of which shall remain in full force and effect, except as modified hereby. Nothing expressed or implied in this Amendment or any other document contemplated hereby shall be construed as a release or other discharge of any Loan Party under any Loan Document from any of its obligations and liabilities thereunder.
(e)    This Amendment is a Loan Document.
SECTION 8.    Reaffirmation. The Borrower and each other Loan Party hereby (a) reaffirms its obligations under the Credit Agreement and each other Loan Document to which it is a party, in each case as amended by this Amendment, (b) reaffirms all Liens on the Collateral which have been granted by it in favor of the Collateral Agent (for the benefit of the Secured Parties (including the First Amendment Incremental Lenders)) pursuant to the Loan Documents and (c) acknowledges and agrees that the grants of security interests by and the guarantees of the Loan Parties contained in the Collateral Documents and the Guaranty are, and shall remain, in full force and effect immediately after giving effect to this Amendment.
SECTION 9.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
SECTION 10.    Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 11.    Governing Law, Jurisdiction, Service of Process, Waiver of Right to Trial by Jury. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York. The provisions of Sections 10.14(b) and Section 10.15 of the Amended Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.
SECTION 12.    Binding Effect. This Amendment shall become effective in accordance with Section 4 and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
SECTION 13.    Electronic Execution. This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each party hereto agrees that any Electronic Signature on or associated with this Amendment shall be valid and binding on such Person to the same extent as a manual, original signature, and will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.
SECTION 14.    Notices. All communications and notices hereunder shall be given as provided in the Amended Credit Agreement.

[SIGNATURE PAGES FOLLOW]
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, as of the date first written above.

RINGCENTRAL, INC.
By:      /s/ Vaibhav Agarwal_________________
Name: Vaibhav Agarwal
Title: Chief Financial Officer
RINGCENTRAL IP HOLDINGS, INC.
By:      /s/ Tarun Arora_____________________
Name: Tarun Arora
Title: Treasurer and Chief Financial Officer
RINGCENTRAL INTERNATIONAL, INC.
By:      /s/ Tarun Arora_____________________
Name: Tarun Arora
Title: Treasurer and Chief Financial Officer
RINGCENTRAL HOLDINGS I, INC.
By:      /s/ Tarun Arora_____________________
Name: Tarun Arora
Title: Treasurer and Chief Financial Officer

[RingCentral – First Amendment to Amended and Restated Credit Agreement]

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[RingCentral – Second Amendment to Credit Agreement]
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BANK OF AMERICA, N.A., as Administrative Agent and an L/C Issuer

By:    _/s/Liliana Claar__________________
Name: Liliana Claar
Title: Vice President

BANK OF AMERICA, N.A., as an L/C Issuer

By:    ____________________
Name:
Title:
[RingCentral – First Amendment to Amended and Restated Credit Agreement]
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BANK OF AMERICA, N.A., as Administrative Agent and an L/C Issuer

By:    _______________________________
Name:
Title:

BANK OF AMERICA, N.A., as an L/C Issuer

By:    _/s/ Lindsay Sames___________________
Name: Lindsay Sames
Title: Director
[RingCentral – First Amendment to Amended and Restated Credit Agreement]
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JPMORGAN CHASE BANK, N.A., as an L/C Issuer

By:     /s/ Vidita J. Shah
Name: Vidita J. Shah
Title: Vice President

[RingCentral – First Amendment to Amended and Restated Credit Agreement]
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WELLS FARGO BANK, N.A., as an L/C Issuer

By:     /s/ Henri L. Li
Name: Henry L. Li
Title: Executive Director
[RingCentral – First Amendment to Amended and Restated Credit Agreement]

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BARCLAYS BANK PLC, as a First Amendment Incremental Revolving Credit Lender

By:     /s/ Adam E. Schroeder
Name: Adam E. Schroeder
Title: Vice President
[RingCentral – First Amendment to Amended and Restated Credit Agreement]

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Schedule I

Lender	Revolving Credit Commitment
Barclays Bank Plc	$25,000,000.00
TOTAL:	$25,000,000.00

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Exhibit A
Amended Credit Agreement
[See attached]

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Published Deal CUSIP Number: 76681BAF8
Published Initial Term Facility CUSIP Number: 76681BAH4
Published Initial Revolving Credit Facility CUSIP Number: 76681BAG6
Published Initial Delayed Draw Term Facility CUSIP Number: 76681BAJ0

AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of September 11, 2025
among
RINGCENTRAL, INC.,
as the Borrower,
THE LENDERS PARTY HERETO
and
BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent
___________________________
BANK OF AMERICA, N.A.,
JPMORGAN CHASE BANK, N.A. and
WELLS FARGO SECURITIES LLC,
as Joint Lead Arrangers and Joint Bookrunners,
JPMORGAN CHASE BANK, N.A. and
WELLS FARGO BANK, N.A.
as Co-Syndication Agents,
and
U.S. BANK NATIONAL ASSOCIATION,
MUFG BANK, LTD. and
SILICON VALLEY BANK,
A DIVISION OF FIRST-CITIZENS BANK & TRUST COMPANY,
as Co-Documentation Agents

[~~8001818~~8111776]]

Table of Contents
Page
ARTICLE I
Definitions and Accounting Terms    1
Section 1.01.    Defined Terms    1
Section 1.02.    Other Interpretive Provisions    54
Section 1.03.    Accounting Terms    55
Section 1.04.    Rounding    55
Section 1.05.    References to Agreements, Laws, Etc    55
Section 1.06.    Times of Day    56
Section 1.07.    Timing of Payment or Performance    56
Section 1.08.    Currency Equivalents Generally    56
Section 1.09.    Certain Calculations and Tests    56
Section 1.10.    [Reserved]    58
Section 1.11.    [Reserved]    58
Section 1.12.    Divisions    58
Section 1.13.    [Reserved]    58
Section 1.14.    Interest Rates    58
ARTICLE II
The Commitments and Credit Extensions    58
Section 2.01.    The Loans    58
Section 2.02.    Borrowings, Conversions and Continuations of Loans    59
Section 2.03.    Letters of Credit    61
Section 2.04.    [Reserved]    70
Section 2.05.    Prepayments    70
Section 2.06.    Termination or Reduction of Commitments    73
Section 2.07.    Repayment of Loans    74
Section 2.08.    Interest    75
Section 2.09.    Fees    75
Section 2.10.    Computation of Interest and Fees    76
Section 2.11.    Evidence of Indebtedness    76
Section 2.12.    Payments Generally    76
Section 2.13.    Sharing of Payments    78
Section 2.14.    Incremental Credit Extensions    79
Section 2.15.    Extensions of Term Loans and Revolving Credit Commitments    83
Section 2.16.    Defaulting Lenders    85
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ARTICLE III
Taxes, Increased Costs Protection and Illegality    87
Section 3.01.    Taxes    87
Section 3.02.    Inability to Determine Rates    91
Section 3.03.    Increased Cost and Reduced Return; Capital Adequacy    93
Section 3.04.    Funding Losses    94
Section 3.05.    Matters Applicable to All Requests for Compensation    94
Section 3.06.    Replacement of Lenders under Certain Circumstances    95
Section 3.07.    Illegality    96
Section 3.08.    Survival    97
ARTICLE IV
Conditions Precedent to Credit Extensions    97
Section 4.01.    [Reserved]    97
Section 4.02.    Conditions to Each Credit Extension    97
ARTICLE V
Representations and Warranties    98
Section 5.01.    Existence, Qualification and Power; Compliance with Laws    98
Section 5.02.    Authorization; No Contravention    98
Section 5.03.    Governmental Authorization; Other Consents    98
Section 5.04.    Binding Effect    99
Section 5.05.    Financial Statements; No Material Adverse Effect    99
Section 5.06.    Litigation    99
Section 5.07.    Ownership of Property; Liens    99
Section 5.08.    Environmental Matters    99
Section 5.09.    Taxes    100
Section 5.10.    Compliance with ERISA    100
Section 5.11.    Subsidiaries; Equity Interests    101
Section 5.12.    Margin Regulations; Investment Company Act    101
Section 5.13.    Disclosure    101
Section 5.14.    Intellectual Property; Licenses, Etc    101
Section 5.15.    Solvency    102
Section 5.16.    Collateral Documents    102
Section 5.17.    Use of Proceeds    102
Section 5.18.    Sanctions Laws and Regulations and Anti-Corruption Laws    102
ARTICLE VI
Affirmative Covenants    103
Section 6.01.    Financial Statements    103
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Section 6.02.    Certificates; Other Information    104
Section 6.03.    Notices    106
Section 6.04.    Maintenance of Existence    106
Section 6.05.    Maintenance of Properties    106
Section 6.06.    Maintenance of Insurance    106
Section 6.07.    Compliance with Laws    107
Section 6.08.    Books and Records    107
Section 6.09.    Inspection Rights    107
Section 6.10.    Covenant to Guarantee Obligations and Give Security    107
Section 6.11.    Use of Proceeds    108
Section 6.12.    Further Assurances    108
Section 6.13.    Designation of Subsidiaries    109
Section 6.14.    Payment of Taxes    109
Section 6.15.    Nature of Business    109
ARTICLE VII
Negative Covenants    110
Section 7.01.    Liens    110
Section 7.02.    Investments    114
Section 7.03.    Indebtedness    116
Section 7.04.    Fundamental Changes    121
Section 7.05.    Dispositions    122
Section 7.06.    Restricted Payments    124
Section 7.07.    Transactions with Affiliates    126
Section 7.08.    Prepayments, Etc., of Indebtedness    127
Section 7.09.    [Reserved]    127
Section 7.10.    Subsidiary Distributions    127
Section 7.11.    Maximum Total Net Leverage Ratio    129
Section 7.12.    Minimum Interest Coverage Ratio    129
ARTICLE VIII
Events of Default and Remedies    129
Section 8.01.    Events of Default    129
Section 8.02.    Remedies Upon Event of Default    132
Section 8.03.    Exclusion of Immaterial Subsidiaries    132
Section 8.04.    Application of Funds    132
ARTICLE IX
Administrative Agent and Collateral Agent    133
Section 9.01.    Appointment and Authorization of Agents    133
Section 9.02.    Delegation of Duties    134
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Section 9.03.    Liability of Agents    134
Section 9.04.    Reliance by Agents    135
Section 9.05.    Notice of Default    135
Section 9.06.    Credit Decision; Disclosure of Information by Agents    136
Section 9.07.    Indemnification of Agents    136
Section 9.08.    Agents in Their Individual Capacities    137
Section 9.09.    Successor Agents    137
Section 9.10.    Administrative Agent May File Proofs of Claim    138
Section 9.11.    Collateral and Guaranty Matters    139
Section 9.12.    Other Agents; Arrangers and Managers    140
Section 9.13.    Appointment of Supplemental Administrative Agents    140
Section 9.14.    Withholding Tax    141
Section 9.15.    Cash Management Obligations; Secured Hedge Agreements    141
Section 9.16.    Recovery of Erroneous Payments    141
ARTICLE X
Miscellaneous    142
Section 10.01.    Amendments, Etc    142
Section 10.02.    Notices and Other Communications; Facsimile Copies    145
Section 10.03.    No Waiver; Cumulative Remedies    147
Section 10.04.    Attorney Costs and Expenses    147
Section 10.05.    Indemnification by the Borrower and Limitation of Liability    148
Section 10.06.    Payments Set Aside    149
Section 10.07.    Successors and Assigns    149
Section 10.08.    Confidentiality    155
Section 10.09.    Setoff    156
Section 10.10.    Counterparts    156
Section 10.11.    Integration    156
Section 10.12.    Survival of Representations and Warranties    157
Section 10.13.    Severability    157
Section 10.14.    GOVERNING LAW, JURISDICTION, SERVICE OF PROCESS    157
Section 10.15.    WAIVER OF RIGHT TO TRIAL BY JURY    158
Section 10.16.    Binding Effect    158
Section 10.17.    Judgment Currency    158
Section 10.18.    Lender Action    158
Section 10.19.    Know-Your-Customer, Etc    159
Section 10.20.    USA PATRIOT Act    159
Section 10.21.    Intercreditor Agreements    159
Section 10.22.    Obligations Absolute    159
Section 10.23.    No Advisory or Fiduciary Responsibility    160
Section 10.24.    Electronic Execution of Assignments and Certain Other Documents    160
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Section 10.25.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    161
Section 10.26.    Lender Representation    162
Section 10.27.    Acknowledgement Regarding any Supported QFCs    163
Section 10.28.    Interest Rate Limitation    164

SCHEDULES

2.01(a)    —    Initial Term Commitments
2.01(b)    —    Initial Revolving Credit Commitments and L/C Commitments
2.01(c)     —    Initial Delayed Draw Term Commitments
10.02    —    Administrative Agent’s Office; Certain Addresses for Notices
EXHIBITS
Form of
A    —    Committed Loan Notice
B    —    Notice of Loan Prepayment
C-1    —    Term Note
C-2    —    Revolving Credit Note
D    —    Compliance Certificate
E    —    Assignment and Assumption
F    —    [Reserved]
G-1    —    Pari Passu Intercreditor Agreement
G-2    —    Junior Lien Intercreditor Agreement
H    —    [Reserved]
I    —    [Reserved]
J    —    [Reserved]
K    —    [Reserved]
L    —    United States Tax Compliance Certificate
M    —    Solvency Certificate
N    —    Perfection Certificate Supplement

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AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of September 11, 2025, among RINGCENTRAL, INC., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”) and BANK OF AMERICA, N.A. (“Bank of America”), as Administrative Agent and Collateral Agent.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
Definitions and Accounting Terms
Section 1.01.    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Acceptable Intercreditor Agreement” means a customary intercreditor agreement that either (A) is substantially in the form of Exhibit G-1 or G-2 hereto or (B) has changes to Exhibit G-1 or G-2 hereto as reasonably agreed between the Administrative Agent and the Borrower which have not been objected to by the Required Lenders within five (5) Business Days of having been posted (which shall be deemed acceptable to the Administrative Agent and the Required Lenders).
“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the portion of Consolidated EBITDA for such period attributable to such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable, all as determined on a consolidated basis for such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable.
“Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”
“Acquisition” means any transaction, or series of related transactions, resulting in the acquisition of (a) the Equity Interests in a Person if, as a result of such acquisition, such Person shall become a Restricted Subsidiary (or shall be merged, amalgamated or consolidated with or into, the Borrower or any Restricted Subsidiary) or (b) all or substantially all the assets of any Person (or of any business unit, division, product line or line of business of any Person) if such assets are acquired by the Borrower or any Restricted Subsidiary.
“Additional Lender” has the meaning specified in Section 2.14(d).
“Additional Revolving Credit Commitment” has the meaning specified in Section 2.14(a).
“Administrative Agent” means, subject to Section 9.13, Bank of America in its capacity as administrative agent under the Loan Documents, or any successor administrative agent appointed in accordance with Section 9.09.

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“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify in writing to the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Agent-Related Persons” means the Agents and their respective Related Parties.
“Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Supplemental Administrative Agents (if any).
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” has the meaning specified in the introductory paragraph hereof.
“Agreement Currency” has the meaning specified in Section 10.17.
“Amendment and Restatement Agreement” means the Amendment and Restatement Agreement, dated as of September 11, 2025, by and among the Borrower, the other Loan Parties party thereto, the Lenders and L/C Issuers party thereto and the Administrative Agent.
“Amendment Effective Date” has the meaning set forth in the Amendment and Restatement Agreement, which date is September 11, 2025.
“Amortization Payment” has the meaning specified in Section 2.07(a).
“Applicable Authority” means CME or any Governmental Authority having jurisdiction over the Administrative Agent or CME.
“Applicable Lending Office” means for any Lender, such Lender’s office, branch or affiliate designated for Term SOFR Loans, Base Rate Loans, L/C Advances or Letters of Credit, as applicable, as notified to the Administrative Agent, any of which offices may be changed by such Lender upon written notice to the Administrative Agent.
“Applicable Percentage” means, at any time (a) with respect to any Lender with a Commitment of any Class, the percentage equal to a fraction the numerator of which is the amount of such Lender’s Commitment of such Class at such time and the denominator of which is the aggregate amount of all Commitments of such Class of all Lenders and (b) with respect to the Loans of any Class, a

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percentage equal to a fraction the numerator of which is such Lender’s Outstanding Amount of the Loans of such Class and the denominator of which is the aggregate Outstanding Amount of all Loans of such Class.
“Applicable Rate” means a percentage per annum equal to with respect to Initial Term Loans, Initial Revolving Credit Loans, Letter of Credit fees and the Commitment Fee, (i) prior to the delivery of the Compliance Certificate pursuant to Section 6.02(a) for the fiscal quarter ending September 30, 2025, (A) for Term SOFR Loans and Letter of Credit fees, 1.875% per annum, (B) for Base Rate Loans, 0.875% per annum, and (C) with respect to the Commitment Fee, 0.30% per annum, and (ii) thereafter, the percentage per annum set forth across from the caption “Applicable Rate for Term SOFR Loans and Letter of Credit fees”, “Applicable Rate for Base Rate Loans” or “Commitment Fee” in the table below, as the case may be, based upon the pricing level determined by reference to the Total Net Leverage Ratio, as more fully described below.

	Level 1	Level 2	Level 3	Level 4	Level 5
Total Net Leverage Ratio	≤1.25x	>1.25x but ≤ 1.75x	>1.75x but ≤ 2.50x	>2.50x but ≤ 3.00x	> 3.00x
Commitment Fee	0.200%	0.250%	0.300%	0.325%	0.350%
Applicable Rate for Term SOFR Loans and Letter of Credit fees	1.375%	1.625%	1.875%	2.125%	2.375%
Applicable Rate for Base Rate Loans	0.375%	0.625%	0.875%	1.125%	1.375%

Each change in the Applicable Rate resulting from delivery of a Compliance Certificate reflecting a change in the Total Net Leverage Ratio shall be effective during the period commencing on the date of the delivery of a Compliance Certificate reflecting such change in the Total Net Leverage Ratio and ending on the date immediately preceding the effective date of the next such change of the Total Net Leverage Ratio; provided that the Applicable Rate set forth for the highest level shall apply (x) as of the first Business Day after the date on which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b) and were not delivered, and shall continue to so apply to and including the date on which such financial statements are delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply), and (y) as of the first Business Day after the date on which a Compliance Certificate was required to be delivered pursuant to Section 6.02(a) and was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply).
Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the Total Net Leverage Ratio set forth in any Compliance Certificate delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Applicable Rate that is less than that which would have been applicable had the Total Net Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Rate” for any day occurring within the period covered by such Compliance Certificate shall retroactively be deemed to be the relevant

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percentage as based upon the accurately determined Total Net Leverage Ratio for such period, and any shortfall in the interest or fees theretofore paid by the Borrower for the relevant period pursuant to Sections 2.09 and 2.10 as a result of the miscalculation of the Total Net Leverage Ratio shall be deemed to be (and shall be) due and payable under the relevant provisions of Sections 2.09 or 2.10, as applicable, at the time the interest or fees for such period were required to be paid pursuant to said Section (and shall remain due and payable until paid in full, together with all amounts owing under Section 2.09 (other than Section 2.09(c)), in accordance with the terms of this Agreement); provided that, notwithstanding the foregoing, so long as an Event of Default described in Section 8.01(f) has not occurred with respect to the Borrower, such shortfall shall be due and payable five (5) Business Days following written demand for payment from the Administrative Agent to the Borrower following the determination described above.
The Applicable Rate in respect of any Class of Extended Revolving Credit Commitments, Loans made pursuant to any Extended Revolving Credit Commitments, Extended Term Loans, Incremental Revolving Credit Commitments, Loans made pursuant to any Incremental Revolving Credit Commitments or Incremental Term Loans shall be the applicable percentages per annum set forth in the relevant Extension Offer or Incremental Facility Amendment, as applicable.
“Applicable Ticking Fee Rate” means on and after the Amendment Effective Date to but not including the Final Delayed Draw Termination Date, 0.30% per annum.
“Appropriate Lenders” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class and (b) with respect to any Letters of Credit, (i) the relevant L/C Issuer and (ii) the Revolving Credit Lenders.
“Approved Foreign Bank” has the meaning specified in the definition of “Cash Equivalents.”
“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.
“Arrangers” means, individually and collectively, (a) Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Securities LLC, in their capacities as Joint Lead Arrangers and Joint Bookrunners, (b) JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., in their capacities as Co-Syndication Agents, and (c) U.S. Bank National Association, MUFG Bank, Ltd. and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company, in their capacities as Co-Documentation Agents.
“Assignees” has the meaning specified in Section 10.07(b).
“Assignment Tax” has the meaning specified in the definition of “Other Taxes”.
“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E.
“Attorney Costs” means all reasonable and documented fees, expenses and disbursements of any law firm or other external legal counsel.

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“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Audited Borrower Financial Statements” means (a) the audited consolidated balance sheet of the Borrower for the period covered in the most recent Annual Report on Form 10-K filed by the Borrower with the SEC prior to the Amendment Effective Date and (b) the related audited consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows of the Borrower for the period covered in the most recent Annual Report on Form 10-K filed by the Borrower with the SEC prior to the Amendment Effective Date.
“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(iii).
“Available Liquidity” means, as of any date of determination, the sum of (a) unrestricted cash and Cash Equivalents of the Borrower and the Restricted Subsidiaries as of such date, (b) (i) the aggregate amount of Initial Revolving Credit Commitments as of such date minus (ii) the sum of (A) the Outstanding Amount of Initial Revolving Credit Loans and (B) the Outstanding Amount of L/C Obligations attributable to the Initial Revolving Credit Commitments, in each case as of such date, and (c) the aggregate amount of Initial Delayed Draw Term Commitments as of such date.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” has the meaning specified in the introductory paragraph to this Agreement.
“Bankruptcy Code” means Title 11 of the United State Code, as amended, or any similar federal or state law for the relief of debtors.
“Bankruptcy Event” means, with respect to any Person, such Person or its parent entity becomes (other than via an Undisclosed Administration) the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of

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attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person or its parent entity.
“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1.00%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” (c) Term SOFR with an interest period of one month for such date plus 1.00% and (d) 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing “prime rate” loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.02, then the Base Rate shall be the greatest of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Beneficial Ownership Certification” means the certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230, as amended or modified from time to time.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” has the meaning specified in Section 10.27(b).
“Borrower” has the meaning specified in the introductory paragraph to this Agreement.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York.
“Capital Expenditures” means, for any period, the aggregate of, without duplication, (a) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment in a consolidated statement of cash flows and reflected in the consolidated balance sheet of the Borrower and its Restricted Subsidiaries and (b)

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Capitalized Lease Obligations incurred by the Borrower and its Restricted Subsidiaries during such period.
“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.
“Capitalized Leases” means all leases that are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP; provided, further that all obligations of the Borrower and its Restricted Subsidiaries that are or would be characterized as an operating lease as determined in accordance with GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as an operating lease (and not as a Capitalized Lease) for purposes of this Agreement (other than for purposes of the delivery of financial statements prepared in accordance with GAAP) regardless of whether or not such operating lease obligations were in effect on such date, notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized or finance lease obligations in accordance with GAAP.
“Cash Collateral” has the meaning specified in Section 2.03(f).
“Cash Collateralize” has the meaning specified in Section 2.03(f).
“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any Restricted Subsidiary:
(1)    Dollars;
(2)    securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality of the foregoing the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;
(3)    certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, with any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 (or the foreign currency equivalent thereof as of the date of determination) in the case of non-U.S. banks;
(4)    repurchase obligations for underlying securities of the types described in clauses (2), (3) and (7) of this definition entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)    commercial paper rated at least “P-1” by Moody’s or at least “A-1” by S&P, and in each case maturing within 24 months after the date of creation thereof and Indebtedness or

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preferred stock issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s, with maturities of 24 months or less from the date of acquisition;
(6)    marketable short-term money market and similar securities having a rating of at least “P-2” or “A-2” from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower) and in each case maturing within 24 months after the date of creation or acquisition thereof;
(7)    readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from Moody’s or S&P with maturities of 24 months or less from the date of acquisition;
(8)    readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from Moody’s or S&P with maturities of 24 months or less from the date of acquisition;
(9)    Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated within the top three ratings category by S&P or Moody’s;
(10)    with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business, provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business, provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-1” or the equivalent thereof or from Moody’s is at least “P-1” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 270 days from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank;
(11)    Cash Equivalents of the types described in clauses (1) through (10) above denominated in Dollars, Euro or any other currency (other than Dollars) that is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars or, solely to the extent held in the ordinary course of business and not for speculative purposes, any currency in which the Borrower and/or its Restricted Subsidiaries regularly conducts business; and
(12)    investment funds investing at least 90% of their assets in Cash Equivalents of the types described in clauses (1) through (11) above.
“Cash Management Bank” means any financial institution providing treasury, depository, credit or debit card, purchasing card, supply chain finance, merchant services and/or cash management

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services or automated clearing house transactions to the Borrower or any Restricted Subsidiary or conducting any automated clearing house transfers of funds; provided that, if such financial institution is not an Agent or a Lender, such financial institution executes and delivers to the Administrative Agent and the Borrower a letter agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower pursuant to which such financial institution (a) appoints the Administrative Agent as its agent under the applicable Loan Documents and (b) agrees to be bound by Section 9.07 of this Agreement and the applicable provisions of the Security Agreement, in each case, as if it were a Lender.
“Cash Management Obligations” means obligations owed by the Borrower or any Restricted Subsidiary to any Cash Management Bank in respect of any overdraft and related liabilities arising from treasury, depository, credit or debit card, purchasing card, supply chain finance, merchant services or cash management services or any automated clearing house transfers of funds.
“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.
“CFC” means any Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Change in Law” means the occurrence, after the Amendment Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Change of Control” means any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder, shall have become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 of the Exchange Act), directly or indirectly, of voting stock of the Borrower (or other securities convertible into such voting stock) representing at least forty percent (40%) of the combined voting power of all voting stock of the Borrower or (b) the occurrence of a “change in control” (or similar event, however denominated) with respect to the Borrower under and as defined in any indenture or other agreement or instrument evidencing or governing the rights of the holders of the Convertible Notes or the Borrower’s Series A Convertible Preferred Stock.
“Charges” has the meaning set forth in Section 10.28.
“City Code” has the meaning specified under Section 1.09(a).

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“Class” (a) when used with respect to Commitments, refers to whether such Commitments are Initial Revolving Credit Commitments, Initial Term Commitments, Initial Delayed Draw Term Commitments or any other “Class” of Extended Revolving Credit Commitments, Incremental Revolving Credit Commitments, Commitments in respect of Extended Term Loans or Commitments in respect of Incremental Term Loans, (b) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Initial Revolving Credit Loans, Initial Term Loans or any other “Class” of Loans made pursuant to Extended Revolving Credit Commitments, Loans made pursuant to Incremental Revolving Credit Commitments, Extended Term Loans or Incremental Term Loans and (c) when used with respect to any Lender, refers to whether such Lender has a Commitment or Loan of a particular Class.
“Closing Date” means February 14, 2023.
“CME” means CME Group Benchmark Administration Limited.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Collateral” means all the “Collateral” as defined in the Collateral Documents and all other property of whatever kind and nature pledged or charged as collateral under any Collateral Document.
“Collateral Agent” means Bank of America, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent appointed in accordance with Section 9.09.
“Collateral and Guarantee Requirement” means, at any time, the requirement that, in each case subject to the limitations and qualifications set forth herein or in any other Loan Documents:
(a)    the Collateral Agent shall have received each Collateral Document required to be delivered pursuant to Section 6.10 or Section 6.12, duly executed by each Loan Party that is a party thereto;
(b)    all Obligations shall have been unconditionally guaranteed (the “Guarantees”), jointly and severally, by (i) the Borrower and (ii) each Restricted Subsidiary (other than any Excluded Subsidiary);
(c)    the Obligations and the Guarantees shall have been secured pursuant to the Security Agreement and any other applicable Collateral Documents by a first priority security interest in all of the Equity Interests (other than Excluded Equity) held directly by the Borrower or any other Guarantor in any Restricted Subsidiary, in each case subject to Permitted Liens;
(d)    (i) all Indebtedness owed by any Loan Party to any Restricted Subsidiary that is not a Loan Party shall be subordinated to the Obligations pursuant to the subordination provisions in the Global Intercompany Note or on terms at least as favorable to the Lenders as those set forth in the Global Intercompany Note and (ii) all Indebtedness of any Person that is owing to any Loan Party shall be pledged pursuant to the Security Agreement and, to the extent required by the Security Agreement, evidenced by a promissory note and delivered to the Collateral Agent;

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(e)    except to the extent otherwise provided hereunder or under any Collateral Document, the Obligations and the Guarantees shall have been secured by a perfected security interest (to the extent such security interest may be perfected by delivering and/or granting possession or control of certificated securities and instruments, filing personal property financing statements or filing intellectual property security agreements with the United States Patent and Trademark Office or United States Copyright Office) in the Article 9 Collateral (as defined in the Security Agreement) with the priority required by the Collateral Documents, and all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements, required by the Collateral Documents or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Collateral Documents and perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;
(f)    none of the Collateral shall be subject to any Liens other than Permitted Liens; and
(g)    in the event any Guarantor is added that is organized in a jurisdiction other than the U.S., such Guarantor shall grant a perfected Lien on its assets (in scope customary in such jurisdiction) to the Collateral Agent and any Loan Party that owns the Equity Interests of such Guarantor shall grant a perfected Lien over such Equity Interests to the Collateral Agent, in each case, pursuant to arrangements as reasonably agreed between the Administrative Agent and the Borrower (including foreign security) and subject to customary limitations and exclusions in such jurisdiction to be reasonably agreed to between the Administrative Agent and the Borrower.
The foregoing definition shall not require the creation or perfection of pledges of or security interests in, particular assets if and for so long as the Administrative Agent and the Borrower agree in writing that the cost of creating or perfecting such pledges or security interests in such assets shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom.
The Administrative Agent may grant extensions of time for the perfection of security interests with respect to particular assets where it reasonably determines, in consultation with the Borrower, that perfection cannot be accomplished by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.
Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:
(A)    other than as provided in clause (g) above, Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall only be granted under the Collateral Documents governed by the laws of the United States, any state thereof or the District of Columbia;
(B)    other than as provided in clause (g) above, the Collateral and Guarantee Requirement shall not apply to, and the definition of “Collateral” and definitions of and references to asset categories in the definition of Collateral in this Agreement or in any Collateral Document shall not include, Excluded Property;

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(C)    no deposit account control agreements, securities account control agreements or other control agreements or control arrangements shall be required with respect to any deposit account, securities account or other asset specifically requiring perfection through control agreements;
(D)    other than as provided in clause (g) above, no actions in any jurisdiction other than the U.S. or that are necessary to comply with the Laws of any jurisdiction other than the U.S. shall be required in order to create any security interests in assets located, titled, registered or filed outside of the U.S. or to perfect such security interests (it being understood that, other than as provided in clause (g) above, there shall be no security agreements, pledge agreements or share charge (or mortgage) agreements governed under the Laws of any jurisdiction other than the U.S.);
(E)    general statutory limitations, financial assistance, corporate benefit, capital maintenance rules, fraudulent preference, “thin capitalization” rules, retention of title claims and similar principle may limit the ability of a Foreign Subsidiary to provide a Guarantee or Collateral or may require that the Guarantee or Collateral be limited by an amount or otherwise, in each case as reasonably determined by the Borrower in consultation with the Administrative Agent;
(F)    no stock certificates of Immaterial Subsidiaries shall be required to be delivered to the Collateral Agent; and
(G)     no Loan Party will be required to make any filings or take any actions to record or to perfect the Collateral Agent’s security interest in (1) any IP Rights other than UCC filings and the filing of documents effecting the recordation of security interests in the United States Copyright Office or United States Patent and Trademark Office or (2) any non-United States IP Rights (except as provided in clause (g) above to the extent owned by a Foreign Loan Party).
“Collateral Documents” means, collectively, the Security Agreement, each of the collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent and the Lenders pursuant to Section 6.10 or Section 6.12, the Guaranty and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Obligations.
“Commitment” means an Initial Revolving Credit Commitment, an Initial Term Commitment, an Initial Delayed Draw Term Commitment, an Extended Revolving Credit Commitment, an Incremental Revolving Credit Commitment, a commitment in respect of any Extended Term Loans or a commitment in respect of any Incremental Term Loans, as the context may require.
“Commitment Fee” has the meaning provided in Section 2.09(a).
“Committed Loan Notice” means a written notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other or (c) a continuation of a Term SOFR Loan pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A hereto or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent and agreed by the Borrower), appropriately completed and signed by a Responsible Officer of the Borrower.

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“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Common Stock” means the Class A common stock, par value $0.0001 per share, of the Borrower.
“Communication” means this Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
“Compensation Period” has the meaning specified in Section 2.12(c)(ii).
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR”, “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day”, “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the reasonable discretion of the Administrative Agent, in consultation with the Borrower, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines, in consultation with the Borrower, is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Consolidated EBITDA” means, with respect to the Borrower and its Restricted Subsidiaries for any period, determined on a consolidated basis, Consolidated Net Income for such period:
(a)    increased (without duplication) by the following, in each case to the extent deducted and not added back in arriving at Consolidated Net Income (other than in respect of clause (xi) and clause (xii) below):
(i)    total interest expense and, to the extent not reflected in such total interest expense, (A) any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate or foreign currency risk, net of interest income, and gains on such hedging obligations or such derivative instruments, (B) bank and letter of credit fees, commissions, discounts, charges and costs of surety bonds in connection with financing activities, (C) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than par, and (D) the interest component of Capitalized Lease Obligations or finance lease obligations; plus
(ii)    provision for Taxes based on income, profits, revenues or capital, including federal, foreign and state income, franchise, excise, value added and similar

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Taxes and foreign withholding Taxes paid or accrued during such period (including in respect of repatriated funds), including penalties and interest related to such Taxes or arising from any Tax examinations; plus
(iii)    depreciation and amortization (including amortization of capitalized software expenditures and other intangibles and amortization of deferred financing fees or costs); plus
(iv)    other non-cash charges, losses or expenses (including stock option expense and impairment charges) (provided, in each case, that (A) if any non-cash charges, losses or expenses represent an accrual or reserve for potential cash items in any future period, (1) the Borrower may elect not to add back such non-cash charges, losses or expenses in the current period and (2) to the extent the Borrower elects to add back such non-cash charges, losses or expenses in the current period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and (B) amortization of a prepaid cash item that was paid in a prior period shall not be added back); plus
(v)    the amount of any non-controlling interest consisting of income attributable to non-controlling interests of third parties in any non-Wholly Owned Subsidiary, excluding cash distributions in respect thereof; plus
(vi)    losses or discounts on sales of receivables and related assets in connection with any Permitted Receivables Financing; plus
(vii)    fees and expenses and other cash charges incurred during such period, or any amortization thereof for such period in connection with any acquisition, divestiture, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument or as a result of other restructuring, separation, integration and transition activities and any charges or non-recurring costs incurred during such period as a result of any such transaction, including retention and integration costs and transaction-related compensation, earn-out obligations and indemnity payments, in each case whether or not successful and including in any event in connection with the Transactions; plus
(viii)    any extraordinary, exceptional, unusual or non-recurring charges, expenses or losses for such period (including relating to the Transactions) and any charges, expenses or reserves in respect of any restructuring, relocation, redundancy, severance or retention costs, litigation costs, costs associated with new business or cost savings initiatives, new product introduction costs, costs associated with facilities closures, other business optimization expenses and one-time compensation charges; plus
(ix)    any loss on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business) or loss from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of) and any corporate charges, overhead and similar

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costs previously allocated to any discontinued business but not included within discontinued operations; plus
(x)    any losses for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments; plus
(xi)    the amount of “run rate” cost savings, cost synergies, operating improvements and operating expense reductions (including costs to achieve such cost savings, cost synergies, operating improvements and operating expense reductions) related to business combinations, acquisitions, mergers, divestitures, restructurings, cost savings initiatives and other similar initiatives of the Borrower that are reasonably identifiable and factually supportable and projected by the Borrower reasonably and in good faith to result from actions that have been taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (in the reasonable and good faith determination of the Borrower) within 12 months after such business combination, acquisition, merger, divestiture, restructuring, cost savings initiative or other similar initiative is consummated or initiated (as applicable), net of the amount of actual benefits realized during such period from such actions, in each case calculated on a pro forma basis as though such cost savings, cost synergies, operating improvements and operating expense reductions had been realized on the first day of such period for which Consolidated EBITDA is being determined and as if such cost savings, cost synergies, operating improvements and operating expense reductions were realized during the entirety of such period; provided that the aggregate amount added back pursuant to this clause (xi) for any period shall not exceed 25% of Consolidated EBITDA for such period (calculated after giving effect to any such add backs and all other add backs for such period and calculated on a Pro Forma Basis), plus
(xii) adjustments evidenced by or contained in a due diligence quality of earnings report made available to the Administrative Agent and prepared with respect to the target of a Permitted Acquisition or other Investment permitted hereunder by (x) a “big four” nationally recognized accounting firm or (y) any other accounting firm that shall be reasonably acceptable to the Administrative Agent,
(b)    decreased (without duplication) by the following, to the extent included in arriving at such Consolidated Net Income:
(i)    non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period); plus
(ii)    the amount of any non-controlling interest consisting of loss attributable to non-controlling interests of third parties in any non-Wholly Owned Subsidiary added (and not deducted in such period from Consolidated Net Income); plus
(iii)    any gain on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business) or income from discontinued operations (but if such operations are classified as discontinued due to the

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fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of); plus
(iv)    any extraordinary, exceptional, unusual or non-recurring gains for such period;
(c)    increased or decreased (without duplication) by, as applicable, any adjustments resulting from the application of Accounting Standards Codification Topic 460 or any comparable regulation; and
(d)    increased or decreased (to the extent not already included in determining Consolidated EBITDA) by any Pro Forma Adjustment;
provided that there shall be included in determining Consolidated EBITDA for any period the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed by the Borrower or such Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition); provided that the Borrower may choose not to make such an adjustment with respect any acquisition having consideration in an amount less than $25,000,000. There shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of, or closed or classified as discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of) by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”) and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition).
“Consolidated Interest Expense” means, with respect to the Borrower and its Restricted Subsidiaries for any period, determined on a consolidated basis in accordance with GAAP, the sum of (without duplication):
(a)    consolidated interest expense of the Borrower and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (i) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than par, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (iii) non-cash interest payments, (iv) the interest component of Capitalized Lease Obligations and (v) net

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payments, if any, pursuant to interest rate obligations under any Swap Contracts with respect to Indebtedness); plus
(b)    consolidated capitalized interest of the Borrower and its Restricted Subsidiaries for such period, whether paid or accrued; less
(c)    interest income for such period.
For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
“Consolidated Net Income” means, for any period, the net income (loss) of the Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:
(a)    any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that the Borrower’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed as a dividend or other distribution or return on investment;
(b)    any net income (or loss) from abandoned or discontinued operations and any net gain (or loss) on disposal of disposed, abandoned or discontinued operations;
(c)    any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations of the Borrower or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by a Responsible Officer of the Borrower or the board of directors of the Borrower);
(d)    the cumulative effect of a change in accounting principles;
(e)    income (loss) attributable to deferred compensation plans or trusts;
(f)    all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness, and any net gain (loss) from any write-off or forgiveness of Indebtedness;
(g)    any unrealized gains or losses in respect of any obligations under any Swap Contracts or other derivative instruments or any ineffectiveness recognized in earnings related to hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of any obligations under any Swap Contracts;
(h)    any unrealized foreign currency translation gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;

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(i)    any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Borrower or any Restricted Subsidiary owing to the Borrower or any Restricted Subsidiary;
(j)    any non-cash purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, loans and leases, software and other intangible assets and deferred revenue (including deferred costs related thereto and deferred rent) in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), as a result of any consummated acquisition or investment, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);
(k)    any impairment charge, write-down or write-off, including impairment charges, write-downs or write-offs relating to goodwill, intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation; and
(l)    any net unrealized gains and losses resulting from the application of Accounting Standards Codification Topic 815 and related pronouncements.
In addition, to the extent not already excluded from the Consolidated Net Income, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall exclude (i) any expenses and charges that are reimbursed by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder (it being understood and agreed that if the Borrower or the applicable Restricted Subsidiary has notified a third party of such amount to be reimbursed or indemnified and such third party has not denied its reimbursement or indemnification obligation, such amounts shall also be excluded) and (ii) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption.
“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition or other Investment), to the extent such Indebtedness consists of Indebtedness for borrowed money, Disqualified Equity Interests, Capitalized Lease Obligations and debt obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments; provided that Consolidated Total Debt shall not include (x) obligations under Swap Contracts entered into in the ordinary course of business and not for speculative purposes, (y) Indebtedness in respect of any Permitted Receivables Financing and (z) surety, stay, customs and appeal bonds, performance bonds and other similar obligations.

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“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any written agreement, instrument or other written undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” has the meaning specified in the definition of “Affiliate.”
“Converted Restricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA.”
“Converted Unrestricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA.”
“Convertible Notes” means the Borrower’s 0% Convertible Senior Notes due 2026.
“Covenant Toggle” has the meaning specified in Section 7.11(b).
“Covered Entity” has the meaning specified in Section 10.27(b).
“Covered Party” has the meaning specified in Section 10.27(a).
“Credit Extension” means a Borrowing or an L/C Credit Extension, as the context may require.
“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).
“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declined Proceeds” has the meaning specified in Section 2.05(b)(v).
“Default” means an Event of Default or any event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (a) with respect to any overdue principal for any Loan, the applicable interest rate for such Loan plus 2.00% per annum and (b) with respect to any other overdue amount, including overdue interest, the interest rate applicable to Base Rate Loans plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.
“Default Rights” has the meaning specified in Section 10.27(b).
“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans required to be funded by it, (ii) fund any portion of its participations in Letters of Credit required to be funded by it or (iii) pay over to the Administrative Agent, the L/C Issuer or any other Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in

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writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent, the L/C Issuer or any other Lender in writing that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan cannot be satisfied), (c) has failed, within three (3) Business Days after request by the Administrative Agent, the L/C Issuer or any other Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Administrative Agent’s, L/C Issuer’s or Lender’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) has become the subject of a Bail-In Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to the last paragraph of Section 2.16) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer and each other Lender promptly following such determination.
“Delayed Draw Termination Date” means each of (i) March 15, 2026 (the “First Delayed Draw Termination Date”), (ii) June 30, 2026 (the “Second Delayed Draw Termination Date”), and (iii) September 30, 2026 (the “Final Delayed Draw Termination Date”); provided that if, on the date that is 91 days prior to the final scheduled maturity date of the Convertible Notes, both (i) the aggregate principal amount of the Convertible Notes that are outstanding on such date exceeds the Springing Maturity Threshold Amount as of such date and (ii) Available Liquidity as of such date is less than 125% of the aggregate principal amount of the Convertible Notes that are outstanding on such date, then the Final Delayed Draw Termination Date shall automatically be modified to be the date that is 91 days prior to the final scheduled maturity date of the Convertible Notes.
“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(m) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower setting forth the basis of such valuation.
“Disclosure Letter” means the disclosure letter, dated as of the Amendment Effective Date, delivered by the Borrower to the Administrative Agent, as amended or supplemented from time to time pursuant to the terms of the Loan Documents.
“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the portion of Consolidated EBITDA for such period attributable to such Sold Entity or Business or such Converted Unrestricted Subsidiary, all as determined on a consolidated basis for such Sold Entity or Business or such Converted Unrestricted Subsidiary.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale Leaseback and any sale of Equity Interests of another Person) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes

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or accounts receivable or any rights and claims associated therewith; provided that (i) “Disposition” and “Dispose” shall not be deemed to include any issuance by the Borrower of any of its Equity Interests to another Person and (ii) no transaction or series of related transactions shall be considered a “Disposition” for purposes of Section 2.05(b)(ii) or Section 7.05 unless the fair market value (as determined in good faith by the Borrower) of the property disposed of in such transaction or series of transactions shall exceed the greater of (x) $31,000,000 and (y) 5.0% of LTM Consolidated EBITDA, determined as of the date of each such transaction.
“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests and cash in lieu of fractional shares), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of all Commitments and all outstanding Letters of Credit (or cash collateral or other arrangements provided therefor)), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and cash in lieu of fractional shares), in whole or in part, (except as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of all Commitments and all outstanding Letters of Credit (or cash collateral or other arrangements provided therefor)), (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case of the foregoing clauses (a) through (d), prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time such Equity Interests are issued; provided that (i) if Equity Interests are issued pursuant to a plan for the benefit of the Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations and (ii) the Borrower’s Series A Convertible Preferred Stock, as in existence on the Amendment Effective Date, shall not constitute Disqualified Equity Interests.
“Disqualified Lenders” means (a) such Persons that have been specified in writing to the Arrangers by the Borrower prior to the Amendment Effective Date, (b) competitors of the Borrower and its Subsidiaries that have been specified in writing to the Administrative Agent from time to time by the Borrower and (c) in the case of any Person identified pursuant to clause (a) or (b) above, any of its Affiliates (other than, in the case of any Person identified pursuant to clause (b) above, Affiliates that are bona fide debt funds) that is (x) identified in writing from time to time to the Administrative Agent by the Borrower or (y) clearly identifiable on the basis of such Affiliate’s name; provided that no such updates to the list shall be (x) deemed to retroactively disqualify any parties that have previously acquired an assignment or participation interest in respect of the Loans from continuing to hold or vote such previously acquired assignments and participations or pending assignments or participation interests in respect of the Loans on the terms set forth herein for Lenders that are not Disqualified Lenders (it being understood and agreed that such prohibitions with respect to Disqualified Lenders shall apply to any potential future assignments or participations to any such parties) and (y) effective until three Business Days after written notice of the identification of such Person as a Disqualified Lender is delivered to the

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Administrative Agent. The schedule of Disqualified Lenders shall be maintained with the Administrative Agent and may be posted to the Platform or otherwise be made available to Lenders.
“Dollar” and “$” mean lawful money of the United States.
“Domestic Foreign Holding Company” means any Domestic Subsidiary that owns no material assets (directly or through one or more disregarded entities) other than capital stock (including any Indebtedness that is treated as equity for U.S. federal income tax purposes) of one or more Foreign Subsidiaries that are CFCs.
“Domestic Loan Party” means any Loan Party organized under the laws of the United States, any state thereof or the District of Columbia.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Copy” has the meaning specified in Section 10.24 hereof.
“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
“Eligible Assignee” means any Assignee permitted by and consented to in accordance with Section 10.07(b).
“Environment” means ambient air, indoor or outdoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna.
“Environmental Laws” means any and all applicable Laws relating to pollution, protection of the Environment or to the generation, transport, storage, use, treatment, handling, disposal, Release or threat of Release of any Hazardous Materials or, to the extent relating to exposure to Hazardous Materials, human health or safety.

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“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) directly or indirectly resulting from or based upon (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, disposal or treatment of any Hazardous Materials, (c) exposure of any Person to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement to the extent liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing; provided that Equity Interests shall not include (a) any debt securities that are convertible into or exchangeable for any combination of Equity Interests and/or cash (or other securities or property following a merger event, reclassification or other change of the Equity Interests) (and cash in lieu of fractional shares) (including, for the avoidance of doubt, any Permitted Convertible Indebtedness), (b) any Permitted Call Spread Transaction or (c) any Permitted Forward Agreement.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with a Loan Party or any Restricted Subsidiary within the meaning of Section 414(b) or (c) of the Code or Section 4001 of ERISA (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate of liability with respect to a complete or partial withdrawal from a Multiemployer Plan or the notification of a Loan Party, any Restricted Subsidiary or any ERISA Affiliate that a Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) a determination that any Pension Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (e) the filing pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate a Pension Plan in a distress termination described in Section 4041(c) of ERISA, the notification of a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA, the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) with respect to a Pension Plan, the failure to satisfy the minimum funding standard of Section 412 or 430 of the Code or Section 302 or 303 of ERISA, whether or not waived; (g) a failure by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate to make a required contribution to a Multiemployer Plan; (h) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to any Plan which could result in liability to a Loan Party or any Restricted Subsidiary; (i) the imposition of

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any liability under Title IV of ERISA, other than for PBGC premiums due under Section 4007 of ERISA, upon a Loan Party, any Restricted Subsidiary or any ERISA Affiliate; or (j) a Foreign Benefit Event.
“Escrow” means an escrow, trust, collateral or similar account or arrangement with a third party that is not the Borrower or any of its Restricted Subsidiaries or any Affiliate thereof.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning specified in Section 8.01.
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Accounts” means (a) payroll accounts, accounts used for employee withholding tax and benefit payments and similar accounts, (b) trust accounts, fiduciary accounts, escrow accounts, custodial accounts and similar accounts, (c) cash collateral accounts subject to Liens permitted by Section 7.01(ii) and (d) in the case of clauses (a) through (c), the funds or other property held in or maintained in any such account.
“Excluded Equity” means Equity Interests (a) of any Unrestricted Subsidiary, (b) of any Subsidiary acquired pursuant to a Permitted Acquisition or other Investment if such Equity Interests are pledged and/or mortgaged as security for Indebtedness permitted by Section 7.03(v) and if and for so long as the terms of such Indebtedness prohibit the creation of any other Lien on such Equity Interests (and which prohibition was not created in contemplation of such Permitted Acquisition or other Investment), (c) of any Foreign Subsidiary or Domestic Foreign Holding Company (in each case other than the Equity Interests of a Guarantor not otherwise constituting Excluded Equity) in excess of 65% of the issued and outstanding Equity Interests of each such Foreign Subsidiary or Domestic Foreign Holding Company (and of any Subsidiary of such Foreign Subsidiary or Domestic Foreign Holding Company), (d) of any Subsidiary with respect to which the Administrative Agent and the Borrower have determined in their reasonable judgment and agreed in writing that the costs of providing a pledge of such Equity Interests or perfection thereof is excessive in view of the benefits to be obtained by the Secured Parties therefrom, (e) of any captive insurance companies, not-for-profit Subsidiaries, special purpose entities (including any entity used to effect a Permitted Receivables Financing), (f) of any non-Wholly Owned Restricted Subsidiary that is not a Loan Party, to the extent prohibited by the organization documents or investor documents thereof, (g) [reserved], (h) in any joint venture or other Person (other than a Wholly Owned Subsidiary or a Loan Party), to the extent prohibited by the organization documents or investor documents thereof, and (i) of any Foreign Subsidiary (other than any Guarantor) the pledge of which is prohibited by applicable Laws or which would reasonably be expected to result in a violation or breach of, or conflict with, fiduciary duties of such Subsidiary’s officers, directors or managers.
“Excluded Property” means (a) any fee-owned real property or leasehold interests in real property, (b) (i) motor vehicles and other assets subject to certificates of title to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement (or analogous procedures under applicable Laws in the relevant jurisdiction in the case of jurisdictions other than the U.S.), (ii) letter of credit rights to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement (or analogous procedures under applicable Laws in the relevant jurisdiction in the case of jurisdictions other than the U.S.) and (iii) commercial tort claims where the amount of damages claimed by the applicable Loan Party is less than $1,000,000, (c) assets for so long as a pledge thereof or a security interest therein is prohibited

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by applicable Laws, after giving effect to the applicable anti-assignment clauses of the Uniform Commercial Code and applicable Laws, (d) margin stock, (e) Excluded Accounts, (f) any lease, license or other agreement, or any property subject to a purchase money security interest, Capitalized Lease Obligation or similar arrangement, in each case to the extent permitted under the Loan Documents, to the extent that a pledge thereof or a security interest therein would violate or invalidate such lease, license or agreement, or property or create a right of termination in favor of any other party thereto (other than the Borrower or a Guarantor) after giving effect to the applicable anti-assignment clauses of the Uniform Commercial Code and applicable Laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under applicable Laws notwithstanding such prohibition, (g) assets for which a pledge thereof or security interest therein would result in a material adverse tax consequence as reasonably determined by the Borrower (in consultation with (but without the consent of) the Administrative Agent); provided that nothing in this clause (g) shall limit the pledge of assets by a Foreign Subsidiary that is a Guarantor without the Administrative Agent’s consent, (h) assets for which the Administrative Agent and the Borrower have determined in their reasonable judgment and agree in writing that the cost of creating or perfecting such pledges or security interests therein would be excessive in view of the benefits to be obtained by the Secured Parties therefrom, (i) any intent-to-use trademark application in the United States prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant, attachment, or enforcement of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable U.S. federal law, (j) Excluded Equity, (k) [reserved] and (l) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such license, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction, but excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code or other applicable Law).
“Excluded Subsidiary” means (a) any Subsidiary that is prohibited by applicable Law or by any contractual obligation existing on the Closing Date (or, if later, the date such Subsidiary first becomes a Subsidiary) from guaranteeing the Obligations (and in the case of such contractual obligation, not entered into in contemplation of the acquisition of such Subsidiary) or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee unless such consent, approval, license or authorization has been received, (b) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition or other similar Investment permitted hereunder that, at the time of such Permitted Acquisition or other similar Investment, has assumed or is obligated on secured Indebtedness not incurred in contemplation of such Permitted Acquisition or other similar Investment and each Restricted Subsidiary that is a Subsidiary thereof that guarantees such Indebtedness, in each case, to the extent such secured Indebtedness prohibits such Restricted Subsidiary from guaranteeing the Obligations (provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (b) if such secured Indebtedness is repaid or becomes unsecured, such Restricted Subsidiary ceases to be an obligor with respect to such secured Indebtedness or such prohibition no longer exists, as applicable), (c) any Immaterial Subsidiary or Unrestricted Subsidiary, (d) captive insurance companies, (e) not-for-profit Subsidiaries, (f) special purpose entities, (g) subject to Section 9.11, any non-Wholly Owned Subsidiary, (h) any Domestic Foreign Holding Company, (i) any Foreign Subsidiary, (j) any Domestic Subsidiary of a Foreign Subsidiary that is (i) a CFC and (ii) not a Loan Party that directly owns such Domestic Subsidiary and (k) any other Subsidiary with respect to which the Administrative Agent and the Borrower have determined in their reasonable judgment, and agree in writing, that the cost or other consequences (including any adverse tax consequences; provided that with respect to adverse tax consequences the determination shall be made by the Borrower in consultation with

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(but without the consent of) the Administrative Agent) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom; in the case of each clause of this definition, unless such Subsidiary is designated by the Borrower as a Guarantor pursuant to the definition of “Guarantors”. The Excluded Subsidiaries as of the Amendment Effective Date are set forth on Schedule 1.01C to the Disclosure Letter.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such related Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” means, with respect to any Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, by any jurisdiction as a result of a present or former connection of such Agent, Lender, L/C Issuer or other recipient, as the case may be, with such jurisdiction (including as a result of being resident or being deemed to be resident, being organized, maintaining an Applicable Lending Office or carrying on business or being deemed to carry on business in such jurisdiction) other than any connection arising solely from any Loan Documents or any transactions contemplated thereby, (b) any U.S. federal withholding Taxes imposed on amounts payable to any Lender pursuant to a Law in effect at the time such Lender becomes a party in this Agreement (other than pursuant to an assignment request by the Borrower under Section 3.06(a)) or designates a new Applicable Lending Office, except to the extent such Lender’s assignor was entitled immediately prior to the assignment, or such Lender was entitled immediately before it designated a new Applicable Lending Office, to receive additional amounts from any Loan Party with respect to such Taxes pursuant to Section 3.01(a), (c) any withholding Tax resulting from a failure of such recipient to comply with Section 3.01(f) or Section 3.01(g), as applicable, (d) any U.S. federal withholding Tax imposed pursuant to FATCA and (e) any U.S. federal backup withholding imposed pursuant to Section 3406 of the Code.
“Extended Revolving Credit Commitment” has the meaning specified in Section 2.15(a).
“Extended Term Loans” has the meaning specified in Section 2.15(a).
“Extending Revolving Credit Lender” has the meaning specified in Section 2.15(a).
“Extension” has the meaning specified in Section 2.15(a).
“Extension Offer” has the meaning specified in Section 2.15(a).

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“Facility” means the Initial Revolving Credit Facility, the Initial Term Facility, the Initial Delayed Draw Term Facility and any other Class of Commitments and Loans made hereunder.
“FATCA” means current Sections 1471 through 1474 of the Code (and any amended or successor version that is substantively comparable and not materially more onerous to comply with) or any current or future Treasury regulations with respect thereto or other official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreements (and any related Law) implementing the foregoing.
“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“First Amendment” means the First Amendment to Amended and Restated Credit Agreement, dated as of September 29, 2025, among the Borrower, the other Loan Parties party thereto, the Lenders and the L/C Issuers party thereto and the Administrative Agent.
“First Amendment Effective Date” has the meaning specified in the First Amendment.
“Fixed Amounts” has the meaning specified in Section 1.09(b).
“Foreign Benefit Event” means, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable Law or in excess of the amount that would be permitted absent a waiver from the applicable Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable Law, on or before the due date for such contributions or payments, (c) the receipt of a notice by the applicable Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, (d) the incurrence by any Loan Party or any Restricted Subsidiary of any liability under applicable Law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction with an interested party that is prohibited under any applicable Law and that could reasonably be expected to result in the incurrence of any liability by any Loan Party or any Restricted Subsidiary, or the imposition on any Loan Party or any Restricted Subsidiary of any fine, excise tax or penalty resulting from any noncompliance with any applicable Law.
“Foreign Loan Party” means any Loan Party that is not a Domestic Loan Party.
“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to or by, or entered into with, any Loan Party or any Restricted Subsidiary with respect to employees outside the United States.

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“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower which is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Fee” has the meaning specified in Section 2.03(h).
“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Amendment Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted in accordance with GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
“Global Intercompany Note” means that certain Global Intercompany Note, dated as of the Closing Date, made by the Borrower and the Subsidiaries party thereto.
“Governmental Authority” means any nation or government, any state, provincial, country, territorial or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Granting Lender” has the meaning specified in Section 10.07(h).
“Guarantee Obligations” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or

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otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee Obligations” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, customary warranty obligations or customary and reasonable indemnity obligations. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.
“Guarantees” has the meaning specified in clause (b) of the definition of “Collateral and Guarantee Requirement.”
“Guarantors” means the Borrower and each Subsidiary party to the Guaranty. For the avoidance of doubt, the Borrower in its sole discretion may cause any Restricted Subsidiary that is not a Guarantor to Guarantee the Obligations by causing such Restricted Subsidiary to execute and deliver to the Administrative Agent a Guaranty Supplement (as defined in the Guaranty), and any such Restricted Subsidiary shall thereafter be a Guarantor, Loan Party and Subsidiary Guarantor hereunder for all purposes; provided that (a) if such Restricted Subsidiary is a Foreign Subsidiary, the jurisdiction of organization of such Restricted Subsidiary shall be reasonably satisfactory to the Collateral Agent (taking into account, if acting as Collateral Agent or entering into Loan Documents with Subsidiaries in such jurisdiction is prohibited by applicable Law or would expose the Collateral Agent, in its capacity as such, to material additional liabilities) and (b) such Restricted Subsidiary shall have complied with the Collateral and Guarantee Requirement substantially concurrently with becoming a Guarantor. The Guarantors as of the Amendment Effective Date are set forth on Schedule 1.01D to the Disclosure Letter.
“Guaranty” means, collectively, (a) that certain Guaranty dated as of the Closing Date, by and among the Borrower, the Subsidiary Guarantors identified therein and the Administrative Agent and (b) each Guaranty Supplement delivered pursuant to Section 6.10.
“Guaranty Supplement” has the meaning specified in the Guaranty.
“Hazardous Materials” means all hazardous, toxic, explosive or radioactive substances or wastes, and all other chemicals, pollutants, contaminants, substances or wastes of any nature regulated pursuant to any Law relating to the Environment because of their hazardous, toxic, dangerous or deleterious characteristics or properties, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and toxic mold.
“Hedge Bank” means any Person that is (a) a Lender, an Agent, an Arranger or an Affiliate of the foregoing at the time it enters into a Secured Hedge Agreement, or (b) party to a Swap Contract with a Loan Party or any Restricted Subsidiary that is in effect as of the Amendment Effective Date, in its capacity as a party thereto; provided that in the case of clause (b), such Person executes and delivers to the Administrative Agent and the Borrower a letter agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower pursuant to which such Person (i) appoints the Administrative Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by Section 9.07 of this Agreement and the applicable provisions of the Security Agreement, in each case, as if it were a Lender.
“Honor Date” has the meaning specified in Section 2.03(c)(i).

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“Immaterial Subsidiary” means, at any date of determination, each Restricted Subsidiary of the Borrower that has been designated by the Borrower in writing to the Administrative Agent as an “Immaterial Subsidiary” for purposes of this Agreement (and not redesignated as a Material Subsidiary as provided below), provided that (a) for purposes of this Agreement, at no time shall (i) (A) the assets of any Immaterial Subsidiary at the last day of the most recent Test Period equal or exceed 5% of the total assets of the Borrower and its Restricted Subsidiaries at such date or (B) the total assets of all Immaterial Subsidiaries at the last day of the most recent Test Period equal or exceed 10% of the total assets of the Borrower and its Restricted Subsidiaries at such date or (ii) (A) the gross revenues for such Test Period of any Immaterial Subsidiary equal or exceed 5% of the consolidated gross revenues of the Borrower and its Restricted Subsidiaries for such period, in each case determined on a consolidated basis in accordance with GAAP or (B) the gross revenues for such Test Period of all Immaterial Subsidiaries equal or exceed 10% of the consolidated gross revenues of the Borrower and its Restricted Subsidiaries for such period, in each case determined on a consolidated basis in accordance with GAAP, (b) the Borrower shall not designate any new Immaterial Subsidiary if such designation would not comply with the provisions set forth in clause (a) above, and (c) if the total assets or gross revenues of all Restricted Subsidiaries so designated by the Borrower as “Immaterial Subsidiaries” (and not redesignated as “Material Subsidiaries”) shall at any time exceed the limits set forth in clause (a) above, then all such Restricted Subsidiaries shall be deemed to be Material Subsidiaries unless and until the Borrower shall redesignate one or more Immaterial Subsidiaries as Material Subsidiaries, in each case in a written notice to the Administrative Agent, and, as a result thereof, the total assets and gross revenues of all Restricted Subsidiaries still designated as “Immaterial Subsidiaries” do not exceed such limits; and provided, further, that the Borrower may designate and re-designate a Restricted Subsidiary as an Immaterial Subsidiary at any time, subject to the terms set forth in this definition; and provided, further, that in no event shall a Restricted Subsidiary of the Borrower be designated as an “Immaterial Subsidiary” by the Borrower if the Borrower has caused such Restricted Subsidiary to be a Guarantor in accordance with the definition of “Guarantors.”
“Incremental Equivalent Debt” has the meaning specified in Section 7.03(t).
“Incremental Facilities” has the meaning specified in Section 2.14(a).
“Incremental Facility Amendment” has the meaning specified in Section 2.14(d).
“Incremental Facility Closing Date” has the meaning specified in Section 2.14(e).
“Incremental Incurrence Test” has the meaning specified in Section 2.14(a).
“Incremental Revolving Credit Commitments” has the meaning specified in Section 2.14(a).
“Incremental Revolving Lender” has the meaning specified in Section 2.14(e).
“Incremental Term A Loans” has the meaning specified in Section 2.14(a).
“Incremental Term B Loans” has the meaning specified in Section 2.14(a).
“Incremental Term Loans” has the meaning specified in Section 2.14(a).

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“Incurrence Based Amounts” has the meaning specified in Section 1.09(b).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than (i) accounts payable and accrued obligations, in each case in the ordinary course of business, (ii) any earn-out obligation, deferred or contingent purchase price obligation or other similar obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not paid within thirty (30) days after becoming due and payable and (iii) obligations which are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all Attributable Indebtedness;
(g)    all obligations of such Person in respect of Disqualified Equity Interests; and
(h)    all Guarantee Obligations of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation, company or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited, (B) in the case of the Borrower and its Restricted Subsidiaries, exclude all intercompany Indebtedness or other obligations having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business and (C) exclude Indebtedness incurred in advance of, and the proceeds of which are to be applied in connection with, the consummation of a transaction solely to the extent the proceeds thereof are and continue to be held in an Escrow and are not otherwise made available to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) above shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such

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Person in good faith. Notwithstanding the foregoing and for the avoidance of doubt, no obligation of the Borrower in respect of any Permitted Call Spread Transaction or any Permitted Forward Agreement shall constitute Indebtedness.
“Indemnified Liabilities” has the meaning specified in Section 10.05(a).
“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or in respect of any payment made by or on account of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.05(a).
“Information” has the meaning specified in Section 10.08.
“Initial Delayed Draw Term Commitments” means, as to any Lender, its obligation to make additional Initial Term Loans to the Borrower pursuant to Section 2.01(c) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(c) under the caption “Initial Delayed Draw Term Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Initial Delayed Draw Term Commitments as of the Amendment Effective Date is $650,000,000.
“Initial Delayed Draw Term Facility” means the Initial Delayed Draw Term Commitments.
“Initial Delayed Draw Term Lender” means, at any time, any Lender that has an Initial Delayed Draw Term Commitment at such time.
“Initial Delayed Draw Term Availability Period” means the period from and including the Amendment Effective Date to and including the Final Delayed Draw Termination Date.
“Initial Revolving Credit Commitment” means, as to any Lender, its obligation to (a) make Initial Revolving Credit Loans to the Borrower pursuant to Section 2.01(b) or Section 2.03, as applicable and (b) purchase participations in L/C Obligations in respect of Letters of Credit, in an aggregate principal amount at any one time outstanding not to exceed (i) the amount set forth opposite such Lender’s name on Schedule 2.01(b) under the caption “Initial Revolving Credit Commitment” or (ii) the amount set forth opposite such Lender’s name on Schedule I to the First Amendment under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Initial Revolving Credit Commitments of all Revolving Credit Lenders shall be $305,000,000 on the First Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.
“Initial Revolving Credit Exposure” means, as to any Lender at any time, the sum of (a) the outstanding principal amount of all Initial Revolving Credit Loans held by such Lender (or its Applicable Lending Office) and (b) such Lender’s Revolving Credit Percentage of the L/C Obligations that is attributable to its Initial Revolving Credit Commitment.

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“Initial Revolving Credit Facility” means the Initial Revolving Credit Commitments and the Initial Revolving Credit Loans.
“Initial Revolving Credit Lender” means, at any time, any Lender that has an Initial Revolving Credit Commitment or any Initial Revolving Credit Exposure at such time.
“Initial Revolving Credit Loans” has the meaning specified in Section 2.01(b).
“Initial Revolving Credit Maturity Date” means the fifth anniversary of the Amendment Effective Date, provided that if, on the date that is 91 days prior to the final scheduled maturity date of the Convertible Notes, both (i) the aggregate principal amount of the Convertible Notes that are outstanding on such date exceeds the Springing Maturity Threshold Amount as of such date and (ii) Available Liquidity as of such date is less than 125% of the aggregate principal amount of the Convertible Notes that are outstanding on such date, then the Initial Revolving Credit Maturity Date shall automatically be modified to be the date that is 91 days prior to the final scheduled maturity date of the Convertible Notes.
“Initial Term Commitments” means, as to any Lender, its obligation to make Initial Term Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(a) under the caption “Initial Term Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Initial Term Commitments as of the Amendment Effective Date is $310,000,000.
“Initial Term Facility” means the Initial Term Commitments and the Initial Term Loans.
“Initial Term Lender” means, at any time, any Lender that has an Initial Term Commitment or an Initial Term Loan at such time.
“Initial Term Loans” means, collectively, the loans made by the Initial Term Lenders pursuant to Section 2.01(a) and the loans made by the Initial Delayed Draw Term Lenders pursuant to Section 2.01(c).
“Initial Term Maturity Date” means the fifth anniversary of the Amendment Effective Date, provided that if, on the date that is 91 days prior to the final scheduled maturity date of the Convertible Notes, both (i) the aggregate principal amount of the Convertible Notes that are outstanding on such date exceeds the Springing Maturity Threshold Amount as of such date and (ii) Available Liquidity as of such date is less than 125% of the aggregate principal amount of the Convertible Notes that are outstanding on such date, then the Initial Term Maturity Date shall automatically be modified to be the date that is 91 days prior to the final scheduled maturity date of the Convertible Notes.
“Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) LTM Consolidated EBITDA to (b) Consolidated Interest Expense, in each case for the Test Period most recently ended.
“Interest Payment Date” means, (a) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made and (b) as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan

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and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall be Interest Payment Dates.
“Interest Period” means, as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter, in each case as selected by the Borrower in its Committed Loan Notice; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the applicable Maturity Date.
“Investment” means (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person (excluding, in the case of the Borrower and its Restricted Subsidiaries, intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business), (b) a loan, advance or capital contribution to, Guarantee Obligation with respect to any Indebtedness of, or purchase or other acquisition of any other debt or equity participation in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Borrower and its Restricted Subsidiaries, intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by Fitch, Inc.
“IP Rights” has the meaning specified in Section 5.14.
“ISP” means with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Judgment Currency” has the meaning specified in Section 10.17.
“JV Entity” means any joint venture of the Borrower or any Restricted Subsidiary that is not a Subsidiary.

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“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including any Extended Revolving Credit Commitment, Incremental Revolving Credit Commitment, Extended Term Loan or Incremental Term Loan, in each case as extended in accordance with this Agreement from time to time.
“Laws” means, collectively, all international, foreign, federal, state, provincial and local laws (including common laws), statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Revolving Credit Percentage.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the applicable Honor Date or refinanced as a Revolving Credit Borrowing.
“L/C Commitments” means, as to any L/C Issuer, the obligation of such L/C Issuer to issue Letters of Credit for the account of the Borrower or one or more of its Restricted Subsidiaries from time to time in an aggregate amount equal to (a) for each of the L/C Issuers specified in clause (a) of the definition thereof, the amount set forth opposite the name of each such L/C Issuer on Schedule 2.01(b) under the caption “L/C Commitment” and (b) for any other L/C Issuer becoming an L/C Issuer after the Amendment Effective Date, such amount as separately agreed to in a written agreement between Borrower and such L/C Issuer (a copy of which shall be promptly delivered to the Administrative Agent upon execution), in each case of clauses (a) and (b) above, as any such amount may be changed after the Amendment Effective Date in a written agreement between Borrower and such L/C Issuer (which such agreement shall be promptly delivered to the Administrative Agent upon execution); provided that the L/C Commitment with respect to any Person that ceases to be an L/C Issuer for any reason pursuant to the terms hereof shall be $0 (subject to the Letters of Credit of such Person remaining outstanding in accordance with the provisions hereof).
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
“L/C Issuer” means (a) each Person listed on Schedule 2.01(b), and (b) any other Revolving Credit Lender (or any of its Subsidiaries or Affiliates) that becomes an L/C Issuer in accordance with Section 2.03(j) or Section 10.07(j); provided, that in the case of the L/C Issuers in clause (a) above, the commitment of any L/C Issuer to issue letters of Credit shall not exceed at any time its L/C Commitment. Each L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate and for all purposes of the Loan Documents.
“L/C Obligation” means, as at any date of determination, the aggregate maximum amount then available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts in respect of Letters of Credit, including all L/C Borrowings.

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“LCT Election” has the meaning specified in Section 1.09(a).
“LCT Test Date” has the meaning specified in Section 1.09(a).
“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes each L/C Issuer.
“Lender Recipient Party” has the meaning specified in Section 9.16.
“Lender-Related Persons” has the meaning specified in Section 10.05(b).
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a trade or commercial letter of credit or a standby letter of credit and shall be denominated in Dollars, provided that no L/C Issuer has an obligation to issue trade or commercial letters of credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.
“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the Initial Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the aggregate amount of the Revolving Credit Commitments.
“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, deemed trust, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).
“Limited Condition Transaction” means (a) any Permitted Acquisition or other Investment, including by way of merger, by the Borrower or one or more of its Restricted Subsidiaries, (b) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of indebtedness by the Borrower or one or more of its Restricted Subsidiaries requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and (c) any declaration of a Restricted Payment by the Borrower or one or more of its Restricted Subsidiaries, in each case, that is not conditioned upon the availability of, or on obtaining, third party financing, and is permitted pursuant to this Agreement.

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“Loan” means an extension of credit by a Lender to the Borrower under this Agreement in the form of a Term Loan or a Revolving Credit Loan (including any Initial Term Loans, Extended Term Loans, Incremental Term Loans, Initial Revolving Credit Loans, loans made pursuant to Extended Revolving Credit Commitments and loans made pursuant to Incremental Revolving Credit Commitments).
“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Collateral Documents, (d) the Global Intercompany Note, (e) each Acceptable Intercreditor Agreement, (f) each Letter of Credit Application, (g) any Incremental Facility Amendment and any other documents entered into in connection with an Incremental Facility, (h) any amendment to this Agreement effectuating an Extension, (i) any other documents designated therein as a “Loan Document” by the applicable Loan Party or Loan Parties and the other parties thereto and (j) any amendments, restatements, supplements, modifications or waivers of any of the foregoing.
“Loan Party” means any of the Borrower and each other Guarantor, and “Loan Parties” means, collectively, the Borrower and each other Guarantor.
“LTM Consolidated EBITDA” means, as of any date of determination, Consolidated EBITDA for the Test Period most recently ended, determined on a Pro Forma Basis.
“Master Agreement” has the meaning specified in the definition of “Swap Contract.”
“Material Acquisition” means any Acquisition that (a) involves the payment of consideration by the Borrower or any Restricted Subsidiary in the form of cash or Cash Equivalents in an amount equal to or greater than $100,000,000 or (b) on a Pro Forma Basis, causes the Total Net Leverage Ratio to increase by 0.25 to 1.00 or more.
“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which any of the Loan Parties is a party or (c) a material adverse effect on the rights and remedies of the Lenders or the Agents under any Loan Document.
“Material Subsidiary” means, at any date of determination, each Restricted Subsidiary of the Borrower that is not an Immaterial Subsidiary (and including, for the avoidance of doubt, any Restricted Subsidiary that has been designated as a Material Subsidiary as provided in, or that has been designated as an Immaterial Subsidiary in a manner that does not comply with, the definition of “Immaterial Subsidiary”).
“Maturity Date” means (a) with respect to the Initial Revolving Credit Facility, the Initial Revolving Credit Maturity Date, (b) with respect to the Initial Term Facility, the Initial Term Maturity Date and (c) with respect to any other Facility, the maturity date applicable to such Facility as may be agreed in accordance with the terms hereof; provided that if any such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.
“Maximum Rate” has the meaning set forth in Section 10.28.

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“Minimum Extension Condition” has the meaning specified in Section 2.15(b).
“Minimum Tranche Amount” has the meaning specified in Section 2.15(b).
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party, any Restricted Subsidiary or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six plan years, has made or been obligated to make contributions.
“Net Cash Proceeds” means:
(a)    with respect to the Disposition of any asset by the Borrower or any Restricted Subsidiary or any Casualty Event, an amount equal to the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Borrower or any Restricted Subsidiary) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event or owned by a Subsidiary that is not a Loan Party and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents and Indebtedness that is secured by Liens ranking junior to or pari passu with the Liens securing Obligations under the Loan Documents), (B) the out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Borrower or a Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) Taxes paid or reasonably estimated to be actually payable in connection therewith (including, for the avoidance of doubt, any income, withholding and other Taxes payable as a result of the distribution of such proceeds to the Borrower), and (D) any reserve for adjustment in respect of (x) the sale price of such asset or purchase price adjustment established in accordance with GAAP and (y) any liabilities associated with such asset and retained by the Borrower or any Restricted Subsidiary after such Disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or with respect to any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall (1) exclude any cash or Cash Equivalents received upon the Disposition of any non-cash consideration by the Borrower or any Restricted Subsidiary in any such Disposition, unless the Borrower was contractually obligated to make such subsequent Disposition at the time of the initial Disposition, and (2) include, upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) above or if such liabilities have not been satisfied in cash and such reserve is not reversed within 365 days after such Disposition or Casualty Event, the amount of such reserve; and

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(b)    with respect to the incurrence or issuance of any Indebtedness by the Borrower or any Restricted Subsidiary, the excess, if any, of (i) the sum of the cash received by Borrower or any Restricted Subsidiary in connection with such incurrence or issuance over (ii) the investment banking fees, underwriting discounts, commissions, Taxes, costs and other out-of-pocket expenses and other customary fees and expenses incurred by the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance.
“Non-Consenting Lender” has the meaning specified in Section 3.06(d).
“Non-Extending Lender” has the meaning specified in Section 2.15(c).
“Non-Loan Party” means any Restricted Subsidiary of the Borrower that is not a Loan Party.
“Nonrenewal Notice Date” has the meaning specified in Section 2.03(b)(iii).
“Note” means a Term Note or a Revolving Credit Note as the context may require.
“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit B or such other form as may be approved by the Administrative Agent (including any form on the Platform), appropriately completed and signed by a Responsible Officer of the Borrower.
“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party or other Subsidiary arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and expenses that accrue after the commencement by or against any Loan Party or any other Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and expenses are allowed or allowable claims in such proceeding, (b) obligations of any Loan Party or any other Restricted Subsidiary arising under any Secured Hedge Agreement (other than any Excluded Swap Obligations) and (c) Cash Management Obligations. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of any of their Subsidiaries to the extent they have obligations under the Loan Documents) include (i) the obligation (including Guarantee Obligations) to pay principal, interest, Letter of Credit commissions, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts, in each case, payable by any Loan Party or any other Subsidiary under any Loan Document and (ii) the obligation of any Loan Party or any other Subsidiary to reimburse any amount in respect of any of the foregoing that any Lender, Agent or Arranger, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary.
“Organization Documents” means (a) with respect to any corporation or company, the certificate or articles of incorporation or amalgamation, the memorandum and articles of association, any other constitutional documents, any certificates of change of name and/or the bylaws; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, declaration, instrument, filing or notice with respect thereto filed in connection with its formation or

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organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Applicable Indebtedness” has the meaning specified in Section 2.05(b)(ii)(A).
“Other Taxes” means all present or future stamp, registration, court or documentary Taxes and any other excise, property, intangible, mortgage recording or similar Taxes which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document, excluding, in each case, any such Tax resulting from an Assignment and Assumption or transfer or assignment to or designation of a new Applicable Lending Office or other office for receiving payments under any Loan Document (an “Assignment Tax”) but only if (a) such Assignment Tax is imposed as a result of a present or former connection of the assignor or assignee with the jurisdiction imposing such Assignment Tax (other than any connection arising solely from any Loan Documents or any transactions contemplated thereby) and (b) such Assignment Tax does not arise as a result of an assignment (or designation of a new Applicable Lending Office) pursuant to a request by the Borrower under Section 3.06.
“Outstanding Amount” means (a) with respect to the Initial Term Loans and Initial Revolving Credit Loans, on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Initial Term Loans and Initial Revolving Credit Loans (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing), as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the aggregate outstanding amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date.
“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation.
“Participant” has the meaning specified in Section 10.07(e).
“Participant Register” has the meaning specified in Section 10.07(e).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party, any Restricted Subsidiary or any ERISA Affiliate or to which any Loan Party, any Restricted Subsidiary or any ERISA Affiliate contributes or has an obligation to contribute, or has made or been obligated to make contributions at any time during the immediately preceding six plan years.

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“Perfection Certificate” means the perfection certificate, dated the Closing Date, delivered by the Borrower to the Administrative Agent.
“Perfection Certificate Supplement” means a certificate substantially in the form of Exhibit N.
“Permitted Acquisition” has the meaning specified in Section 7.02(j).
“Permitted Call Spread Transaction” means (a) any call or capped call option (or substantively equivalent derivative transaction) relating to the Common Stock (or other securities or property following a merger event, reclassification or other change of the Common Stock) purchased by the Borrower in connection with the issuance of any Permitted Convertible Indebtedness and settled in Common Stock (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the Common Stock or such other securities or property), and cash in lieu of fractional shares of Common Stock, or (b) any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Common Stock (or other securities or property following a merger event, reclassification or other change of the Common Stock) sold by the Borrower substantially concurrently with any purchase by the Borrower of a Permitted Call Spread Transaction described in clause (a) and settled in Common Stock (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the Common Stock or such other securities or property), and cash in lieu of fractional shares of Common Stock; provided that the terms, conditions and covenants of each such transaction described in clause (a) or clause (b) shall be such as are customary for transactions of such type (as determined by the Borrower in good faith).
“Permitted Convertible Indebtedness” means (a) the Convertible Notes and (b) unsecured Indebtedness of the Borrower that is convertible into shares of Common Stock (or other securities or property following a merger event, reclassification or other change of the Common Stock), cash or a combination thereof (such amount of cash determined by reference to the price of the Common Stock or such other securities or property), and cash in lieu of fractional shares of Common Stock; provided that, in the case of any Permitted Convertible Indebtedness described in clause (b), (x) the final maturity date of such Permitted Convertible Indebtedness is not prior to the date that is ninety-one (91) days after the Latest Maturity Date and (y) the terms, conditions and covenants of such Permitted Convertible Indebtedness shall be such as are customary for transactions of such type (as determined by the Borrower in good faith).
“Permitted Forward Agreement” means any contract (including, but not limited to, any accelerated share repurchase agreement, prepaid forward agreement, forward agreement or other share repurchase agreement in the form of an equity option or forward) pursuant to which, among other things, the counterparty is required to deliver to the Borrower shares of Common Stock, cash in lieu of delivering shares of Common Stock or cash representing the termination value of such forward or option or a combination thereof from time to time upon settlement, exercise or early termination of such forward or option; provided that the prepayment amount to be paid by the Borrower to the counterparty in connection with such Permitted Forward Agreement will not exceed the net cash proceeds received by the Borrower from the sale of the Permitted Convertible Indebtedness issued in connection with such Permitted Forward Agreement (including, without limitation, the exercise of any over-allotment or initial

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purchaser’s or underwriter’s option); provided, further, that the terms, conditions and covenants of such contract are customary for contracts of such type (as determined by the Borrower in good faith).
“Permitted Holder” means each of Vladimir Shmunis and Vlad Vendrow and their respective estates, spouses, siblings, ancestors, heirs and lineal descendants, and any spouses of such Persons, the legal representatives of any of the foregoing, and any bona fide trust of which one or more of the foregoing are the principal beneficiaries or grantors, or any fund, investment vehicle or other Person that is controlled by any of the foregoing, including as disclosed in the Borrower’s proxy statement filed with the SEC from time to time.
“Permitted Liens” means any Liens permitted by Section 7.01.
“Permitted Non-Recourse Receivables Financing” means one or more non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such non-recourse facilities) receivables purchase, factoring or other similar facilities made available to the Borrower or any of its Restricted Subsidiaries on then-market terms (as reasonably determined by the Borrower) in an aggregate principal amount for all such facilities, when taken with the aggregate principal amount of facilities under the definition of “Permitted Recourse Receivables Financing”, not exceeding, at the time of incurrence of each such facility, the greater of (x) $124,000,000 and (y) 20% of LTM Consolidated EBITDA at any time outstanding.
“Permitted Receivables Financing” means a Permitted Non-Recourse Receivables Financing or a Permitted Recourse Receivables Financing.
“Permitted Recourse Receivables Financing” means one or more receivables purchase, factoring or other similar facilities made available to the Borrower or any of its Restricted Subsidiaries on then-market terms (as reasonably determined by the Borrower) in an aggregate principal amount for all such facilities, when taken with the aggregate principal amount of facilities under the definition of “Permitted Non-Recourse Receivables Financing”, not exceeding, at the time of incurrence of each such facility, the greater of (x) $124,000,000 and (y) 20% of LTM Consolidated EBITDA at any time outstanding.
“Permitted Refinancing” means, with respect to any Indebtedness, (A) any modification (other than a release of the obligor of such Indebtedness), refinancing, replacement, refunding, renewal or extension of such Indebtedness, or (B) the issuance of Indebtedness in exchange for, or the proceeds of which are used to, refinance, refund, renew or extend, in either case, such Indebtedness (clauses (A) and (B) collectively, to “Refinance”); provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced except by an amount equal to the sum of (i) an amount equal to unpaid accrued interest and premium thereon, plus amounts that would otherwise be permitted under Section 7.03 (with such amounts being deemed utilization of the applicable basket or exception under Section 7.03), (ii) other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such Refinancing and (iii) an amount equal to any existing commitments unutilized thereunder, and as otherwise permitted under Section 7.03, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(f), such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Indebtedness being Refinanced (provided that the foregoing requirements of this clause (b) shall not apply to any Qualifying Bridge Facility, to

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customary mandatory prepayments upon asset sales, casualty events, excess cash flow, change of control or other similar event risk provisions in loan facilities or to customary change of control, fundamental change, make-whole fundamental change or other similar event risk provisions and, for the avoidance of doubt, provisions providing for settlement upon conversion of Permitted Convertible Indebtedness)), (c) to the extent such Indebtedness being so Refinanced is secured by a Lien on the Collateral, (i) the Lien securing such Permitted Refinancing Indebtedness shall not be senior in priority to the Lien on the Collateral securing the Indebtedness being Refinanced unless otherwise permitted under any basket or exception under Section 7.01 (with such amounts constituting utilization of the applicable basket or exception under Section 7.01) and (ii) such Permitted Refinancing Indebtedness shall not be secured by any assets of the Borrower or its Restricted Subsidiaries that do not secure the Indebtedness being Refinanced, (d) to the extent such Indebtedness being so Refinanced is unsecured, such Permitted Refinancing Indebtedness shall also be unsecured unless secured by Liens that are otherwise permitted under any basket or exception under Section 7.01 (with such amounts constituting utilization of the applicable basket or exception under Section 7.01) and (e) if such Indebtedness being Refinanced is Indebtedness permitted pursuant to Section 7.03(c), (i) to the extent such Indebtedness being so Refinanced is subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being so Refinanced unless otherwise permitted by any basket or exception under Section 7.03 (with such amounts constituting utilization of the applicable basket or exception under Section 7.03), (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate, fees, redemption premium, conversion rates or other provisions related to any equity provisions of such Indebtedness) of any such Permitted Refinancing Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Secured Parties than the terms and conditions of the Indebtedness being Refinanced (other than in the case of terms (x) not materially less favorable to the Loan Parties than those terms and conditions hereof or (y) applying to periods after the then Latest Maturity Date or otherwise added for the benefit of the Lenders hereunder); provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Permitted Refinancing Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Permitted Refinancing Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (iii) such Permitted Refinancing Indebtedness is incurred by the Person who is the obligor of the Indebtedness being so Refinanced, and no additional obligors become liable for such Permitted Refinancing Indebtedness except to the extent permitted by any basket or exception under Section 7.03 (with such amounts constituting utilization of the applicable basket or exception under Section 7.03) or as required by the terms of the Indebtedness consistent with the terms of the Indebtedness so Refinanced.
“Permitted Refinancing Indebtedness” means, with respect to any Indebtedness, the Indebtedness resulting from any Permitted Refinancing of such Indebtedness.
“Permitted Sale Leaseback” means any Sale Leaseback consummated by the Borrower or any of its Restricted Subsidiaries after the Amendment Effective Date; provided that any such Sale Leaseback that is not between (a) a Loan Party and another Loan Party or (b) a Restricted Subsidiary that

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is not a Loan Party and another Restricted Subsidiary that is not a Loan Party must be, in each case, consummated for fair value as determined at the time of consummation in good faith by the Borrower or such Restricted Subsidiary (which such determination may take into account any retained interest or other Investment of the Borrower or such Restricted Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback).
“Permitted Tax Restructuring” means any reorganizations and other activities related to tax planning and tax reorganization (as determined by the Borrower in good faith) entered into on or after the Amendment Effective Date so long as such Permitted Tax Restructuring does not materially impair the security interests of the Lenders in the Collateral and is otherwise not materially adverse to the Lenders and after giving effect to such Permitted Tax Restructuring, the Borrower and its Restricted Subsidiaries otherwise comply with Section 6.10.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established or maintained by any Loan Party or any Restricted Subsidiary or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
“Platform” has the meaning specified in Section 6.02.
“Post-Acquisition Period” means, with respect to any Permitted Acquisition or the conversion of any Unrestricted Subsidiary into a Restricted Subsidiary, the period beginning on the date such Permitted Acquisition or conversion is consummated and ending on the last day of the twelve (12) months immediately following the date on which such Permitted Acquisition or conversion is consummated.
“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA of the Borrower, (a) the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that is factually supportable and is expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act, as interpreted by the Securities and Exchange Commission and (b) additional good faith pro forma adjustments arising out of cost savings initiatives, cost synergies, operating improvements and operating expense reductions (including costs to achieve such cost savings, cost synergies, operating expense reductions and operating expense reductions) attributable to such transaction and additional costs associated with the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of the Borrower and its Restricted Subsidiaries, in each case being given pro forma effect, that (i) have been realized or are expected to be realized (in the reasonable and good faith determination of the Borrower) and (ii) subject to the limitations set forth in clause (a)(xi) of the definition of “Consolidated EBITDA,” will be implemented or are expected to be implemented (in the reasonable and good faith determination of the Borrower) following such transaction and are supportable and quantifiable and expected to be implemented, committed to be implemented or result from actions taken or expected to be taken within the succeeding twelve (12) months and, in each case, including, but not limited to, (w) reduction in personnel expenses and reduction of costs related to administrative functions, (x) reductions of costs related to leased or owned properties and (y) reductions

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from the consolidation of operations and streamlining of corporate overhead taking into account, for purposes of determining such compliance, the historical financial statements of the Acquired Entity or Business or Converted Restricted Subsidiary and the consolidated financial statements of the Borrower and its Subsidiaries, assuming such Permitted Acquisition, other Investment or conversion, and all other Permitted Acquisitions, other Investments or conversions that have been consummated during the period, and any Indebtedness or other liabilities repaid in connection therewith had been consummated and incurred or repaid at the beginning of such period (and assuming that such Indebtedness to be incurred bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the interest rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided that, so long as such actions are initiated during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, it may be assumed that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period.
“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to any determination of a financial metric or financial ratio, that (a) to the extent applicable, the Pro Forma Adjustment shall have been made and (b) all Specified Transactions and transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement (or as of the last date in the case of a balance sheet item) and that: (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (A) in the case of a Disposition described in the definition of “Specified Transaction”, or any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, shall be excluded as of the first day of the applicable period of measurement, and (B) in the case of a Permitted Acquisition or other Investment described in the definition of “Specified Transaction” or any designation of an Unrestricted Subsidiary as a Restricted Subsidiary, shall be included as of the first day of the applicable period of measurement, (ii) any repayment, prepayment, discharge, conversion or cancellation of Indebtedness shall be deemed to have occurred as of the first day of the applicable measurement period and (iii) any incurrence or assumption of Indebtedness by the Borrower or any Restricted Subsidiary in connection therewith shall be deemed to have occurred as of the first day of the applicable measurement period, and if such Indebtedness has a floating or formula rate, the interest on such Indebtedness shall be calculated as if the rate in effect with respect to such Indebtedness as at the relevant date of determination had been the applicable rate for the entire measurement period; provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (a) above, the foregoing pro forma adjustments may be applied to any such financial metric or financial ratio solely to the extent that such adjustments are consistent with the definition of “Consolidated EBITDA” and give effect to events (including operating expense reductions) that are (as determined by the Borrower in good faith) (1)(x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and its Restricted Subsidiaries and (z) factually supportable or (2) otherwise consistent with the definition of “Pro Forma Adjustment.”
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.02.
“QFC” has the meaning specified in Section 10.27(b).

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“QFC Credit Support” has the meaning specified in Section 10.27.
“Qualified Equity Interests” means any Equity Interests of the Borrower that are not Disqualified Equity Interests.
“Qualifying Bridge Facility” means customary bridge loans, so long as any loans, notes, securities or other Indebtedness for which such bridge loans are exchanged, replaced or converted satisfy (or will satisfy at the time of such exchange, replacement or conversion) any otherwise applicable requirements specified herein.
“Receivables Financing Assets” means accounts receivables, royalty and other revenue streams, other rights to payment and any assets related thereto, including all collateral securing any of the foregoing, all contracts and all guarantees or other obligations in respect of any of the foregoing, proceeds of any of the foregoing and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with receivables purchase, factoring or other similar facilities, and any Swap Contracts entered into by the Borrower or any Subsidiary in connection with such assets subject to a Permitted Receivables Financing.
“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing,” and “Refinanced” and “Refinancing” shall have meanings correlative thereto.
“Refinancing Revolving Commitments” means Incremental Revolving Credit Commitments that are designated by a Responsible Officer of the Borrower as “Refinancing Revolving Commitments” in a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent on or prior to the date of incurrence; provided that (a) any Refinancing Revolving Commitments shall not be in a principal amount that exceeds the amount of Revolving Credit Commitments so refinanced, except to the extent a different incurrence basket pursuant to Section 7.03 is utilized plus an amount equal to any fees, expenses, commissions, underwriting discounts and premiums payable in connection with such Refinancing Revolving Commitments, (b) to the extent applicable, an Acceptable Intercreditor Agreement is entered into, (c) any Refinancing Revolving Commitment does not mature prior to the maturity date of or have scheduled amortization or commitment reductions prior to the Maturity Date of the Revolving Credit Commitments being refinanced, (d) such Refinancing Revolving Commitments have the same guarantors as the Revolving Credit Commitments being refinanced unless such other guarantors substantially concurrently guarantee the Obligations, (e) such Refinancing Revolving Commitments are secured by the same assets as the Revolving Credit Commitments being refinanced unless such other assets substantially concurrently secure the Obligations, (f) the terms and conditions of such Refinancing Revolving Commitments (excluding pricing, fees and optional prepayment or redemption terms or covenants or other provisions applicable only to periods after the Maturity Date of the Revolving Credit Commitments being refinanced) shall reflect market terms and conditions at the time of incurrence or issuance (as reasonably determined by the Borrower in good faith) and (g) if the terms for such Refinancing Revolving Commitments include any financial maintenance covenants, such covenants shall be added for the benefit of all Revolving Credit Lenders.
“Refinancing Term Loans” means Incremental Term Loans and/or Incremental Equivalent Debt that are designated by a Responsible Officer of the Borrower as “Refinancing Term Loans” in a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent on or prior to the date of incurrence, provided that (a) any Refinancing Term Loans shall not be in a principal amount that exceeds the amount of Term Loans so refinanced, except to the extent a different incurrence

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basket pursuant to Section 7.03 is utilized plus an amount equal to any fees, expenses, commissions, underwriting discounts and premiums payable in connection with such Refinancing Term Loans, (b) to the extent applicable, an Acceptable Intercreditor Agreements is entered into, (c) other than with respect to any Qualifying Bridge Facility, any Refinancing Term Loans do not mature prior to the Maturity Date of or have a shorter Weighted Average Life to Maturity that is shorter than the remaining Weighted Average Life to Maturity of the Terms Loans being refinanced, (d) such Refinancing Term Loans have the same guarantors as the Term Loans being refinanced unless such other guarantors substantially concurrently guarantee the Obligations, (e) such Refinancing Term Loans are secured by the same assets as the Term Loans being refinanced unless such other assets substantially concurrently secure the Obligations, (f) the terms and conditions of such Refinancing Term Loans (excluding pricing and optional prepayment or redemption terms or covenants or other provisions applicable only to periods after the Maturity Date of the Term Loans being refinanced) shall reflect market terms and conditions at the time of incurrence or issuance (as reasonably determined by the Borrower in good faith) and (g) if such Refinancing Term Loans contain any financial maintenance covenants, such covenants shall be added for the benefit of all Term Lenders.
“Register” has the meaning specified in Section 10.07(d).
“Rejection Notice” has the meaning specified in Section 2.05(b)(v).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection, migration or leaching on, into or through the Environment or into, from or through any building, structure or facility.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the otherwise applicable notice period has been waived by regulation or otherwise by the PBGC.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.
“Required Initial Term Lenders” means, as of any date of determination, Lenders having more than 50% of the Total Outstandings with respect to the Initial Term Loans; provided that the portion of the Total Outstandings held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Initial Term Lenders.
“Required Initial Delayed Draw Term Lenders” means, as of any date of determination, Lenders having more than 50% of the aggregate unused Initial Delayed Draw Term Commitments; provided that the unused Initial Delayed Draw Term Commitment of any Defaulting Lender shall be excluded for purposes of making a determination of Required Initial Delayed Draw Term Lenders.
“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate outstanding amount of each Lender’s

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risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Required Revolving Credit Lenders” means, as of any date of determination, Revolving Credit Lenders having more than 50% of the sum of the (a) Total Outstandings with respect to the Revolving Credit Loans and L/C Obligations (with the aggregate outstanding amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for the purposes of making a determination of Required Revolving Credit Lenders.
“Rescindable Amount” has the meaning specified in Section 9.16.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer, or other similar officer or director of a Loan Party and, as to any document delivered on the Amendment Effective Date, any secretary or assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Casualty Event” has the meaning specified in Section 2.05(b)(vii).
“Restricted Disposition” has the meaning specified in Section 2.05(b)(vii).
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest in the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the holders of Equity Interests of the Borrower. For the avoidance of doubt, none of (a) any payments of cash or deliveries in shares of Equity Interests (or other securities or property following a merger event, reclassification or other change of the Equity Interests) (and cash in lieu of fractional shares) pursuant to the terms of, or otherwise in performance of its obligations under, any Permitted Convertible Indebtedness (including, without limitation, making payments of interest and principal thereon, making payments due upon required repurchase thereof and/or making payments and deliveries upon conversion or settlement thereof), (b) any payments of cash or deliveries of Equity Interests (or other securities or property following a merger event, reclassification or other change of the Equity Interests) (and cash in lieu of

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fractional shares) in connection with any Permitted Call Spread Transaction (including in connection with the exercise, settlement and/or termination or unwind thereof, whether according to their terms or otherwise), or (c) any payments of cash or deliveries of Equity Interests in connection with any Permitted Forward Agreement (including in connection with the settlement, termination and/or unwind thereof, whether according to their terms or otherwise) shall constitute a Restricted Payment.
“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.
“Retained Declined Proceeds” has the meaning specified in Section 2.05(b)(v).
“Revolving Credit Borrowing” means a borrowing consisting of Revolving Credit Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Term SOFR Loans, having the same Interest Period, made by each of the Revolving Credit Lenders of the applicable Class.
“Revolving Credit Commitment” means, as to any Lender, such Lender’s Initial Revolving Credit Commitment, Extended Revolving Credit Commitment or Incremental Revolving Credit Commitment, as applicable.
“Revolving Credit Commitment Increase” has the meaning specified in Section 2.14(a).
“Revolving Credit Exposure” means, as to each Revolving Credit Lender at any time, the sum of (a) the outstanding principal amount of all Revolving Credit Loans held by such Revolving Credit Lender (or its Applicable Lending Office) and (b) such Revolving Credit Lender’s Revolving Credit Percentage of the L/C Obligations.
“Revolving Credit Facility” means (a) the Initial Revolving Credit Facility and (b) any other Class of Revolving Credit Commitments and the Revolving Credit Loans made thereunder.
“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment or that holds Revolving Credit Loans at such time.
“Revolving Credit Loans” means the Initial Revolving Credit Loans, loans made pursuant to Extended Revolving Credit Commitments and loans made pursuant to Incremental Revolving Credit Commitments.
“Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from any Class of Revolving Credit Loans made by such Revolving Credit Lender.
“Revolving Credit Percentage” means, at any time with respect to any Revolving Credit Lender, the percentage equal to a fraction the numerator of which is the amount of such Revolving Credit Lender’s aggregate Revolving Credit Commitments at such time and the denominator of which is the aggregate amount of all Revolving Credit Commitments, provided that if the Revolving Credit Commitments of any Class have terminated or expired, the Revolving Credit Percentage shall be recalculated without giving effect to the Revolving Credit Commitments of such Class.

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“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.
“Sale Leaseback” means any transaction or series of related transactions pursuant to which the Borrower or any of its Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.
“Same Day Funds” means immediately available funds.
“Sanctions Laws and Regulations” means any sanctions or related requirements imposed by the USA PATRIOT Act, the Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), the U.S. International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the U.S. Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), the U.S. Syria Accountability and Lebanese Sovereignty Act, the U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 or the Iran Sanctions Act, Section 1245 of the National Defense Authorization Act of 2012, all as amended, or any of the foreign assets control regulations (including but not limited to 31 C.F.R., Subtitle B, Chapter V, as amended) or any other law or executive order relating thereto administered by the U.S. Department of the Treasury Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority, in each case in effect or enacted on or after the date of this Agreement.
“Scheduled Unavailability Date” has the meaning specified in Section 3.02(c)(ii).
“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.
“Secured Hedge Agreement” means any Swap Contract that is entered into by and between any Loan Party or any Restricted Subsidiary and any Hedge Bank; provided that Secured Hedge Agreements shall not include any Permitted Call Spread Transaction.
“Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated Total Debt that is secured by a Lien on any Collateral as of the last day of the most recent Test Period minus (ii) Unrestricted Cash as of such date to (b) LTM Consolidated EBITDA.
“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, any Supplemental Administrative Agent, the Lenders, the L/C Issuers, the Hedge Banks, the Cash Management Banks and any co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.02.
“Securities Act” means the Securities Act of 1933.
“Security Agreement” means that certain Security Agreement, dated as of the Closing Date, among the Borrower, the Subsidiaries party thereto and the Collateral Agent, as supplemented by any Security Agreement Supplement executed and delivered pursuant to Section 6.10.

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“Security Agreement Supplement” has the meaning specified in the Security Agreement.
“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
“Sold Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person (on a going concern basis) is greater than the total amount of debts and liabilities, contingent, subordinated or otherwise, of such Person, (b) the present fair salable value of the assets of such Person (on a going concern basis) is not less than the amount that will be required to pay the liability of such Person on its debts as they become absolute and matured, (c) such Person will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital; provided that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“SPC” has the meaning specified in Section 10.07(h).
“Specified Communications” has the meaning specified in Section 10.02(g).
“Specified Event of Default” means an Event of Default pursuant to Sections 8.01(a), 8.01(f) or 8.01(g) (in the case of Section 8.01(f) or 8.01(g), with respect to the Borrower).
“Specified Transaction” means (a) any Permitted Acquisition or other Investment, (b) any Disposition, (c) any incurrence, repayment or redemption of Indebtedness, (d) any Restricted Payment, (e) any designation of a Subsidiary as an Unrestricted Subsidiary or as a Restricted Subsidiary, (f) any incurrence of Incremental Term Loans, Incremental Revolving Credit Commitments, Extended Term Loans or Extended Revolving Credit Commitments and (g) any other event or occurrence that by the terms of this Agreement requires compliance with a test or covenant to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”; provided that at the Borrower’s sole election, any such Specified Transaction (other than a Restricted Payment) having an aggregate value of less than $25,000,000 shall not be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”.
“Spot Rate” means, in relation to the conversion of one currency into another currency, the rate quoted by the Administrative Agent acting in such capacity as the spot rate for the purchase by the Administrative Agent of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Administrative Agent acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.
“Springing Maturity Threshold Amount” means, on any date of determination, an amount equal to 50% of LTM Consolidated EBITDA.

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“Subordinated Debt” means Indebtedness incurred by a Loan Party that is subordinated in writing in right of payment to the prior payment of all Obligations of such Loan Party under the Loan Documents.
“Subordinated Debt Documents” means any agreement, indenture or instrument pursuant to which any Subordinated Debt is issued, in each case as amended to the extent permitted under the Loan Documents.
“Subsidiary” of a Person means a corporation, company, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Subsidiary Guarantor” means, collectively, the Subsidiaries of the Borrower that are Guarantors.
“Successor Borrower” has the meaning specified in Section 7.04(d).
“Successor Rate” has the meaning specified in Section 3.02(c).
“Supplemental Administrative Agent” has the meaning specified in Section 9.13(a) and “Supplemental Administrative Agents” shall have the corresponding meaning.
“Supported QFC” has the meaning specified in Section 10.27.
“Surviving Indebtedness” means Indebtedness of the Borrower or any of its Subsidiaries outstanding immediately after giving effect to this Agreement (other than the Obligations).
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided that any instrument described in clause (a) or (b) in respect of any Equity Interest issued by the Borrower or any of its Affiliates, including, for the avoidance of doubt, any phantom stock or similar plan (including any stock option plan) providing for payments only on account of services provided by current or former

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directors, officers, employees or consultants of the Borrower or its Subsidiaries, and any Permitted Call Spread Transaction or Permitted Forward Transaction, shall not constitute a Swap Contract.
“Swap Obligation” means any obligation of any Guarantor to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) above, the amount(s) determined as the mark to market value(s) for such Swap Contracts, as determined by the Hedge Bank (or the Borrower, if no Hedge Bank is party to such Swap Contract) in accordance with the terms thereof and in accordance with customary methods for calculating mark-to-market values under similar arrangements by the Hedge Bank (or the Borrower, if no Hedge Bank is party to such Swap Contract).
“Taxes” means all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings (including backup withholding) or similar charges imposed by any Governmental Authorities, and all liabilities (including additions to tax, penalties and interest) with respect thereto.
“Term A Loans” means the Initial Term Loans and any Incremental Term A Loans.
“Term Borrowing” means a borrowing consisting of Term Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Term SOFR Loans, having the same Interest Period, made by each of the Term Lenders of the applicable Class.
“Term Commitment” means, as to any Lender, such Lender’s Initial Term Commitment, Initial Delayed Draw Term Commitment, commitment in respect of Extended Term Loans or commitment in respect of Incremental Term Loans, as applicable.
“Termination Date” means the first date on which (a) the Aggregate Commitments are terminated, (b) all Obligations (other than (x) Obligations in respect of any Secured Hedge Agreements not yet due and payable, (y) Cash Management Obligations not yet due and payable and (z) contingent indemnification obligations and other contingent obligations not yet accrued and payable) are paid in full and (c) all Letters of Credit (other than Letters of Credit that have been Cash Collateralized or back-stopped to the reasonable satisfaction of the applicable L/C Issuer) have expired or been terminated.
“Term Lender” means, at any time, any Lender that has a Term Loan or a Term Commitment at such time.
“Term Loans” means the Initial Term Loans, any Extended Term Loans and any Incremental Term Loans.
“Term Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from any Class of Term Loans made by such Lender.

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“Term SOFR” means:
(a)    for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;
provided that if the Term SOFR determined in accordance with either of the foregoing clauses (a) or (b) of this definition would otherwise be less than zero, then Term SOFR shall be deemed to be equal to zero.
“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Term SOFR”.
“Term SOFR Replacement Date” has the meaning specified in Section 3.02(c).
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower for which financial statements have been or are required to be delivered pursuant to Section 6.01(a) or 6.01(b).
“Threshold Amount” means $75,000,000.
“Ticking Fee” has the meaning specified in Section 2.09(b).
“TNLR Financial Covenant” means the financial covenant set forth in Section 7.11.
“Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated Total Debt as of the last day of the most recent Test Period minus (ii) Unrestricted Cash as of such date to (b) LTM Consolidated EBITDA.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Transactions” means, collectively, (a) the execution, delivery and performance by the Borrower and the other Loan Parties of this Agreement and the other Loan Documents to which each is a party and (b) the payment of the fees and expenses in connection therewith.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term SOFR Loan.

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“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Undisclosed Administration” means in relation to a Lender or its parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“United States” and “U.S.” mean the United States of America.
“United States Tax Compliance Certificate” has the meaning specified in Section 3.01(f)(ii)(C).
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“Unrestricted Cash” means, as of any date of determination, unrestricted cash and Cash Equivalents of the Borrower and the Restricted Subsidiaries up to an amount equal to the greater of (x) $310,000,000 and (y) 50% of LTM Consolidated EBITDA.
“Unrestricted Incremental Amount” means an amount not to exceed the greater of (x) $620,000,000 and (y) 100% of LTM Consolidated EBITDA.
“Unrestricted Subsidiary” means (i) each Subsidiary of the Borrower listed on Schedule 1.01B to the Disclosure Letter, (ii) any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 6.13 subsequent to the Amendment Effective Date and (iii) any Subsidiary of an Unrestricted Subsidiary.
“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

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“U.S. Special Resolution Regimes” has the meaning specified in Section 10.27.
“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.
“Voluntary Prepayment Amount” has the meaning specified in Section 2.14(a).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness; provided, for the avoidance of doubt, that clause (a)(i) shall not include any payment (whether in cash, securities or other property) on account of the redemption, repurchase, conversion or settlement with respect to any Permitted Convertible Indebtedness (including, without limitation, as a result of a change of control, asset sale or other fundamental change or any early conversion in accordance with the terms of such Permitted Convertible Indebtedness).
“Wholly Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) directors’ qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.
“Withdrawal Liability” means the liability of a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02.    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)    (i)  The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

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(ii)    Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears, unless otherwise specified.
(iii)    The term “including” is by way of example and not limitation.
(iv)    The word “will” shall be construed to have the same meaning and effect as the word “shall”.
(v)    The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(vi)    The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(c)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”
(d)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(e)    All references to “in the ordinary course of business” of the Borrower or any Subsidiary thereof means (i) in the ordinary course of business of, or in furtherance of an objective that is in the ordinary course of business of the Borrower or such Subsidiary, as applicable, (ii) customary and usual in the industry or industries of the Borrower and its Subsidiaries in the United States or any other jurisdiction in which the Borrower or any Subsidiary does business, as applicable, or (iii) generally consistent with the past or current practice of the Borrower or such Subsidiary, as applicable, or any similarly situated businesses in the United States or any other jurisdiction in which the Borrower or any Subsidiary does business, as applicable.
Section 1.03.    Accounting Terms.
(a)    All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Borrower’s prior audited financial statements, except as otherwise specifically prescribed herein.
(b)    Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Total Net Leverage Ratio, the Secured Net Leverage Ratio and the Interest Coverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

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(c)    Where reference is made to “the Borrower and its Restricted Subsidiaries on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of the Borrower other than Restricted Subsidiaries.
Section 1.04.    Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.05.    References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by the Loan Documents; (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law; and (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns.
Section 1.06.    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
Section 1.07.    Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day (other than as explicitly provided herein).
Section 1.08.    Currency Equivalents Generally.
For purposes of any determination under Article VI, Article VII (other than Section 7.11) or Article VIII, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the Spot Rate (rounded to the nearest currency unit, with 0.5 or more of a currency unit being rounded upward). No Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Lien, Investment or Indebtedness is incurred, Disposition or Restricted Payment is made, Subordinated Debt is prepaid or other transaction is consummated; provided, further, that, for the avoidance of doubt, the foregoing provisions of this Section 1.08 shall otherwise apply to such Sections, including with respect to determining whether any Lien, Investment or Indebtedness may be incurred, Disposition or Restricted Payment may be made or Subordinated Debt may be prepaid at any time under such Sections. For purposes of Section 7.11, amounts in currencies other than Dollars shall be translated into Dollars at the currency exchange rates used in preparing the most recently delivered financial statements pursuant to Section 6.01(a) or 6.01(b). For purposes of any determination of Consolidated Total Debt, amounts in currencies other than Dollars shall be translated into Dollars at the currency exchange rates used in preparing the most recently delivered financial statements pursuant to Section 6.01(a) or 6.01(b).

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Section 1.09.    Certain Calculations and Tests.
(a)    Notwithstanding anything in this Agreement or any Loan Document to the contrary, when determining compliance with any financial ratio, basket or any other provision of this Agreement (including the determination of compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom or accuracy of representations and warranties) in connection with the consummation of a Limited Condition Transaction, the date of determination of such financial ratio, basket or other provision (including determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom or accuracy of representations and warranties) shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be deemed to be in the case of a LCT Election, (i) in the case of any transaction described in clause (a) of the definition of “Limited Condition Transaction,” the date the definitive agreement for such Limited Condition Transaction is entered into or, solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers (the “City Code”) applies, the date on which a “Rule 2.7 announcement” of a firm intention to make an offer in respect of a target company is made in compliance with the City Code, (ii) in the case of any transaction described in clause (b) of the definition of “Limited Condition Transaction,” the date of such irrevocable notice or irrevocable offer and (iii) in the case of any transaction described in clause (c) of the definition of “Limited Condition Transaction,” the date of such declaration (any such date, the “LCT Test Date”), and if, after such financial ratios, baskets and other provisions are measured on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other Specified Transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof, and including, at the Borrower’s election, the application of the Covenant Toggle in the case of a transaction described in clause (a) of the definition of “Limited Condition Transaction” constituting a Material Acquisition) as if they occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such financial ratios, baskets and other provisions, such financial ratios, baskets and other provisions shall be deemed to have been complied with; provided that in the case of any transaction with respect to which this Agreement requires that no Default or Event of Default has occurred, is continuing or would result therefrom, the consummation of such transaction as a Limited Condition Transaction shall be subject to the condition that as of the date of the consummation of such Limited Condition Transaction and after giving effect thereto, no Specified Event of Default has occurred, is continuing or would result therefrom. For the avoidance of doubt, (x) if any of such financial ratios or baskets are exceeded as a result of fluctuations in such financial ratio or basket (including due to fluctuations in Consolidated EBITDA) at or prior to the consummation of the relevant Limited Condition Transaction, such financial ratios and baskets will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (y) such financial ratios, baskets and other provisions shall not be tested at the time of consummation of such Limited Condition Transaction or related Specified Transactions. If the Borrower has made an LCT Election for any Limited Condition Transaction then in connection with any subsequent calculation of any financial ratio or basket with respect to any other Specified Transaction on or following the relevant LCT Test Date and prior to the earlier of (x) the date on which such Limited Condition Transaction is consummated and (y) the date on which the definitive agreement, binding offer, irrevocable notice or declaration for such Limited Condition Transaction is terminated or expires, any such financial ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other Specified Transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds

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thereof, and including, at the Borrower’s election, the application of the Covenant Toggle in the case of a transaction described in clause (a) of the definition of “Limited Condition Transaction” constituting a Material Acquisition) have been consummated.
(b)    Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, pro forma compliance with any Total Net Leverage Ratio test, Secured Net Leverage Ratio test and/or Interest Coverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that (i) the Fixed Amounts (and any cash proceeds thereof) and (ii) any Indebtedness resulting from borrowings under any Revolving Credit Facility which occur concurrently or substantially concurrently with the incurrence of the Incurrence Based Amounts shall in each case be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence.
(c)    Notwithstanding anything to the contrary herein, for purposes of the covenants described in Article VII, if any Lien, Investment, Indebtedness, Disposition, Restricted Payment or prepayment of Subordinated Debt (or a portion thereof) would be permitted pursuant to one or more provisions described therein, the Borrower may divide and classify such Lien, Investment, Indebtedness, Disposition, Restricted Payment or prepayment of Subordinated Debt (or a portion thereof) in any manner that complies with the covenants set forth in Article VII, and may later divide and reclassify any such Lien, Investment, Indebtedness, Disposition, Restricted Payment or prepayment of Subordinated Debt (or a portion thereof) so long as the Lien, Investment, Indebtedness, Disposition, Restricted Payment or prepayment of Subordinated Debt (or a portion thereof) (as so redivided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such redivision or reclassification; provided that any such divisions, classifications, redivisions and/or reclassifications shall only be permitted within a specific type of covenant, and not, for the avoidance of doubt, across different types of covenants.
Section 1.10.    [Reserved].
Section 1.11.    [Reserved].
Section 1.12.    Divisions. For all purposes under the Loan Documents, in connection with any division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
Section 1.13.    [Reserved].
Section 1.14.    Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Term SOFR”, or

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with respect to any rate that is an alternative or replacement for or successor to any of such rates (including, without limitation, any Successor Rate) or the effect of any of the foregoing, or of any Conforming Changes.
ARTICLE II
The Commitments and Credit Extensions
Section 2.01.    The Loans. Subject to the terms and conditions set forth herein:
(a)    Initial Term Loan Borrowings. On the Amendment Effective Date, each Initial Term Lender severally agrees to make to the Borrower a single loan in Dollars in an aggregate principal amount not exceeding such Initial Term Lender’s Initial Term Commitment on the Amendment Effective Date as set forth in the Amendment and Restatement Agreement. The Initial Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein. Amounts borrowed under this Section 2.01(a) or Section 2.01(c) below and, in each case, repaid or prepaid may not be reborrowed.
(b)    Initial Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Initial Revolving Credit Lender severally agrees to make (or cause its Applicable Lending Office to make) loans denominated in Dollars (each such loan, an “Initial Revolving Credit Loan”) to the Borrower from time to time, on any Business Day after the Amendment Effective Date until the Initial Revolving Credit Maturity Date in an aggregate principal amount not to exceed at any time outstanding the amount of such Initial Revolving Credit Lender’s Initial Revolving Credit Commitment; provided that after giving effect to any such Revolving Credit Borrowing, the aggregate Outstanding Amount of the Initial Revolving Credit Loans of any Initial Revolving Credit Lender, plus such Initial Revolving Credit Lender’s Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations that is attributable to its Initial Revolving Credit Commitment, shall not exceed such Initial Revolving Credit Lender’s Initial Revolving Credit Commitment. Within the limits of each Initial Revolving Credit Lender’s Initial Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Initial Revolving Credit Loans may be Base Rate Loans or Term SOFR Loans.
(c)    Initial Delayed Draw Term Loan Borrowings. During the Initial Delayed Draw Term Availability Period, each Initial Delayed Draw Term Lender severally agrees to make to the Borrower a single loan or up to an aggregate of four (4) separate loans in Dollars in an aggregate principal amount not exceeding such Initial Delayed Draw Term Lender’s Initial Delayed Draw Term Commitment. Each Borrowing of loans under this Section 2.01(c) shall be added to the then outstanding Borrowings of Initial Term Loans on a ratable basis and all such loans shall, upon the funding thereof, constitute Initial Term Loans for all purposes hereunder.
Section 2.02.    Borrowings, Conversions and Continuations of Loans.
(a)    Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Loans from one Type to the other and each continuation of Term SOFR Loans shall be made upon the Borrower’s irrevocable notice, to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent substantially in the form attached hereto as Exhibit A or any other form that may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent, (i) in the case of a Term SOFR Loan, not later than 1:00 p.m., three (3) Business Days before the date of

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the proposed Borrowing (or, in the case of any Term SOFR Loan to be made on the Amendment Effective Date, not later than 1:00 p.m., two (2) Business Days before the date of the proposed Borrowing) and (ii) in the case of a Base Rate Loan, not later than 11:00 a.m. on the Business Day of the Proposed Borrowing (or, in the case of any Base Rate Loan constituting a Term Loan, not later than 1:00 p.m., three (3) Business Days before the date of the proposed Borrowing). Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by hand delivery, telecopy or electronic transmission to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a minimum principal amount of (x) in the case of any initial Borrowing of Term Loans, $50,000,000 and (y) otherwise, $1,000,000 (and in each case, any amount in excess thereof shall be an integral multiple of $100,000). Each Borrowing of or conversion to Base Rate Loans shall be in a minimum principal amount of (x) in the case of any initial Borrowing of Term Loans, $50,000,000 and (y) otherwise, $500,000 (and in each case, any amount in excess thereof shall be an integral multiple of $100,000). Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other or a continuation of Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the Class and principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) the location and number of the Borrower’s accounts to which funds are to be disbursed, which shall comply with the requirements of Section 2.02(b). If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made or continued as, or converted to Term SOFR Loans with an Interest Period of one (1) month. Any such automatic conversion or continuation shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. For the avoidance of doubt, the Borrower and Lenders acknowledge and agree that any conversion or continuation of an existing Loan shall be deemed to be a continuation of that Loan with a converted interest rate methodology and not a new Loan.
(b)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make (or cause its Applicable Lending Office to make) the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall, not later than 3:00 p.m. on the borrowing date specified in such Committed Loan Notice, make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings

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outstanding, then the proceeds of such Borrowing shall be applied first, to the payment in full of any such L/C Borrowings, and second, to the Borrower as provided above.
(c)    [Reserved].
(d)    The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate. The determination of Term SOFR by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s (or any successor administrative agent’s) prime rate used in determining the Base Rate promptly following the announcement of such change.
(e)    Anything in clauses (a) through (d) above to the contrary notwithstanding, after giving effect to all Term Borrowings and Revolving Credit Borrowings, all conversions of Term Loans and Revolving Credit Loans from one Type to the other, and all continuations of Term Loans and Revolving Credit Loans as the same Type, there shall not be more than twelve (12) Interest Periods in effect at any time for all Borrowings of Term SOFR Loans, unless otherwise agreed by the Administrative Agent.
(f)    Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing, or, in the case of any Borrowing of Base Rate Loans, prior to 1:00 p.m. on the date of such Borrowing, that such Lender will not make available to the Administrative Agent such Lender’s Applicable Percentage of such Borrowing, the Administrative Agent may assume that such Lender has made such Applicable Percentage available to the Administrative Agent on the date of such Borrowing in accordance with clause (b) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Overnight Rate plus any administrative, processing or similar fees customarily charged by the Administrative Agent in accordance with the foregoing. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(f) shall be conclusive in the absence of demonstrable error. If the Borrower and such Lender shall both pay all or any portion of the principal amount in respect of such Borrowing or interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such Borrowing or interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(g)    If the Maturity Date shall have occurred in respect of any Class of Revolving Credit Commitments at a time when another Class or Classes of Revolving Credit Commitments is or are

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in effect with a later Maturity Date, then on the earliest occurring Maturity Date all then outstanding Revolving Credit Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Revolving Credit Loans as a result of the occurrence of such Maturity Date); provided, however, that if on the occurrence of such earliest Maturity Date (after giving effect to any repayments of Revolving Credit Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.03(k)), there shall exist sufficient unutilized Commitments of a Class of Revolving Credit Commitments so that the respective outstanding Revolving Credit Loans could be incurred pursuant to such other Class of Revolving Credit Commitments which will remain in effect after the occurrence of such Maturity Date, then there shall be an automatic adjustment on such date of the participations in such Revolving Credit Loans and same shall be deemed to have been incurred solely pursuant to the relevant Class of Revolving Credit Commitments, and such Revolving Credit Loans shall not be so required to be repaid in full on such earliest Maturity Date.
(h)    With respect to SOFR, Term SOFR or Daily Simple SOFR, the Administrative Agent will have the right to make Conforming Changes in consultation with the Borrower from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.
Section 2.03.    Letters of Credit.
(a)    The Letter of Credit Commitments.
(i)    Subject to the terms and conditions set forth herein, (1) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (x) from time to time on any Business Day during the period from the Amendment Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit in Dollars for the account of the Borrower (provided that any Letter of Credit may be for the benefit of any Restricted Subsidiary of the Borrower) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (y) to honor drafts under the Letters of Credit and (2) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if after giving effect to such L/C Credit Extension, (x) the Revolving Credit Exposure of any Lender attributable to its Revolving Credit Commitment of any Class would exceed such Lender’s Revolving Credit Commitment of such Class, or (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit; provided, further, that no L/C Issuer shall be obligated to issue, amend or renew any Letter of Credit if (I) the Outstanding Amount of Letters of Credit issued by such L/C Issuer, when aggregated with the Revolving Credit Exposure of such L/C Issuer (other than Revolving Credit Exposure attributable to Letters of Credit issued by such L/C Issuer) would exceed the L/C Issuer’s aggregate Revolving Credit Commitments or (II) the Outstanding Amount of Letters of Credit issued by such L/C Issuer would exceed its L/C Commitment. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain

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Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(ii)    An L/C Issuer shall be under no obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Amendment Effective Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Amendment Effective Date (for which such L/C Issuer is not otherwise compensated hereunder);
(B)    subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless (1) the Required Revolving Credit Lenders and (2) the relevant L/C Issuer have approved such expiry date;
(C)    the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (1) all the Revolving Credit Lenders and (2) the relevant L/C Issuer have approved such expiry date, except to the extent such Letter of Credit is Cash Collateralized in accordance with Section 2.03(f) or otherwise backstopped pursuant to arrangements reasonably satisfactory to the relevant L/C Issuer;
(D)    the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer or one or more policies of the L/C Issuer applicable to letters of credit generally;
(E)    the Letter of Credit is to be denominated in a currency other than Dollars;
(F)    [reserved]; or
(G)    any Lender is at that time a Defaulting Lender, unless after giving effect to the requested issuance the requirements of Section 2.16(e) have been satisfied.
(iii)    An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto Renewal Letters of Credit.
(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the

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Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 1:00 p.m. at least three (3) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.
(ii)    Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the relevant L/C Issuer has received written notice from the Administrative Agent, any Revolving Credit Lender or any Loan Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not have been satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (and, if requested, on behalf of a Restricted Subsidiary) or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, acquire from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Revolving Credit Percentage times the amount of such Letter of Credit.
(iii)    If the Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the relevant L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the applicable Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such renewal if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone, followed promptly in writing, or in writing) on or before the day that is five (5) Business Days before the Nonrenewal Notice Date from the Administrative Agent or any Revolving Credit Lender,

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as applicable, or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.
(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)    Drawings and Reimbursements; Funding of Participations.
(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Borrower and the Administrative Agent thereof. On the Business Day immediately following the Business Day on which the Borrower shall have received notice of any payment by an L/C Issuer under a Letter of Credit (or, if the Borrower shall have received such notice later than 1:00 p.m. on any Business Day, on the second succeeding Business Day) (each such date, an “Honor Date”), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing in Dollars by 1:00 p.m. on such Business Day. If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Percentage thereof under each Class of Revolving Credit Commitments held by such Revolving Credit Lender. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans under each Revolving Credit Facility to be disbursed on the Honor Date in an amount equal to the pro rata portion of the Unreimbursed Amount allocable to such Revolving Credit Facility, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Revolving Credit Lenders under such Revolving Credit Facility, and subject to the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice); provided that any drawing under a Letter of Credit that is not reimbursed on the date of drawing shall accrue interest from the date of drawing at the rate applicable to Initial Revolving Credit Loans that are Base Rate Loans (or, to the extent of the participation in such drawing by any Revolving Credit Lender of another Class, the rate per annum then applicable to the Revolving Credit Loans of such Class) subject to the provisions set forth below. Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    Each Revolving Credit Lender (including any such Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer, in Dollars, at the Administrative Agent’s Office in an amount equal to its Revolving Credit Percentage of any Unreimbursed Amount in respect of a Letter of Credit not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower under each Class of Revolving Credit Commitments held by such Revolving Credit Lender in an amount equal to the pro rata portion of such funds allocable to such Class of Revolving Credit Commitments. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.

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(iii)    With respect to any Unreimbursed Amount in respect of a Letter of Credit that is not fully refinanced by Revolving Credit Borrowings of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)    Until each Revolving Credit Lender funds its Revolving Credit Loans or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount under each applicable Revolving Credit Facility shall be solely for the account of the relevant L/C Issuer.
(v)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans (but not L/C Advances) pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent demonstrable error.
(vii)    If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with this Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the

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Administrative Agent), the Administrative Agent will distribute to each Revolving Credit Lender its Revolving Credit Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.
(viii)    If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(d)    Obligations Absolute. The obligation of the Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(v)    any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit;
(vi)    [reserved]; or

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(vii)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;
provided that the foregoing shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by such L/C Issuer’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment) when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.
(e)    Role of L/C Issuers. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Revolving Credit Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment) by such Person; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (iii) of this Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit (in each case, as determined by the final and non-appealable judgment of a court of competent jurisdiction). In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(f)    Cash Collateral. (i) If any Event of Default occurs and is continuing and the Administrative Agent, the Required Lenders, or the Required Revolving Credit Lenders, as applicable, require the Borrower to Cash Collateralize the L/C Obligations pursuant to Section 8.02(c) or (ii) an Event of Default set forth under Section 8.01(f) or (g) occurs and is continuing, then the Borrower shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such

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Outstanding Amount determined as of the date of such Event of Default), and shall do so not later than 2:00 p.m. on (x) in the case of the immediately preceding clause (i), (1) the Business Day that the Borrower receives notice thereof, if such notice is received on such day prior to 1:00 p.m., or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Borrower receives such notice and (y) in the case of the immediately preceding clause (ii), the Business Day on which an Event of Default set forth under Section 8.01(f) or (g) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day, in either case, by 1:00 p.m. on such day. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Revolving Credit Lenders, as collateral for the L/C Obligations, cash or deposit account balances in an amount equal to the then Outstanding Amount of all applicable L/C Obligations (determined as of the date of such Event of Default) (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Revolving Credit Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in accounts satisfactory to the Administrative Agent in the name of the Administrative Agent as custodian for the Borrower and for the benefit of the Secured Parties and may be invested in readily available Cash Equivalents at its sole discretion. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts satisfactory to the Administrative Agent as aforesaid, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations plus costs incidental thereto and so long as no other Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower. If such Event of Default is cured or waived and no other Event of Default is then occurring and continuing, the amount of any Cash Collateral and accrued interest thereon shall be refunded to the Borrower.
(g)    Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender of any Class a Letter of Credit fee with respect to its participation in Letters of Credit equal to the product of (i) the Applicable Rate used to determine the interest rate applicable to Revolving Credit Loans of such Class that are Term SOFR Loans and (ii) the amount of such Revolving Credit Lender’s L/C Obligations attributable to its Revolving Credit Commitment of such Class (other than Unreimbursed Amounts). Such Letter of Credit fees shall be computed on a quarterly basis in arrears. Such Letter of Credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

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(h)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee (a “Fronting Fee”) with respect to each Letter of Credit issued by it equal to 0.125% per annum of the daily maximum amount then available to be drawn under such Letter of Credit. Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.
(i)    Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in any Letter of Credit Application, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.
(j)    Addition of an L/C Issuer. A Revolving Credit Lender (or any of its Subsidiaries or Affiliates) may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Credit Lender, which such written agreement shall also provide that the commitment of such additional L/C Issuer to issue Letters of Credit shall not exceed at any time the amount set forth in such written agreement. The Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer.
(k)    Provisions Related to Extended Revolving Credit Commitments. If the Maturity Date in respect of any Class of Revolving Credit Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other Classes of Revolving Credit Commitments in respect of which the Maturity Date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Section 2.03(c)) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating Classes up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to the immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.03(f). If, for any reason, such Cash Collateral is not provided or the reallocation does not occur, the Revolving Credit Lenders under the maturing Class shall continue to be responsible for their participating interests in the Letters of Credit. Except to the extent of reallocations of participations pursuant to clause (i) of the second preceding sentence, the occurrence of a Maturity Date with respect to a given Class of Revolving Credit Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Credit Lenders in any Letter of Credit issued before such Maturity Date. Commencing with the Maturity Date of any Class of Revolving Credit Commitments, the sublimit for Letters of Credit shall be agreed with the Lenders under the extended or otherwise outstanding Classes. For the avoidance of doubt, notwithstanding anything contained herein, the commitment of any L/C Issuer to act in its capacity as such cannot be extended beyond the Initial Revolving Credit Maturity Date (as in effect at the Amendment Effective Date) or increased without its prior written consent.

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(l)    Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, an L/C Issuer shall not be responsible to the Borrower for, and such L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of such L/C Issuer required or permitted under any Law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(m)    Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.
Section 2.04.    [Reserved].
Section 2.05.    Prepayments.
(a)    Optional Prepayments. (i)  The Borrower may, upon delivery of a Notice of Loan Prepayment to the Administrative Agent by the Borrower, at any time or from time to time voluntarily prepay any Borrowing of any Class in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than (A) 11:00 a.m. three (3) Business Days prior to any date of prepayment of Term SOFR Loans and (B) 1:00 p.m. one (1) Business Day prior to the date of prepayment of Base Rate Loans, (ii) any prepayment of Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, in each case, the entire principal amount thereof then outstanding and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term SOFR Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.04, if applicable. Each prepayment of Term Loans pursuant to this Section 2.05(a) shall be applied to the installments thereof as directed by the Borrower (it being understood and agreed that if the Borrower does not so direct at the time of such prepayment, such prepayment shall be applied against the scheduled repayments, if applicable, of Term Loans of the relevant Class under Section 2.07 in direct order of maturity) and shall be paid to the Appropriate Lenders in accordance with their respective Applicable Percentages.

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(ii)    Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.05(a) if such prepayment is conditioned upon the consummation of a refinancing of all of the Facilities then outstanding or other transaction, which refinancing or other transaction shall not be consummated or shall otherwise be delayed.
(b)    Mandatory Prepayments.
(i)    [Reserved].
(ii)    (A)  Subject to Section 2.05(b)(ii)(B), if following the Amendment Effective Date (x) the Borrower or any Restricted Subsidiary Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a), (b), (c), (d) (to the extent constituting a Disposition to a Loan Party, by a Restricted Subsidiary that is not a Loan Party, or pursuant to clause (iii) of the proviso thereto), (e), (f), (g), (i), (j), (k), (n), (o), (p), (q), (r), (s) or (t)), or (y) any Casualty Event occurs, which in the aggregate results in the realization or receipt by the Borrower or such Restricted Subsidiary of Net Cash Proceeds, the Borrower shall make a prepayment with respect to the Term Loans then outstanding, in accordance with Section 2.05(b)(ii)(C), in an aggregate principal amount equal to 100% of all such Net Cash Proceeds realized or received; provided that (1) no such prepayment shall be required pursuant to this Section 2.05(b)(ii)(A) (I) with respect to such portion of such Net Cash Proceeds that the Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of its intent to reinvest in accordance with Section 2.05(b)(ii)(B) and (II) until the aggregate amount of Net Cash Proceeds not reinvested in accordance with Section 2.05(b)(ii)(B) within the time periods set forth therein and not previously applied to such a prepayment exceeds the greater of (x) $62,000,000 and (y) 10% of LTM Consolidated EBITDA for any such Dispositions in the aggregate during such fiscal year (with unused amounts in respect of any fiscal year being carried over to the immediately succeeding fiscal year) (and only amounts in excess of such threshold in any fiscal year shall be required to be prepaid), (2) [reserved] and (3) if at or prior to the time that any such prepayment would be required, the Borrower or any of its Restricted Subsidiaries is required to offer to repurchase or prepay any Indebtedness that is secured by a Lien ranking pari passu with the Liens securing the Term Loans pursuant to the terms of the documentation governing such Indebtedness with the Net Cash Proceeds of such Disposition or Casualty Event (such Indebtedness required to be offered to be so repurchased or prepaid, “Other Applicable Indebtedness”), then the Borrower may apply such Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(ii)(A) shall be reduced accordingly (provided that (x) the portion of such Net Cash Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Cash Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Cash Proceeds shall be allocated to the Term Loans in accordance with the terms hereof and (y) to the extent the holders of Other Applicable Indebtedness decline to have such Indebtedness repurchased or prepaid, the declined amount shall promptly be applied to prepay the Term Loans in accordance with the terms hereof).
(B)    With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than any Disposition specifically excluded from the application of Section 2.05(b)(ii)(A)) or any Casualty Event, at the option of the Borrower, the Borrower or any Restricted Subsidiary may reinvest an amount equal to all or any portion of such Net Cash Proceeds in

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assets useful for its business (other than working capital (except for short-term capital assets) but including (1) Permitted Acquisitions, (2) other Investments made pursuant to clause (c), (d), (t), (u) and (y) of Section 7.02 and (3) Capital Expenditures) within (x) five hundred forty (540) days following receipt of such Net Cash Proceeds (or, prior to the receipt of such Net Cash Proceeds (so long as such reinvestment was made or committed to within one hundred eighty (180) days prior to the receipt of such Net Cash Proceeds)) or (y) if the Borrower or any Restricted Subsidiary enters into a commitment to reinvest such Net Cash Proceeds within three hundred sixty-five (365) days following receipt thereof, one hundred eighty (180) days after the three hundred sixty-five (365) day period that follows receipt of such Net Cash Proceeds; provided that if any Net Cash Proceeds are not so reinvested by the deadline specified in clause (x) or (y) above, as applicable, or if any such Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to 100% of any such Net Cash Proceeds shall be applied, to the extent required by Section 2.05(b)(ii)(A) and in accordance with Section 2.05(b)(ii)(C), to the prepayment of the Term Loans as set forth in this Section 2.05.
(C)    On each occasion that the Borrower must make a prepayment of the Term Loans pursuant to this Section 2.05(b)(ii), the Borrower shall, within five (5) Business Days after the date of realization or receipt of such Net Cash Proceeds in the minimum amount specified above (or, in the case of prepayments required pursuant to Section 2.05(b)(ii)(B), within five (5) Business Days of the deadline specified in clause (x) or (y) thereof, as applicable, or of the date the Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested, as the case may be), make a prepayment, in accordance with Section 2.05(b)(v) below, of the principal amount of Term Loans in an amount equal to 100% of such Net Cash Proceeds realized or received that exceed the minimum amount specified above.
(iii)    If, following the Amendment Effective Date, the Borrower or any Restricted Subsidiary incurs or issues any (A) Refinancing Term Loans, (B) Indebtedness pursuant to Section 7.03(w) or (C) Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03, the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds. If the Borrower obtains any Refinancing Revolving Commitments, the Borrower shall, concurrently with the receipt thereof, terminate Revolving Credit Commitments in an equivalent amount pursuant to Section 2.06.
(iv)    Each prepayment of a Class of Term Loans pursuant to this Section 2.05(b) shall be applied to the installments thereof in direct order of maturity pursuant to Section 2.07 following the applicable prepayment event, and any mandatory prepayment pursuant to Section 2.05 shall be applied on a pro rata basis to all Classes of Term Loans then outstanding. After application of such prepayments to repay the Term Loans in full, such prepayments shall be applied, first, to prepay Revolving Credit Loans (with no required reduction of Revolving Credit Commitments), and second, if there is no Outstanding Amount of Revolving Credit Loans and if an Event of Default has occurred and is continuing, to Cash Collateralize the L/C Obligations, provided that if there are no outstanding L/C Obligations, any remaining prepayment amount shall be returned to the Borrower. Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages subject to clause (v) of this Section 2.05(b).

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(v)    The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clause (ii) of this Section 2.05(b) prior to 1:00 p.m. at least five (5) Business Days (or such lesser number of Business Days as shall be acceptable to the Administrative Agent) prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Applicable Percentage of the prepayment. Each Appropriate Lender may reject all, but not less than all, of its Applicable Percentage of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clause (ii) of this Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. three (3) Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the Declined Proceeds. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans. Any Declined Proceeds shall be retained by the Borrower (“Retained Declined Proceeds”).
(vi)    If at any time, the Revolving Credit Exposure (excluding the face amount of any Letters of Credit that are Cash Collateralized or back-stopped to the reasonable satisfaction of the Administrative Agent) attributable to the Revolving Credit Commitments of any Class exceeds the Revolving Credit Commitments of such Class, the Borrower shall within one Business Day, upon notification by the Administrative Agent, prepay Revolving Credit Loans of such Class in an amount equal to the lesser of (A) the amount of such excess and (B) the aggregate principal amount of such Revolving Credit Loans, and if such excess remains after giving effect to such prepayment, the Borrower shall Cash Collateralize, in the amount required by Section 2.03(f), L/C Obligations attributable to such Class to the extent of such remaining excess; provided that nothing in this clause (b)(vi) shall reduce the Revolving Credit Commitments.
(vii)    Notwithstanding any other provision of this Section 2.05(b), (A) to the extent that any or all of the Net Cash Proceeds of any Disposition by a Restricted Subsidiary that is a Foreign Subsidiary otherwise giving rise to a prepayment pursuant to Section 2.05(b)(ii) (a “Restricted Disposition”) or the Net Cash Proceeds of any Casualty Event of a Restricted Subsidiary that is a Foreign Subsidiary (a “Restricted Casualty Event”) would be prohibited or delayed by applicable local Law from being distributed or otherwise transferred to the Borrower, the realization or receipt of the portion of such Net Cash Proceeds so affected will not be taken into account in measuring the Borrower’s obligation to prepay Term Loans at the times provided in Section 2.05(b) for so long, but only so long, as the applicable local Law will not permit such distribution or transfer (the Borrower hereby agreeing to cause the applicable Restricted Subsidiary to promptly take all commercially reasonable actions available under the applicable local Law to permit such repatriation), and once distribution or transfer of any of such affected Net Cash Proceeds is permitted under the applicable local Law, the amount of such Net Cash Proceeds permitted to be distributed or transferred (net of additional Taxes payable or reserved against as a result thereof, to the extent such Taxes are not already deducted in accordance with the definition of “Net Cash Proceeds”) will be promptly (and in any event not later than five (5) Business Days after such distribution or transfer is permitted) taken into account in measuring the Borrower’s obligation to prepay the Term Loans pursuant to this Section 2.05(b) to the extent provided herein and (B) to the extent that the Borrower has determined in good faith (as set forth in a written notice delivered to the Administrative

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Agent) that repatriation of any or all of the Net Cash Proceeds of any Restricted Disposition or any Restricted Casualty Event attributable to a Foreign Subsidiary would have a material adverse Tax consequence (taking into account any foreign Tax credit or benefit received in connection with such repatriation), the amount of the Net Cash Proceeds so affected shall not be taken into account in measuring the Borrower’s obligation to repay Term Loans pursuant to this Section 2.05(b).
(c)    Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon (other than prepayments of Base Rate Revolving Credit Loans that are not made in connection with the termination or permanent reduction of the Revolving Credit Commitments), together with, in the case of any such prepayment of a Term SOFR Loan on a date prior to the last day of the applicable Interest Period (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), any amounts owing in respect of such Term SOFR Loan pursuant to Section 3.04.
Section 2.06.    Termination or Reduction of Commitments.
(a)    Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class; provided that (i) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $100,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Revolving Credit Commitments of any Class if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings of such Class would exceed the aggregate Revolving Credit Commitments of such Class and (iv) if, after giving effect to any reduction of Revolving Credit Commitments, the Letter of Credit Sublimit exceeds the aggregate Revolving Credit Commitments, such sublimit shall be automatically reduced by the amount of such excess. The amount of any such Revolving Credit Commitment reduction shall not be applied to the Letter of Credit Sublimit unless otherwise specified by the Borrower. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of Commitments if such termination is conditioned upon the consummation of a refinancing of all of the Facilities or other transaction, which refinancing or other transaction shall not be consummated or otherwise shall be delayed.
(b)    Mandatory. Upon the making of Initial Term Loans by the Initial Term Lenders pursuant to Section 2.01(a) on the Amendment Effective Date, the Initial Term Commitments of such Initial Term Lenders were reduced to $0. Upon the making of any additional Initial Term Loan by an Initial Delayed Draw Term Lender pursuant to Section 2.01(c), the Initial Delayed Draw Term Commitment of the Initial Delayed Draw Term Lenders shall be automatically and permanently reduced on a ratable basis in an amount equal to such additional Initial Term Loan. On the First Delayed Draw Termination Date, any undrawn portion of the Initial Delayed Draw Term Commitments in excess of $325,000,000 at such time shall automatically terminate. On the Second Delayed Draw Termination Date, any undrawn portion of the Initial Delayed Draw Term Commitments in excess of $162,500,000 at such time shall automatically terminate. On the Final Delayed Draw Termination Date, any remaining undrawn portion of the Initial Delayed Draw Term Commitments shall automatically terminate.
(c)    Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused Commitments of any Class under Section 2.06(a). Upon any reduction of the unused Commitments of any Class, the

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Commitment of each Lender of such Class shall be reduced by such Lender’s Applicable Percentage of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.06). All Commitment Fees accrued until the effective date of any termination of Initial Revolving Credit Commitments shall be paid on the effective date of such termination. All Ticking Fees accrued until the effective date of any termination of Initial Delayed Draw Term Commitments shall be paid on the effective date of such termination.
Section 2.07.    Repayment of Loans.
(a)    Initial Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Initial Term Lenders holding Initial Term Loans (i) on the last Business Day of each March, June, September and December, commencing September 30, 2025, an aggregate principal amount equal to 1.25% of the aggregate principal amount of the Initial Term Loans made pursuant to Section 2.01 by the Initial Term Lenders and (ii) on the Initial Term Maturity Date, the aggregate principal amount of all Initial Term Loans outstanding on such date; provided that (x) payments required by clause (i) above (each, an “Amortization Payment”) shall be reduced as a result of the application of prepayments in accordance with Section 2.05 and (y) upon each funding of any additional Initial Term Loans pursuant to Section 2.01(c), (A) each subsequent Amortization Payment shall be increased by an amount equal to (1) the principal amount of such additional Initial Term Loans multiplied by (2) a fraction equal to (I) the amount of the applicable Amortization Payment (as adjusted from time to time pursuant to Section 2.05 but without giving effect to such Borrowing of additional Initial Term Loans) divided by (II) the then aggregate outstanding principal amount of the Initial Term Loans (including any additional Initial Term Loans previously funded but without giving effect to such Borrowing of additional Initial Term Loans) and (B) each Initial Term lender will receive, on each such payment date, a pro rata portion of the applicable Amortization Payment as adjusted pursuant to the foregoing clause (A), with such pro rata portion being calculated based on the proportion of the aggregate outstanding principal amount of the Initial Term Loans made by such Initial Term Lender pursuant to Section 2.01 to the aggregate outstanding principal amount of the Initial Term Loans made by all Initial Term Lenders pursuant to Section 2.01. The Administrative Agent shall be authorized to make the adjustments referred to in the foregoing proviso and shall upon request provide a schedule of the remaining payments to the Borrower and each Lender.
(b)    [Reserved].
(c)    Incremental and Extended Term Loans. In the event any Incremental Term Loans or Extended Term Loans are made, such Incremental Term Loans or Extended Term Loans, as applicable, shall be repaid by the Borrower in the amounts and on the dates set forth in the definitive documentation with respect thereto and on the applicable Maturity Date thereof.
(d)    Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for any Revolving Credit Facility the aggregate principal amount of all of its Revolving Credit Loans outstanding under such Revolving Credit Facility on such date.
Section 2.08.    Interest.
(a)    Subject to the provisions of Section 2.08(b), (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to

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Term SOFR for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.
(b)    The Borrower shall pay interest on past due amounts under this Agreement at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand to the fullest extent permitted by and subject to applicable Laws, including in relation to any required additional agreements.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
Section 2.09.    Fees. In addition to certain fees described in Sections 2.03(g) and (h):
(a)    Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Initial Revolving Credit Lender in accordance with its Applicable Percentage, a commitment fee (the “Commitment Fee”) equal to the amount provided for in the definition of “Applicable Rate” per annum on the actual daily amount by which the aggregate Initial Revolving Credit Commitments exceeds the sum of (A) the Outstanding Amount of Initial Revolving Credit Loans and (B) the Outstanding Amount of L/C Obligations attributable to the Initial Revolving Credit Commitments. The Commitment Fee shall accrue at all times from the Amendment Effective Date until the Initial Revolving Credit Maturity Date, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with December 31, 2025, and on the Initial Revolving Credit Maturity Date. The Commitment Fee shall be calculated quarterly in arrears.
(b)    Ticking Fee. The Borrower shall pay to the Administrative Agent, for the account of each Initial Delayed Draw Term Lender, a ticking fee (the “Ticking Fee”) calculated for each day at the Applicable Ticking Fee Rate for such day, on the amount of the unused Initial Delayed Draw Term Commitments of such Lender on such day, which shall accrue during the period, from the Amendment Effective Date to but excluding the earlier of (x) the Final Delayed Draw Termination Date and (y) the date on which all additional Initial Term Loans in respect of Initial Delayed Draw Term Commitments are drawn in full pursuant to Section 2.01(c). The Ticking Fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with December 31, 2025.
(c)    Other Fees. The Borrower shall pay to the Arrangers and the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Arranger or Agent).
Section 2.10.    Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 days, or 366 days, as applicable, and actual days elapsed. All other

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computations of fees and interest, including Term SOFR Loans, shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
Section 2.11.    Evidence of Indebtedness. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by one or more entries in the Register. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall be conclusive in the absence of demonstrable error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender or its registered assigns, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
Section 2.12.    Payments Generally.
(a)    All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Applicable Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
(b)    If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Term SOFR Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.
(c)    Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:
(i)    if the Borrower failed to make such payment, then the applicable Lender agrees to pay to the Administrative Agent forthwith on demand the portion of such assumed payment

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that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect, it being understood that nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder; and
(ii)    if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Overnight Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at the interest rate applicable to such Loan. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent demonstrable error.
(d)    If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(e)    The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.
(f)    Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(g)    Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan

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Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Applicable Percentage of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.
Section 2.13.    Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that (x) if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon, (y) the provisions of this Section 2.13 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Obligations to any assignee or participant and (z) the provisions of this Section 2.13 shall not be construed to apply to any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Commitments of that Class or any amendment to the Applicable Rate (or other pricing term, including any fee, discount or premium) and/or any other amendment in respect of Loans or Commitments of Lenders that have consented to any such amendment. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of demonstrable error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

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Section 2.14.    Incremental Credit Extensions.
(a)    At any time and from time to time, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (1) to increase the amount of Term A Loans of an existing Class or add one or more additional tranches of “term A” loans (any such Term A Loan or additional tranche of “term A” loans, the “Incremental Term A Loans”), (2) to add one or more tranches of “term B” loans (any such tranche of “term B” loans, the “Incremental Term B Loans” and together with the Incremental Term A Loans, collectively, the “Incremental Term Loans”), and/or (3) one or more increases in the Revolving Credit Commitments of any Class (a “Revolving Credit Commitment Increase”) and/or the establishment of one or more new Classes of Revolving Credit Commitments (“Additional Revolving Credit Commitments” and, together with any Revolving Credit Commitment Increases, the “Incremental Revolving Credit Commitments”; together with the Incremental Term Loans, the “Incremental Facilities”). Notwithstanding anything to the contrary herein, the aggregate principal amount of all Incremental Facilities (other than Refinancing Term Loans and Refinancing Revolving Commitments) (determined at the time of incurrence), together with the aggregate principal amount of all Incremental Equivalent Debt, shall not exceed an amount equal to (i) the Unrestricted Incremental Amount, plus (ii) the amount of any voluntary prepayments, repurchases, redemptions or other retirements of the Term Loans, any Incremental Term Loans or Incremental Equivalent Debt and voluntary permanent reductions after the Amendment Effective Date of the Revolving Credit Commitments or any Incremental Equivalent Debt constituting a revolving credit commitment (including pursuant to debt buy-backs made by the Borrower or any Restricted Subsidiary pursuant to “Dutch Auction” procedures and open market purchases permitted hereunder, in an amount equal to the discounted amount actually paid in cash in respect thereof) that in each case are (x) secured on a pari passu basis with the Obligations or (y) to the extent incurred under the Unrestricted Incremental Amount, unsecured, but excluding prepayments with the proceeds of substantially concurrent incurrence of other long term Indebtedness (other than borrowings under any Revolving Credit Facility or other revolving Indebtedness) (this clause (ii), the “Voluntary Prepayment Amount”) plus (iii) an additional amount so long as, after giving Pro Forma Effect to the incurrence of such amount and after giving effect to any Permitted Acquisition or permitted Investment consummated in connection therewith and all other appropriate Pro Forma Adjustments (but excluding the cash proceeds of any such Incremental Facilities or Incremental Equivalent Debt, as the case may be), the Secured Net Leverage Ratio for the most recently ended Test Period does not exceed 2.00 to 1.00, assuming for purposes of such calculation that the full committed amount of any new Incremental Revolving Credit Commitments and/or any Incremental Equivalent Debt constituting a revolving credit commitment then being incurred shall be treated as outstanding Indebtedness (this clause (iii), the “Incremental Incurrence Test”), it being understood and agreed that Incremental Facilities and Incremental Equivalent Debt may be incurred under the Incremental Incurrence Test prior to utilization of the Unrestricted Incremental Amount and the Voluntary Prepayment Amount, and if there is availability under the Incremental Incurrence Test, the Unrestricted Incremental Amount and the Voluntary Prepayment Amount, unless otherwise elected by the Borrower, then the Borrower will be deemed to have elected to use the Incremental Incurrence Test prior to utilization of the Unrestricted Incremental Amount and the Voluntary Prepayment Amount. Each Incremental Facility shall be in an integral multiple of $1,000,000 and be in an aggregate principal amount that is not less than $5,000,000 in case of Incremental Term Loans or $1,000,000 in case of Incremental Revolving Credit Commitments, provided that such amount may be less than the applicable minimum amount if such amount represents all the remaining availability hereunder as set forth above. Each Incremental Facility may not be (A) guaranteed by any Person that does not guarantee the other

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Obligations hereunder, and (B) secured by any assets not constituting Collateral; provided that in the case of any Incremental Facility that is funded into Escrow pursuant to customary escrow arrangements, such Incremental Facility may be secured by the applicable funds and related assets held in Escrow (and the proceeds thereof) until the time of the release from Escrow of such funds.
(b)    Any Incremental Term Loans (other than Refinancing Term Loans) (i) may participate (x) on a pro rata basis, a less than pro rata basis, or a greater than pro rata basis in any voluntary repayments or prepayments hereunder with any then outstanding Term Loans and (y) on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any mandatory repayments or prepayments hereunder with any then outstanding Term Loans, (ii) shall have upfront fees, interest rate margins, an amortization schedule (subject to clauses (iii) and (iv) below), optional prepayment or redemption terms and other terms as determined by the Borrower and the lenders thereunder, (iii) other than with respect to any Qualifying Bridge Facility, shall not have a final maturity date earlier than the Latest Maturity Date applicable to any then outstanding Term Loans, and in addition, (A) in the case of Incremental Term A Loans, shall not have a final maturity date earlier than the Latest Maturity Date applicable to any then outstanding Term A Loans and (B) in the case of Incremental Term B Loans, shall not have a final maturity date earlier than the Latest Maturity Date applicable to any then outstanding Incremental Term B Loans, but in each case may have a springing maturity date consistent with the Initial Term Facility and the Initial Revolving Credit Facility, (iv) other than with respect to any Qualifying Bridge Facility, shall not have a Weighted Average Life to Maturity that is shorter than the longest remaining Weighted Average Life to Maturity of any then outstanding Term Loans, and in addition, (A) in the case of Incremental Term A Loans, shall not have a Weighted Average Life to Maturity that is shorter than the longest remaining Weighted Average Life to Maturity of any then outstanding Term A Loans and (B) in the case of Incremental Term B Loans, shall not have a Weighted Average Life to Maturity that is shorter than the longest remaining Weighted Average Life to Maturity of any then outstanding Incremental Term B Loans, (v) except to the extent otherwise permitted by this Section 2.14, shall have terms that are reasonably satisfactory to the Administrative Agent or otherwise are not materially more restrictive (when taken as a whole) on the Borrower and its Restricted Subsidiaries than those applicable to any then outstanding Term Loans, and in addition, (A) in the case of Incremental Term A Loans, not materially more restrictive (when taken as a whole) on the Borrower and its Restricted Subsidiaries than those applicable to any then outstanding Term A Loans, except for any terms that are applicable only after the Latest Maturity Date applicable to any then outstanding Term A Loans or are otherwise added for the benefit of the Lenders of any then outstanding Term A Loans and (B) in the case of Incremental Term B Loans, not materially more restrictive (when taken as a whole) on the Borrower and its Restricted Subsidiaries than those applicable to any then outstanding Incremental Term B Loans, except for any terms that are applicable only after the Latest Maturity Date applicable to any then outstanding Incremental Term B Loans or are otherwise added for the benefit of the Lenders of any then outstanding Incremental Term B Loans, and (vi) that are Incremental Term B Loans may, subject to the foregoing clause (v), contain “most favored lender,” call protection and “excess cash flow” mandatory prepayment provisions as well as other provisions then customary for loans of such type.
(c)    Any Incremental Revolving Credit Commitments (other than Refinancing Revolving Commitments) (i) for purposes of prepayments shall be treated substantially the same as (and in any event no more favorably than) the then-existing Revolving Credit Commitments, (ii) shall have interest rate margins and (subject to clauses (iii) and (iv) below) an amortization schedule as determined by the Borrower and the lenders thereunder (provided that (A) in the case of a Revolving Credit Commitment Increase, the maturity date of such Revolving Credit Commitment Increase shall be the

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same as the Maturity Date applicable to the Class of Revolving Credit Commitments being so increased, such Revolving Credit Commitment Increase shall require no scheduled amortization or mandatory commitment reduction prior to the final Maturity Date applicable to the Class of Revolving Credit Commitments being so increased and the Revolving Credit Commitment Increase shall be on the exact same terms and pursuant to the exact same documentation applicable to the Class of Revolving Credit Commitments being so increased and (B) in the case of an Additional Revolving Credit Commitment, the maturity date of such Additional Revolving Credit Commitment shall be no earlier than the Latest Maturity Date applicable to any then-existing Revolving Credit Commitments (but may have a springing maturity date consistent with the Initial Revolving Credit Facility) and such Additional Revolving Credit Commitment shall require no scheduled amortization or mandatory commitment reduction prior to the Latest Maturity Date of the Revolving Credit Commitments), (iii) shall not have a final maturity date earlier than the Latest Maturity Date of any then-existing Revolving Credit Commitments (but may have a springing maturity date consistent with the Initial Revolving Credit Facility), (iv) shall have no scheduled mandatory commitment reduction in respect thereof prior to the Latest Maturity Date of the Revolving Credit Commitments and (v) except to the extent otherwise permitted by this Section 2.14, shall have terms that are reasonably satisfactory to the Administrative Agent or otherwise are not materially more restrictive (when taken as a whole) on the Borrower and its Restricted Subsidiaries than those applicable to any then-existing Revolving Credit Commitments, except for any terms that are applicable only after the Latest Maturity Date applicable to any then-existing Revolving Credit Commitments or are otherwise added for the benefit of the Revolving Credit Lenders hereunder.
(d)    Each notice from the Borrower pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans and/or Incremental Revolving Credit Commitments. Any additional bank, financial institution, existing Lender or other Person that elects to extend Incremental Term Loans or Incremental Revolving Credit Commitments shall be reasonably satisfactory to the Borrower and, to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Person, the Administrative Agent and each L/C Issuer (any such bank, financial institution, existing Lender or other Person being called an “Additional Lender”) and, if not already a Lender, shall become a Lender under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, the Administrative Agent, such Additional Lender and, in the case of any Incremental Revolving Credit Commitments, each L/C Issuer. No Incremental Facility Amendment shall require the consent of any Lenders other than the Additional Lenders with respect to such Incremental Facility Amendment and, in the case of Incremental Revolving Credit Commitments, each L/C Issuer. No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Credit Commitments, unless it so agrees, and shall be deemed to have declined if it fails to respond to the applicable notice from the Borrower pursuant to this Section 2.14. Commitments in respect of any Incremental Term Loans or Incremental Revolving Credit Commitments shall become Commitments under this Agreement. Notwithstanding anything to the contrary herein, an Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14. Any Incremental Facility Amendment shall be pursuant to documentation to be mutually agreed among the Borrower, the Administrative Agent and the Lenders providing such Incremental Facility.
(e)    The effectiveness of any Incremental Facility Amendment shall, unless otherwise agreed to by the Administrative Agent and the Additional Lenders, be subject to the satisfaction on the

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date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.02 (provided that in the case of Incremental Facilities the proceeds of which will be used to finance a Limited Condition Transaction, (1) governed by the laws of the United States, the conditions set forth in Section 4.02 may be modified in a manner customary for “SunGard” limited condition transactions, in each case as agreed by the Borrower and the Lenders providing such Incremental Facility and (2) governed by laws other than the laws of the United States, only customary “certain funds” conditions for the applicable jurisdiction or as required by the terms of the documentation governing such Limited Condition Transaction will be required to be satisfied). The proceeds of any Incremental Term Loans will be used for the purposes set forth in the applicable Incremental Facility Amendment. Upon each increase in the Revolving Credit Commitments of any Class pursuant to this Section 2.14, each Revolving Credit Lender of such Class immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Incremental Revolving Credit Commitment (each, an “Incremental Revolving Lender”) in respect of such increase, and each such Incremental Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit under such Revolving Credit Facility will equal the percentage of the aggregate Revolving Credit Commitments of such Class represented by such Revolving Credit Lender’s Revolving Credit Commitment of such Class. Additionally, if any Revolving Credit Loans are outstanding under a Revolving Credit Facility at the time any Incremental Revolving Credit Commitments are established under such Revolving Credit Facility, the Revolving Credit Lenders of such Class immediately after effectiveness of such Incremental Revolving Credit Commitments shall purchase and assign at par such amounts of the Revolving Credit Loans outstanding under such Revolving Credit Facility at such time as the Administrative Agent may require such that each Revolving Credit Lender under such Revolving Credit Facility holds its Applicable Percentage of all Revolving Credit Loans outstanding under such Revolving Credit Facility immediately after giving effect to all such assignments. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
(f)    Any portion of any Incremental Facility incurred other than under the Incremental Incurrence Test may be reclassified at any time, as the Borrower may elect from time to time, as incurred under the Incremental Incurrence Test if the Borrower meets the ratio under the Incremental Incurrence Test at such time on a Pro Forma Basis at any time subsequent to the incurrence of such Incremental Facility. At any time that an Incremental Facility is incurred and the Borrower does not otherwise make an election, such Incremental Facility shall be deemed to have been incurred (x) under the Incremental Incurrence Test, before any capacity under the Unrestricted Incremental Amount or the Voluntary Prepayment Amount is used and (y) under the Voluntary Prepayment Amount, before any capacity under the Unrestricted Incremental Amount is used.
Section 2.15.    Extensions of Term Loans and Revolving Credit Commitments.
(a)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of any Class of Term Loans or any Class of Revolving Credit Commitments, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Credit

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Commitments of the applicable Class) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans and/or Revolving Credit Commitments of the applicable Class and otherwise modify the terms of such Term Loans and/or Revolving Credit Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Term Loans and/or Revolving Credit Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans, and which such extensions shall not be subject to any “no default” requirement, pro forma compliance with any leverage ratio or other financial tests or “most favored nations provisions”) (each, an “Extension,” and any Extended Term Loans shall constitute a separate Class of Term Loans from the Class of Term Loans from which they were converted, and any Extended Revolving Credit Commitments shall constitute a separate Class of Revolving Credit Commitments from the Class of Revolving Credit Commitments from which they were converted, and it being understood that an Extension may be in the form of an increase in the amount of any other outstanding Class of Term Loans or Revolving Credit Commitments otherwise satisfying the criteria set forth below), so long as the following terms are satisfied: (i) except as to interest rates, fees and final maturity (which shall be determined by the Borrower and set forth in the relevant Extension Offer), the Revolving Credit Commitment of any Revolving Credit Lender that agrees to an extension with respect to such Revolving Credit Commitment (an “Extending Revolving Credit Lender”) extended pursuant to an Extension (an “Extended Revolving Credit Commitment”), and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with the same terms as the original Class of Revolving Credit Commitments; provided, that at no time shall there be Revolving Credit Commitments hereunder (including Extended Revolving Credit Commitments and any original Revolving Credit Commitments) which have more than three different maturity dates, (ii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to the immediately succeeding clauses (iii), (iv) and (v), be determined by the Borrower and set forth in the relevant Extension Offer), the Term Loans of any Term Lender that agrees to an extension with respect to such Term Loans extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the Class of Term Loans subject to such Extension Offer other than with respect to covenants or other provisions applicable to periods after the Latest Maturity Date applicable to any then-outstanding Term Loans, (iii) the maturity date of any Extended Term Loans shall be no earlier than the then maturity date of the Term Loans extended thereby (but may have a springing maturity date consistent with the Initial Term Facility and the Initial Revolving Credit Facility), (iv) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, (v) any Extended Term Loans may participate (A) on a pro rata basis, a less than pro rata basis, or a greater than pro rata basis in any voluntary repayments or prepayments hereunder and (B) on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (vi) if the aggregate principal amount of the class of Term Loans (calculated on the face amount thereof) or Revolving Credit Commitments, as the case may be, in respect of which Term Lenders or Revolving Credit Lenders of such Class, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Credit Commitments of such Class, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans or Revolving Credit Loans of such Class, as the case may be, of such Term Lenders or Revolving Credit Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such

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Term Lenders or Revolving Credit Lenders, as the case may be, have accepted such Extension Offer, (vii) all documentation in respect of such Extension shall be consistent with the foregoing, (viii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower and (ix) the Minimum Tranche Amount shall be satisfied unless waived by the Administrative Agent. No Lender shall be obligated to extend its Term Loans or Revolving Credit Commitments unless it so agrees.
(b)    With respect to all Extensions consummated by the Borrower pursuant to this Section 2.15, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that (x) the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Term Loans or Revolving Credit Commitments (as applicable) of any or all applicable Classes be tendered and (y) no Class of Extended Term Loans shall be in an amount of less than $10,000,000 (the “Minimum Tranche Amount”), unless such Minimum Tranche Amount is waived by the Administrative Agent. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.15 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.05, 2.12 and 2.13) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.15.
(c)    No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (i) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Credit Commitments (or a portion thereof) and (ii) with respect to any Extension of Revolving Credit Commitments, the consent of each L/C Issuer (which consent shall not be unreasonably withheld, conditioned or delayed), to the extent that such Extension of Revolving Credit Commitments provides for the issuance or extension of Letters of Credit at any time during the extended period; provided that any Lender that elects not to agree to such Extension (it being understood that any Lender that fails to respond to an Extension Offer shall be deemed to have declined) (such Lender being a “Non-Extending Lender”) may be replaced by the Borrower pursuant to Section 3.06. All Extended Term Loans, Extended Revolving Credit Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new Classes in respect of Revolving Credit Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes, in each case on terms consistent with this Section 2.15.
(d)    In connection with any Extension, the Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of

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the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.15.
Section 2.16.    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    (i) the Commitment Fee shall cease to accrue on any of the Initial Revolving Credit Commitments, Incremental Revolving Credit Commitments or Extended Revolving Credit Commitments of such Defaulting Lender pursuant to Section 2.09(a) and (ii) the Ticking Fee shall cease to accrue on any of the Initial Delayed Draw Term Commitments of such Defaulting Lender pursuant to Section 2.09(b);
(b)    the Commitments, Outstanding Amount of Term Loans and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, the Required Lenders, the Required Revolving Credit Lenders, the Required Initial Term Lenders or the Required Initial Delayed Draw Term Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.01); provided that (x) any waiver, amendment or modification of the type described in clause (a), (b) or (c) of the first proviso in Section 10.01 that would apply to the Revolving Credit Commitments or Obligations owing to such Defaulting Lender or (y) any waiver, amendment or modification (other than as described in the foregoing clause (x) requiring the consent of all Lenders or each affected Lender) which affects such Defaulting Lender disproportionately when compared to other affected Lenders, in each case, shall require the consent of such Defaulting Lender with respect to the effectiveness of such waiver, amendment or modification with respect to the Revolving Credit Commitments or Obligations owing to such Defaulting Lender;
(c)    any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to any L/C Issuer hereunder; third, to cash collateralize L/C Obligations with respect to such Defaulting Lender in accordance with this section; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default exists, to the payment of any amounts owing to any Loan Party as a result of any judgment of a court of competent jurisdiction obtained by any Loan Party against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if such payment is a payment of the principal amount of any Loans, such payment shall be applied solely to pay the relevant Loans of the relevant non-Defaulting Lenders on a pro rata basis prior to being applied in the manner set forth in this clause (c);

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(d)    if any L/C Obligations exist at the time such Lender becomes a Defaulting Lender then:
(i)    all or any part of the L/C Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders of the applicable Class in accordance with their respective Applicable Percentages but only to the extent that each such non-Defaulting Lender’s Revolving Credit Exposure attributable to its Revolving Credit Commitment of such Class does not exceed its Revolving Credit Commitment of such Class;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within three (3) Business Days following notice by the Administrative Agent Cash Collateralize for the benefit of each L/C Issuer only the Borrower’s obligations corresponding to such Defaulting Lender’s L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.03(f) for so long as such L/C Obligations are outstanding;
(iii)    if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s L/C Obligations pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.03(h) with respect to such Defaulting Lender’s L/C Obligations during the period such Defaulting Lender’s L/C Obligations are Cash Collateralized;
(iv)    if the L/C Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.09(a) and 2.03(h) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentage; and
(v)    if all or any portion of such Defaulting Lender’s L/C Obligations is neither reallocated nor Cash Collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any L/C Issuer or any other Lender hereunder, all letter of credit fees payable under Section 2.03(h) with respect to such Defaulting Lender’s L/C Obligations shall be payable to the L/C Issuer until and to the extent that such L/C Obligations are reallocated and/or Cash Collateralized; and
(e)    so long as such Lender is a Defaulting Lender, no L/C Issuer shall be required to issue, amend or increase any Letter of Credit, unless it has received assurances satisfactory to it that non-Defaulting Lenders will cover the related exposure and/or cash collateral will be provided by the Borrower in accordance with Section 2.16(d), and participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.16(d)(i) (and such Defaulting Lender shall not participate therein).
In the event that the Administrative Agent, the Borrower, and each L/C Issuer each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the L/C Obligations of the Revolving Credit Lenders of the applicable Class shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment and on such date such Lender shall purchase at par such of the Revolving Credit Loans of the other Revolving Credit Lenders of such Class as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Credit Loans in accordance with its Applicable Percentage; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent

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otherwise expressly agreed by the affected parties and subject to Section 10.25, no change hereunder from Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
ARTICLE III
Taxes, Increased Costs Protection and Illegality
Section 3.01.    Taxes.
(a)    Except as provided in this Section 3.01, all payments by any Loan Party to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any Taxes unless required by applicable Law. If any applicable withholding agent shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document, (i) if such Taxes are Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions have been made (including any such deductions applicable to additional sums payable under this Section 3.01), the applicable Lender (or, in the case of any amount received by an Agent for its own account, such Agent) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such applicable withholding agent shall make such deductions, (iii) such applicable withholding agent shall pay the full amount deducted to the relevant Governmental Authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment by such applicable withholding agent (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), such applicable withholding agent shall furnish to the Borrower and such Agent or Lender (as the case may be) the original or a facsimile copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.
(b)    In addition, but without duplication of any amounts payable pursuant to Section 3.01(a) or (c), the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, all Other Taxes.
(c)    Without duplication of any amounts payable pursuant to Section 3.01(a) or Section 3.01(b), the Borrower shall indemnify each Agent and each Lender for (i) the full amount of Indemnified Taxes (including any Indemnified Taxes imposed or asserted by any jurisdiction in respect of amounts payable under this Section 3.01) payable by such Agent and such Lender and (ii) any reasonable expenses arising therefrom or with respect thereto, in each case whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Such Agent or Lender, as the case may be, will, at the Borrower’s request, provide the Borrower with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts which shall be conclusive absent manifest error. Payment under this Section 3.01(c) shall be made within ten (10) days after the date such Lender or such Agent makes a demand therefor. Notwithstanding anything to the contrary contained in this Section 3.01(c), no Loan Party shall be required to indemnify any Agent or any Lender pursuant to this Section 3.01(c) for any incremental interest, penalties or expenses resulting from the failure of such Agent or Lender to notify the Loan Party of such possible indemnification claim within 180 days after such Agent or Lender receives written notice from the applicable Governmental Authority of the specific tax assessment giving rise to such indemnification claim.

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(d)    If any Lender or Agent determines, in its reasonable discretion, that it has received a refund in respect of any Indemnified Taxes as to which indemnification or additional amounts have been paid to it by any Loan Party pursuant to this Section 3.01, it shall promptly remit an amount equal to such refund as soon as practicable after it is determined that such refund pertains to Indemnified Taxes (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Indemnified Taxes giving rise to such refund plus any interest included in such refund by the relevant Governmental Authority attributable thereto) to the Borrower, net of all reasonable out-of-pocket expenses (including any Taxes) of the Lender or Agent, as the case may be and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Lender or Agent, as the case may be, agrees promptly to return an amount equal to such refund (plus any applicable interest, additions to tax or penalties) to such party in the event such party is required to repay such refund to the relevant Governmental Authority. Such Lender or Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential). Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its Tax affairs in whatever manner it thinks fit, nor oblige any Lender or Agent to claim any Tax refund or to make available its Tax returns or to disclose any information relating to its Tax affairs or any computations in respect thereof, nor require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled. Notwithstanding anything to the contrary in this Section 3.01(d), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.01(d) the payment of which would place such indemnified party in a less favorable net after-Tax position than such indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.
(e)    Each Lender shall, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender, if requested by the Borrower, use commercially reasonable efforts (subject to legal and regulatory restrictions), at the Borrower’s expense, to designate another Applicable Lending Office for any Loan affected by such event; provided that such efforts are made on terms that, in the judgment of such Lender, cause such Lender and its Applicable Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 3.01(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.01(a) or (c).
(f)    Each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by applicable Law, or reasonably requested by the Borrower or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under any Loan Document. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (i), (ii) and (iii) of this Section 3.01(f)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Each such Lender shall, whenever a lapse in time or

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change in circumstances renders such documentation (including any documentation specifically referenced below) expired, obsolete or inaccurate in any respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Borrower and the Administrative Agent in writing of its ineligibility to do so.
Without limiting the generality of the foregoing:
(i)    Each Lender that is a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding;
(ii)    Each Lender that is not a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter when required by Law or upon the reasonable request of the Borrower or the Administrative Agent) whichever of the following is applicable:
(A)    two duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor forms) claiming eligibility for benefits of an income Tax treaty to which the United States is a party,
(B)    two duly completed copies of Internal Revenue Service Form W-8ECI (or any successor forms),
(C)    in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) or the Code, (x) a certificate, in substantially the form of Exhibit L (any such certificate a “United States Tax Compliance Certificate”), or any other documentation approved by the Administrative Agent, to the effect that such Lender is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payments under the Loan Documents are effectively connected with such Lender’s conduct of a U.S. trade or business, and (y) two duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor forms),
(D)    to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, as applicable (or any successor forms), a United States Tax Compliance Certificate, Form W-9, Form W-8IMY (or other successor forms) or any other required information from each beneficial owner, as applicable (provided that, if the Lender is a partnership and not a participating Lender, and one or more direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance

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Certificate may be provided by such Lender on behalf of such direct or indirect partner(s)), or
(E)    two duly completed copies of any other documentation prescribed by applicable U.S. federal income Tax Laws (including the Treasury regulations) as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding Tax on any payments to such Lender under the Loan Documents.
(iii)    If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their FATCA obligations, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 3.01(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Notwithstanding any other provision of this Section 3.01(f), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.
Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.01(f).
(g)    The Administrative Agent shall provide the Borrower with two duly completed original copies of, if it is a United States person (as defined in Section 7701(a)(30) of the Code), Internal Revenue Service Form W-9 certifying that it is exempt from U.S. federal backup withholding, and, if it is not a United States person, (i) Internal Revenue Service Form W-8ECI with respect to payments to be received by it as a beneficial owner and (ii) Internal Revenue Service Form W-8IMY (together with required accompanying documentation) with respect to payments to be received by it on behalf of the Lenders, and shall update such forms periodically upon the reasonable request of the Borrower. Notwithstanding any other provision of this Section 3.01(g), the Administrative Agent shall not be required to deliver any documentation that such Administrative Agent is not legally eligible to deliver.
(h)    Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand thereof, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case that are payable or paid by the Administrative Agent in connection with this Agreement or any other Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of

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such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph.
(i)    For the avoidance of doubt, for purposes of this Section 3.01, the term “Lender” includes any L/C Issuer and the term “applicable Law” includes FATCA.
(j)    Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 3.02.    Inability to Determine Rates.
(a)    If in connection with any request for a Term SOFR Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.02(c) and the circumstances under clause (i) of Section 3.02(c) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR or the determination of the Term SOFR component of the Base Rate in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that Term SOFR for any requested Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.
(b)    Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods) and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of Section 3.02(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.
Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, or conversion to, or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein and (ii) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period.
(c)    Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of

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the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:
(i)    adequate and reasonable means do not exist for ascertaining one month, three month or six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary, or
(ii)    the Applicable Authority or any successor administrator of the Term SOFR Screen Rate has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of Dollar denominated syndicated loans, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such interest period(s) of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”), then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).
If the Successor Rate is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.02(c)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 3.02 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising

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the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.
Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent (in consultation with the Borrower).
Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time, in consultation with the Borrower, and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.
Section 3.03.    Increased Cost and Reduced Return; Capital Adequacy.
(a)    If any Lender determines that as a result of any Change in Law, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding, maintaining, continuing or converting to any Loan or issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.03(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes or Other Taxes indemnifiable under Section 3.01 or (ii) Excluded Taxes), then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.05), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction; provided that in the case of any Change in Law only applicable as a result of the proviso set forth in the definition thereof, such Lender will only be compensated for such amounts that would have otherwise been imposed under the applicable increased cost provisions and only to the extent the applicable Lender certifies that it is its general policy or practice to impose such charges on other similarly situated borrowers under comparable syndicated credit facilities.
(b)    If any Lender determines that as a result of any Change in Law regarding capital adequacy or liquidity requirements or any change therein or in the interpretation thereof, in each case after the Amendment Effective Date, or compliance by such Lender (or its Applicable Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the

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calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.05), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within thirty (30) days after receipt of such demand.
(c)    Subject to Section 3.05(b), failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.03 shall not constitute a waiver of such Lender’s right to demand such compensation.
(d)    If any Lender requests compensation under this Section 3.03, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Applicable Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Applicable Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; and provided, further that nothing in this Section 3.03(d) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.03(a), (b) or (c).
Section 3.04.    Funding Losses. Promptly following written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (excluding loss of anticipated profits) actually incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of any Interest Period, relevant interest payment date or payment period, as applicable, for such Loan, if applicable (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise);
(b)    any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or
(c)    any assignment of a Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 3.06, including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.
Section 3.05.    Matters Applicable to All Requests for Compensation.
(a)    Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of demonstrable error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.
(b)    With respect to any Lender’s claim for compensation under Section 3.01, Section 3.03 or Section 3.04 the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to

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such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.03, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Term SOFR Loans from one Interest Period to another, or to convert Base Rate Loans into Term SOFR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.05(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.
(c)    If the obligation of any Lender to make or continue any Term SOFR Loan from one Interest Period to another, or to convert Base Rate Loans into Term SOFR Loans shall be suspended pursuant to Section 3.05(b) hereof, such Lender’s Term SOFR Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Term SOFR Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.02, Section 3.03 or Section 3.04 hereof that gave rise to such conversion no longer exist:
(i)    to the extent that such Lender’s Term SOFR Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Term SOFR Loans shall be applied instead to its Base Rate Loans; and
(ii)    all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Term SOFR Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Term SOFR Loans shall remain as Base Rate Loans.
(d)    If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.02, Section 3.03 or Section 3.04 hereof that gave rise to the conversion of such Lender’s Term SOFR Loans pursuant to this Section 3.05 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Term SOFR Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted into Term SOFR Loans, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Term SOFR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Term SOFR Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis and Interest Periods) in accordance with their respective principal amount of Commitments.
Section 3.06.    Replacement of Lenders under Certain Circumstances.
(a)    If at any time (i) any Lender requests reimbursement for amounts owing pursuant to Section 3.01 or Section 3.03 as a result of any condition described in such Sections and Lender has declined or is unable to designate a different lending office in accordance with Section 3.01(e) or any Lender ceases to make Term SOFR Loans as a result of any condition described in Section 3.02 or Section 3.03, (ii) any Lender becomes a Defaulting Lender, (iii) any Lender becomes a Non-Consenting Lender or (iv) any Lender becomes a Non-Extending Lender, then the Borrower may, on prior written notice to the Administrative Agent and such Lender, replace such Lender by requiring such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement (or, with

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respect to clause (iii) and clause (iv) above, all of its rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver or amendment) to one or more Eligible Assignees for a purchase price equal to the principal amount of all of such Lender’s outstanding Loans plus any accrued but unpaid interest thereon and accrued but unpaid fees for the account of such Lender hereunder (provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; and provided, further, that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.03 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender or a Non-Extending Lender, the applicable Eligible Assignees shall have agreed to the applicable extension, waiver or amendment of the Loan Documents).
(b)    Any Lender being replaced pursuant to Section 3.06(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations, as applicable (provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register) and (ii) deliver Notes, if any, evidencing such Loans to the Borrower or the Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitments and outstanding Loans and participations in L/C Obligations, as applicable, (B) all obligations of the Loan Parties owing to the assigning Lender relating to the Loan Documents and participations so assigned shall be paid in full by the assignee Lender or the Loan Parties (as applicable) to such assigning Lender concurrently with such assignment and assumption, any amounts owing to the assigning Lender (other than a Defaulting Lender) under Section 3.04 as a consequence of such assignment shall have been paid by the Borrower to the assigning Lender and (C) upon such payment and, if so requested by the assignee Lender, the assignor Lender shall deliver to the assignee Lender the appropriate Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.
(c)    Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer, or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.
(d)    In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders of a certain Class and (iii) the Required Lenders, Required Revolving Credit Lenders, Required Initial Term Lenders or Required Initial Delayed Draw Term Lenders, as applicable, have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

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(e)    Notwithstanding anything herein to the contrary, each party hereto agrees that any assignment pursuant to the terms of this Section 3.06 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee Lender and that the Lender making such assignment need not be a party thereto.
Section 3.07.    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR or Term SOFR or any Governmental Authority has imposed material restrictions on the authority of such Lender to engage in revert repurchase of U.S. Treasury securities transactions of the type included in the determination of SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR, then, on written notice thereof by such Lender to the Borrower through the Administrative Agent, (a) any obligation of such Lender to make or maintain Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be, in each case, suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall promptly, following written demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans, and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR or Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, and all amounts due, if any, in connection with such prepayment or conversion under Section 3.04. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.
Section 3.08.    Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder and any assignment of rights by or replacement of a Lender.

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ARTICLE IV
Conditions Precedent to Credit Extensions
Section 4.01.    [Reserved].
Section 4.02.    Conditions to Each Credit Extension. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans but including, for the avoidance of doubt, Borrowings of additional Initial Term Loans pursuant to Section 2.01(c)), and of any L/C Issuer to issue, amend, renew or extend any Letter of Credit, is subject to the following conditions precedent (limited, in the case of Incremental Facilities which will be used to finance a Limited Condition Transaction, in the manner set forth in Section 2.14(e)):
(a)    The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (or, with respect to any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language, in all respects) on and as of the date of such Credit Extension (or, with respect to any representation and warranty that specifically refer to an earlier date, as of such earlier date).
(b)    No Default shall have occurred and be continuing, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.
(c)    The Administrative Agent and, if applicable, the relevant L/C Issuer, shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Term SOFR Loans) submitted by the Borrower shall (subject, in the case of a Request for Credit Extension delivered with respect to any Incremental Facility, subject to Section 2.14(e)) be deemed to be a representation and warranty that the applicable conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V
Representations and Warranties
The Borrower represents and warrants to the Agents and the Lenders on the Amendment Effective Date and on the date of each Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans) after the Amendment Effective Date as follows:
Section 5.01.    Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each other Restricted Subsidiary (a) is a Person duly incorporated, organized or formed, and validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation, organization or formation, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all applicable Laws (including the USA

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PATRIOT Act and anti-money laundering laws), writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (a) (other than with respect to any Loan Party), (b)(i), (c), (d) or (e), to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.02.    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions, (a) have been duly authorized by all necessary corporate or other organizational action on the part of each Loan Party and (b) do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or require any payment to be made under (A) any Contractual Obligation exceeding the Threshold Amount to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, (iii) result in the creation of any Lien (other than under the Loan Documents) or (iv) violate any applicable Law; except, in the case of clauses (b)(ii) and (b)(iv) above, to the extent that such conflict, breach, contravention, payment or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.03.    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required on the part of any Loan Party in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent, the Collateral Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and to exercise rights and remedies, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations, other actions, notices or filings, the failure of which to obtain, take, give or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.04.    Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law).
Section 5.05.    Financial Statements; No Material Adverse Effect.
(a)    The Audited Borrower Financial Statements were prepared in accordance with GAAP consistently applied throughout the periods covered thereby and fairly present in all material

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respects the consolidated financial condition of the Borrower and its Subsidiaries, in each case, as of the dates thereof and their results of operations for the period covered thereby.
(b)    Since December 31, 2024, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
Section 5.06.    Litigation. Except as set forth on Schedule 5.06 to the Disclosure Letter, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any Restricted Subsidiary or against any of their properties or revenues that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 5.07.    Ownership of Property; Liens. Each Loan Party and each of its Restricted Subsidiaries has good and valid title to, or valid leasehold interests in, or easements or other limited property interests in, all property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes, Permitted Liens and any Liens and privileges arising mandatorily by Law and, in each case, except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.08.    Environmental Matters. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:
(a)    there are no pending or, to the knowledge of the Borrower, threatened (in writing) claims, actions, suits, notices of violation, notices of potential responsibility, disputes or proceedings by or involving any of the Loan Parties or any of their respective Subsidiaries alleging potential liability or responsibility for violation of, or otherwise relating to, any Environmental Law;
(b)    (i) there is no asbestos or asbestos-containing material on any property currently owned, leased or operated by any of the Loan Parties or any of their respective Subsidiaries; and (ii) there has been no Release of Hazardous Materials at, on, under or from any location in a manner which would reasonably be expected to give rise to any Environmental Liability of or relating to any of the Loan Parties or any of their respective Subsidiaries;
(c)    none of the Loan Parties or any of their respective Subsidiaries is undertaking, or has completed, either individually or together with other Persons, any investigation or response action relating to any actual or threatened Release of Hazardous Materials at any location, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law;
(d)    all Hazardous Materials transported from any property currently or, to the knowledge of any of the Loan Parties or any of their respective Subsidiaries, formerly owned, leased or operated by any of the Loan Parties or any of their respective Subsidiaries for off-site disposal have been disposed of in compliance with all Environmental Laws;

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(e)    none of the Loan Parties nor any of their respective Subsidiaries is subject to or has contractually or by operation of Law assumed any Environmental Liability; and
(f)    the Loan Parties and each of their respective Subsidiaries and their respective businesses, operations and properties are and have been in compliance with all Environmental Laws.
Section 5.09.    Taxes. Each Loan Party and each Restricted Subsidiary has timely filed all federal, provincial, state, municipal, foreign and other Tax returns and reports required to be filed, and have timely paid all federal, provincial, state, municipal, foreign and other Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, and except for failures to make such filings or payments that could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There are no Tax audits, deficiencies, assessments or other claims with respect to any Loan Party or any Restricted Subsidiary that could, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
Section 5.10.    Compliance with ERISA.
(a)    Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal, state or other applicable Laws and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS, or can rely on an opinion letter from the IRS, to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS, and, to the knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)    There are no pending or, to the knowledge of the Borrower, threatened (in writing) claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
(c)    No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that, either individually or in the aggregate, could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
Section 5.11.    Subsidiaries; Equity Interests. As of the Amendment Effective Date, neither the Borrower nor any other Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.11 to the Disclosure Letter, and all of the outstanding Equity Interests in the Borrower and the Subsidiaries of the Borrower have been validly issued, are fully paid and, in the case of Equity Interests representing corporate interests, are nonassessable and, on the Amendment Effective Date, all

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Equity Interests owned directly or indirectly by the Borrower or any other Loan Party are owned free and clear of all Liens except for Permitted Liens. As of the Amendment Effective Date, Schedule 5.11 to the Disclosure Letter (a) sets forth the name and jurisdiction of organization or incorporation of each Subsidiary, (b) sets forth the ownership interest of the Borrower and each Subsidiary in each of their respective Subsidiaries, including the percentage of such ownership and (c) identifies each Subsidiary the Equity Interests of which are required to be pledged on the Amendment Effective Date pursuant to the Collateral and Guarantee Requirement.
Section 5.12.    Margin Regulations; Investment Company Act.
(a)    No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation U or Regulation X of the FRB.
(b)    No Loan Party is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.
Section 5.13.    Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to any Agent, any Arranger or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not materially misleading as of the time such Information is furnished; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time of preparation, it being understood that (i) such projections relate to future events and are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower, (ii) no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ significantly from the projected results and (iii) such differences may be material.
Section 5.14.    Intellectual Property; Licenses, Etc. Each of the Loan Parties and the other Restricted Subsidiaries owns, licenses or possesses the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, technology, software, know-how database rights, design rights and other intellectual property rights, including registrations and applications for registration thereof and all rights of priority thereto, and all rights to sue for any infringement, misappropriation or violation, and all income, royalties, damages and payments due or payable therefor (collectively, “IP Rights”) that are used in or reasonably necessary for the operation of their respective businesses as currently conducted, and, to the knowledge of the Borrower, without violation of the rights of any Person, except to the extent such violation or failure to own, license or possess, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any such IP Rights is pending or threatened in writing against any Loan Party or Subsidiary, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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Section 5.15.    Solvency. On the Amendment Effective Date after giving effect to the Transactions, Borrower and its Subsidiaries, on a consolidated basis, are Solvent.
Section 5.16.    Collateral Documents. The Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties legal, valid and enforceable Liens on and security interests in, the Collateral described therein and to the extent intended to be created thereby, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law), and (a) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable Laws (which filings or recordings shall be made to the extent required by the Collateral and Guarantee Requirement or any Collateral Document) and (b) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by the Collateral and Guarantee Requirement or any Collateral Document), the Liens created by such Collateral Documents will constitute so far as possible under relevant Law fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral to the extent perfection can be obtained by filing financing statements or upon the taking of possession or control, in each case subject to no Liens other than Permitted Liens and subject to the Collateral and Guarantee Requirements.
Section 5.17.    Use of Proceeds. The Borrower will use the proceeds of the Initial Term Loans made on the Amendment Effective Date, together with cash on hand, solely to repay the Existing Term A Loans (as defined in the Amendment and Restatement Agreement) and to pay related premiums, fees and expenses in connection therewith and the other Transactions. After the Amendment Effective Date, the Borrower may use the proceeds of any additional Initial Term Loans and the Initial Revolving Credit Loans and the L/C Credit Extensions to repurchase, repay, acquire or otherwise settle a portion of the Borrower’s Convertible Notes and to pay related premiums, fees and expenses in connection therewith and for ongoing net working capital, capital expenditures and other lawful general corporate purposes (which, for the avoidance of doubt, may include funding acquisitions and share repurchases and paying related premiums, fees and expenses in connection therewith).
Section 5.18.    Sanctions Laws and Regulations and Anti-Corruption Laws.
(a)    The Borrower has implemented and will maintain in effect and enforce policies and procedures reasonably designed to promote compliance by the Borrower, its Subsidiaries and their directors, officers, employees and agents with any applicable Sanctions Laws and Regulations or anti-corruption Laws. Each of the Borrower and its Subsidiaries is in compliance, in all material respects, with the Sanctions Laws and Regulations, the FCPA and other applicable anti-corruption Laws.
(b)    No Borrowing or use of proceeds of any Borrowing or drawing under any Letter of Credit will violate or result in the violation of any Sanctions Laws and Regulations or anti-corruption Laws applicable to any party hereto.
(c)    None of the Borrower or any Subsidiary or, to the knowledge of the Borrower, any director, manager, officer or employee of the Borrower or any of its Subsidiaries, in each case, is (i) a Person (or owned 50% or more by one or more Persons or under Control of a Person) on the list of “Specially Designated Nationals and Blocked Persons” or the target of the limitations or prohibitions under any Sanctions Laws and Regulations, or (ii) a Person located, organized or resident in a country or territory that is the subject of comprehensive sanctions under Sanctions Laws and Regulations (as of the

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Amendment Effective Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, the Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran and North Korea).
(d)    No part of the proceeds of any Loan or Letter of Credit will be used for any improper payments, directly or, to the knowledge of the Borrower, indirectly, to any governmental official or employee, political party, official of a political party, candidate for political office, or any other Person in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or any similar applicable Laws issued, administered or enforced by any Governmental Authority having jurisdiction over the Borrower.
ARTICLE VI
Affirmative Covenants
From and after the Amendment Effective Date and until the Termination Date, the Borrower shall, and shall (except in the case of the covenants set forth in Section 6.01, Section 6.02 and Section 6.03) cause each Restricted Subsidiary to, and shall (in the case of the covenants set forth in Section 6.07) cause each Subsidiary to:
Section 6.01.    Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender:
(a)    with respect to each fiscal year of the Borrower, beginning with the fiscal year ended December 31, 2025, within the later of (i) sixty (60) days after the end of each fiscal year of the Borrower and (ii) five (5) days after the time period specified by the SEC under the Exchange Act for annual reporting (or fifteen (15) days thereafter if the Borrower timely files a Form 12b-25 (or any successor form)), its audited consolidated balance sheet and related statements of operations, comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the previous fiscal year, accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing (without a “going concern” or like qualification or exception (other than (x) an emphasis of matter to the extent such statement does not qualify such audit in any respect, (y) with respect to, or resulting from, the regularly scheduled maturity of the Loans hereunder or any other Indebtedness occurring within one year from the time such opinion is delivered or (z) a prospective default under any financial covenant)) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b)    beginning with the first fiscal quarter ending after the Amendment Effective Date, with respect to the first three (3) fiscal quarters of each fiscal year of the Borrower, within the later of (i) forty-five (45) days after the end of each such fiscal quarter, and (ii) five (5) days after the time period specified by the SEC under the Exchange Act for quarterly reporting (or five (5) days thereafter if the Borrower timely files a Form 12b-25 (or any successor form)), its consolidated balance sheet and related statements of operations, comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the

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previous fiscal year, all certified by a Responsible Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end adjustments and the absence of footnotes; and
(c)    simultaneously with the delivery of each set of consolidated financial statements referred to in Section 6.01(a) and (b) above (i) the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements and (ii) a customary management discussion and analysis of operating results.
Notwithstanding the foregoing, the obligations in clauses (a), (b) and (c)(ii) of this Section 6.01 may be satisfied with respect to financial information and management discussion and analysis of operating results of the Borrower and its Subsidiaries by furnishing the Borrower’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, filed with the SEC.
Section 6.02.    Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:
(a)    no later than five (5) Business Days after the date on which the financial statements referred to in Section 6.01(a) and (b) are delivered (or deemed delivered), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;
(b)    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;
(c)    (i) on the Business Day that is immediately prior to the date that is 91 days prior to the final scheduled maturity date of the Convertible Notes, to the extent any Convertible Notes are outstanding on such date, a certificate of a Responsible Officer of the Borrower setting forth (A) the aggregate principal amount of the Convertible Notes that are outstanding on such date and (B) the Available Liquidity as of such date and (ii) if, on the date that is 91 days prior to the final scheduled maturity date of the Convertible Notes, both (A) the aggregate principal amount of the Convertible Notes that are outstanding on such date exceeds the Springing Maturity Threshold Amount as of such date and (B) Available Liquidity as of such date is less than 125% of the aggregate principal amount of the Convertible Notes that are outstanding on such date, then a notice thereof from a Responsible Officer of the Borrower;
(d)    together with each Compliance Certificate delivered pursuant to Section 6.02(a), (i) a Perfection Certificate Supplement as required by Section 3.03 of the Security Agreement or confirming that there have been no updates since the most recently delivered Perfection Certificate Supplement (or the Perfection Certificate, as the case may be), (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a prepayment under Section 2.05(b), (iii) a list of Subsidiaries that identifies each Subsidiary as a Material Subsidiary, Unrestricted Subsidiary or an Immaterial Subsidiary as

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of the last day of the period covered by such Compliance Certificate or a confirmation that there is no change in such information since the later of the Amendment Effective Date and the date of the last such list and (iv) such other information required by the Compliance Certificate; and
(e)    promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request (including, without limitation, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation (to the extent applicable)); provided that the Borrower will not be required to provide any information (i) that constitutes non-financial trade secrets or non-financial proprietary information of the Borrower or any of its Subsidiaries or any of their respective customers or suppliers, (ii) in respect of which disclosure to the Administrative Agents or any Lender (or any of their respective representatives) is prohibited by applicable Law or (iii) the disclosure of which would waive or impair any attorney-client privilege or violate any confidentiality obligations owed to any third party by the Borrower or any Subsidiary.
Documents required to be delivered pursuant to Sections 6.01(a), (b) and (c) or Sections 6.02(b) and (e) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on EDGAR or the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that upon written request by the Administrative Agent, the Borrower shall deliver electronic copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering electronic copies is given by the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of electronic copies of such documents from the Administrative Agent and maintaining its copies of such documents.
The Borrower hereby acknowledges that (a) the Administrative Agent may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak, ClearPar or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (iii) all Borrower Materials marked

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“PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
Section 6.03.    Notices.
(a)    Promptly after a Responsible Officer of the Borrower obtains actual knowledge thereof, notify the Administrative Agent for prompt further distribution to each Lender:
(i)    of the occurrence of any Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto;
(ii)    of any litigation or governmental proceeding (including, without limitation, in connection with any Environmental Laws) pending against the Borrower or any of the Restricted Subsidiaries that could reasonably be expected to result in a Material Adverse Effect; and
(iii)    of the occurrence of any ERISA Event or similar event which could reasonably be expected to have a Material Adverse Effect.
(b)    At least five Business Days prior to any anticipated modification of the Initial Term Maturity Date or the Initial Revolving Credit Maturity Date pursuant to the applicable definition thereof, the Borrower shall provide written notice to the Administrative Agent of such anticipated modification.
Section 6.04.    Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization or incorporation and (b) take all reasonable action to maintain all rights (including IP Rights), privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except in the case of clauses (a) (other than with respect to the Borrower) and (b), (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 7.04 or Section 7.05.
Section 6.05.    Maintenance of Properties. Except if the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.
Section 6.06.    Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and its Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons. Subject to

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Section 6.12, each such insurance policy (excluding any business interruption insurance policy) maintained in the United States shall (a) in the case of each general liability (including excess and umbrella general liability) insurance policy, name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder and (b) in the case of each property or casualty insurance policy, contain a loss payable clause or endorsement that names the Collateral Agent, on behalf of the Secured Parties, as the lender’s loss payee thereunder.
Section 6.07.    Compliance with Laws.
(a)    Comply in all respects with the requirements of all Laws and all orders, writs, injunctions, decrees and judgments applicable to it or to its business or property (including without limitation Environmental Laws and ERISA, but excluding Sanctions Laws and Regulations and FCPA and other applicable anti-corruption Laws), except if the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    Comply in all material respects with Sanctions Laws and Regulations and FCPA and other applicable anti-corruption Laws.
Section 6.08.    Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects shall be made of all material financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be, sufficient to prepare financial statements in conformity with GAAP consistently applied.
Section 6.09.    Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties and to discuss its affairs, finances and accounts with its directors, managers, officers and independent public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section 6.09 and the Administrative Agent shall not exercise such rights more often than one (1) time during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrower’s expense; provided, further, that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.09, none of the Borrower or any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.
Section 6.10.    Covenant to Guarantee Obligations and Give Security. At the Borrower’s expense, take all action necessary or reasonably requested by the Administrative Agent to

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ensure that the Collateral and Guarantee Requirement continues to be satisfied. Without limiting the generality of the foregoing, within sixty (60) days (or such longer period as the Administrative Agent may agree in its reasonable discretion) after the formation or acquisition of any new direct or indirect Subsidiary (in each case, other than an Excluded Subsidiary) by any Loan Party, the designation in accordance with Section 6.13 of any existing direct or indirect Subsidiary as a Restricted Subsidiary or any Excluded Subsidiary ceasing to be an Excluded Subsidiary (including following designation by the Borrower of any Subsidiary as a Guarantor pursuant to the definition of Guarantors), the Borrower shall:
(a)    cause each such Restricted Subsidiary to duly execute and deliver to the Administrative Agent or the Collateral Agent, as applicable, a Guaranty Supplement, a Security Agreement Supplement and such other joinders, supplements, agreements, certificates, opinions, instruments and other documents as are reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent or the Collateral Agent, as applicable, in connection with the satisfaction of the Collateral and Guarantee Requirement;
(b)    cause each such Restricted Subsidiary to deliver, in each case to the extent applicable, (i) any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and (ii) instruments evidencing the Indebtedness held by such Restricted Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Collateral Agent; and
(c)    take and cause such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary to take whatever action (including the recording of the filing of financing statements) may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens with the priority required by, and subject to, the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law).
Section 6.11.    Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, in a manner consistent with the uses set forth in Section 5.17.
Section 6.12.    Further Assurances.
Subject to the limitations set forth herein and in the other Loan Documents, promptly upon reasonable request by the Administrative Agent or the Collateral Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) subject to the limitations set forth in the Collateral and Guarantee Requirement, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or the Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of this Agreement and the Collateral Documents.

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Section 6.13.    Designation of Subsidiaries.
(a)    Subject to clauses (b) and (c) below, the Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.
(b)    The Borrower may not (i) designate any Restricted Subsidiary as an Unrestricted Subsidiary, or (ii) designate an Unrestricted Subsidiary as a Restricted Subsidiary, in each case unless, immediately after giving effect to such designation, no Event of Default shall have occurred or be continuing.
(c)    (i) The Borrower may not designate a Restricted Subsidiary as an Unrestricted Subsidiary unless such Restricted Subsidiary does not own, or hold an exclusive license to, any IP Rights, in each case, that is material to the business of the Borrower and its Restricted Subsidiaries, taken as a whole, and (ii) the Borrower and its Restricted Subsidiaries shall not be permitted to transfer to any Unrestricted Subsidiary legal or beneficial ownership of, or an exclusive license to, any IP Rights, in each case, that is material to the business of the Borrower and its Restricted Subsidiaries, taken as a whole; provided that the foregoing shall not be deemed or interpreted to restrict any exclusive licenses granted to such Unrestricted Subsidiary for a legitimate business purpose that is only exclusive with respect to a particular type or field (or types or fields) of usage or a certain territory or group of territories, in each case that does not effectively result in the transfer of beneficial ownership of such IP Rights.
Section 6.14.    Payment of Taxes. The Borrower will pay and discharge, and will cause each of the Restricted Subsidiaries to pay and discharge, all Taxes imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, may reasonably be expected to become a Lien upon any properties of the Borrower or any of the Restricted Subsidiaries not otherwise permitted under this Agreement; provided that neither the Borrower nor any of the Restricted Subsidiaries shall be required to pay any such Tax or claim which is being contested in good faith and by proper proceedings if (x) such Person has maintained adequate reserves with respect thereto in accordance with GAAP or (y) the failure to pay such Tax or claim would not reasonably be expected, individually or in the aggregate, to constitute a Material Adverse Effect.
Section 6.15.    Nature of Business. The Borrower and its Restricted Subsidiaries will engage only in material lines of business the same as or substantially similar to those lines of business conducted by the Borrower and its Restricted Subsidiaries on the Amendment Effective Date or any business reasonably related, complementary or ancillary thereto.

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ARTICLE VII
Negative Covenants
From and after the Amendment Effective Date and until the Termination Date, the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to:
Section 7.01.    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)    Liens pursuant to any Loan Document;
(b)    Liens existing on the Amendment Effective Date and, to the extent individually securing Indebtedness in excess of $5,000,000, set forth on Schedule 7.01(b) to the Disclosure Letter;
(c)    Liens for Taxes (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;
(d)    statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business (other than a Lien imposed under Section 430(k) of the Code or Section 303(k) of ERISA) (i) which secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled (or, if filed, have been discharged or stayed) and no other action has been taken to enforce such Lien or (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;
(e)    (i) pledges, deposits or Liens arising as a matter of law in the ordinary course of business in connection with workers’ compensation, payroll taxes, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiary;
(f)    Liens incurred in the ordinary course of business to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations);
(g)    easements, rights-of-way, restrictions, covenants, conditions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary;

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(h)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);
(i)    Liens securing Indebtedness permitted under Section 7.03(f); provided that (i) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and improvements, attachments, additions and accessions to such property and the proceeds and the products thereof and customary security deposits, and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capitalized Leases; provided that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender;
(j)    leases, licenses, subleases or sublicenses and Liens on the property covered thereby, in each case, granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower or any Restricted Subsidiary, taken as a whole, or (ii) secure any Indebtedness;
(k)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(l)    Liens (i) of a collection bank (including those arising under Section 4.01-210 of the Uniform Commercial Code) on the items in the course of collection and (ii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are within the general parameters customary in the banking industry;
(m)    Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(c), (j), (t) or (y) to be applied against the purchase price for such Investment and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
(n)    Liens in favor of the Borrower or a Restricted Subsidiary securing Indebtedness permitted under Section 7.03(e) (provided that, solely with respect to Indebtedness required to be Subordinated Debt under Section 7.03(e), such Lien shall be subordinated to the Liens on the Collateral securing the Obligations to the same extent);
(o)    Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.13), in each case after the Amendment Effective Date; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than replacements thereof and improvements,

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attachments, additions and accessions to such property and the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) the Indebtedness secured thereby is permitted under Section 7.03;
(p)    any interest or title of a lessor or sublessor under leases or subleases entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;
(q)    Liens, if any, arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;
(r)    Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;
(s)    Liens, if any, arising from precautionary Uniform Commercial Code financing statement filings;
(t)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(u)    any zoning or similar Law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary;
(v)    Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit issued for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;
(w)    the modification, replacement, renewal or extension of any Lien permitted by clauses (b), (i) and (o) of this Section 7.01; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, described as collateral in the terms of the Indebtedness being Refinanced or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof; and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;
(x)    ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located;

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(y)    Liens on property of a Non-Loan Party securing Indebtedness or other obligations of such Non-Loan Party;
(z)    Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
(aa)    Liens securing Indebtedness permitted pursuant to Section 7.03(t); provided that such Liens may be either a Lien on the Collateral that is pari passu with the Lien securing the Obligations (but may not be secured by any assets that are not Collateral) or a Lien ranking junior to the Lien on the Collateral securing the Obligations and, in any such case, the beneficiaries thereof (or an agent on their behalf) shall have entered into an Acceptable Intercreditor Agreement;
(bb)    Liens securing Indebtedness permitted pursuant to Section 7.03(m);
(cc)    other Liens securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $186,000,000 and (y) 30% of LTM Consolidated EBITDA at the time of incurrence thereof;
(dd)    Liens securing Indebtedness permitted pursuant to Section 7.03(w); provided that, to the extent such Liens are on the Collateral, such Liens may be either a Lien on the Collateral that is pari passu with the Lien securing the Obligations or a Lien ranking junior to the Lien on the Collateral securing the Obligations and, in any such case, the beneficiaries thereof (or an agent on their behalf) shall have entered into an Acceptable Intercreditor Agreement;
(ee)    Liens securing Indebtedness permitted pursuant to Section 7.03(v); provided that (i) such Liens shall only secure the obligations secured on the date of the related Permitted Acquisition or other similar Investment and such Liens shall not extend to any other property of the Borrower and its Restricted Subsidiaries that is not after-acquired property of the relevant acquired entities contemplated to be secured by such Indebtedness on the date of assumption thereof (and for the avoidance of doubt, no such after-acquired property shall be property of the Borrower and its Restricted Subsidiaries in existence prior to such date of assumption) and (ii) to the extent such Liens are on the Collateral, the beneficiaries thereof (or an agent on their behalf) shall have entered into an Acceptable Intercreditor Agreement;
(ff)    Liens securing Indebtedness permitted pursuant to Section 7.03(b) and (o);
(gg)    with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by Law;
(hh)    Liens on Receivables Financing Assets arising in connection with a Permitted Receivables Financing; and
(ii)    Liens on Excluded Accounts securing Indebtedness permitted by Section 7.03(b), (m) and (o); and

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(jj)    Liens on the Equity Interests of JV Entities securing financing arrangements for the benefit of the applicable JV Entity that are not otherwise prohibited under this Agreement.
With respect to any secured Indebtedness that was permitted to be secured at the time of the incurrence of such Indebtedness, the accrual of interest, fees and other obligations in respect thereof, the accretion of accreted value, the amortization of original issue discount and the payment of interest in the form of additional secured Indebtedness shall not be deemed to be an incurrence of a Lien for purposes of this Section 7.01.
Section 7.02.    Investments. Make any Investments, except:
(a)    Investments by the Borrower or a Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made, and Investments made in accordance with the Borrower’s investment policy as approved by the Borrower’s board of directors from time to time;
(b)    loans or advances to officers, directors, managers, partners and employees of the Borrower or the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation, customary fringe benefits and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of the Borrower and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $12,400,000 and (y) 2.00% of LTM Consolidated EBITDA, determined as of the time such loan or advance is made;
(c)    asset purchases (including purchases of inventory, supplies and materials) and the licensing or contribution of IP Rights pursuant to joint marketing arrangements with other Persons, in each case in the ordinary course of business;
(d)    Investments (i) by any Loan Party in any other Loan Party, (ii) by any Non-Loan Party in any Loan Party, (iii) by any Non-Loan Party in any other Non-Loan Party and (iv) by any Loan Party in any Non-Loan Party; provided that the aggregate amount of such Investments in Non-Loan Parties pursuant to the foregoing clause (iv) shall not exceed in an aggregate amount, as valued at cost at the time each such Investment is made, (A) the greater of (x) $155,000,000 and (y) 25% of LTM Consolidated EBITDA (which cap shall not apply to any Investments received in respect of, or consisting of, (w) the transfer or contribution of Equity Interests in or Indebtedness of any Foreign Subsidiary to any other Foreign Subsidiary, (x) intercompany Investments made and liabilities incurred in the ordinary course of business in connection with cash management operations of the Borrower or any of its Restricted Subsidiaries and (y) intercompany loans, advances or Indebtedness having a term not exceeding 364 days), plus (B) an amount equal to any returns of capital or sale proceeds actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment valued at cost at the time such Investment was made);
(e)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

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(f)    Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and/or Restricted Payments permitted under Section 7.01, Section 7.03, Section 7.04, Section 7.05 and Section 7.06, respectively (other than, in each case, by reference to this Section 7.02(f));
(g)    Investments existing on the Amendment Effective Date and any modification, replacement, renewal, reinvestment or extension of any such Investments; provided that the amount of any Investment permitted pursuant to this Section 7.02(g) is not increased from the amount of such Investment on the Amendment Effective Date except pursuant to the terms of such Investment as of the Amendment Effective Date or as otherwise permitted by this Section 7.02;
(h)    Investments in Swap Contracts permitted under Section 7.03(g);
(i)    promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05 or transactions specifically excluded from the definition of Disposition;
(j)    any Acquisition, together with any Investments in Restricted Subsidiaries necessary to consummate a transaction otherwise permitted by this clause (j); provided that except in the case of a Limited Condition Transaction (in which case, compliance with this clause (j) shall be determined in accordance with Section 1.09(a)), (i) immediately before and immediately after giving Pro Forma Effect to any such Acquisition and related Investments, no Default shall have occurred and be continuing, (ii) after giving effect to any such Acquisition and related Investments, the Borrower shall be in compliance with the covenant in Section 6.15 and (iii) to the extent required by the Collateral and Guarantee Requirement, (A) the property, assets and businesses acquired in such Acquisition shall become Collateral and (B) any such newly created or acquired Restricted Subsidiary (other than an Excluded Subsidiary) shall become a Guarantor, in each case in accordance with Section 6.10 (any Acquisition that meets the requirements set forth in this clause (j), a “Permitted Acquisition”), provided that the aggregate cash consideration funded by a Loan Party and allocable to all such Acquisitions of any Person that is not and will not become a Loan Party (as reasonably determined by the Borrower) shall not exceed the greater of (x) $155,000,000 and (y) 25% of LTM Consolidated EBITDA;
(k)    Investments in respect of the Borrower’s entry into (including any payments of premiums in connection therewith), and performance of obligations under, any Permitted Call Spread Transaction or any Permitted Forward Agreement;
(l)    Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;
(m)    Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy, insolvency or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

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(n)    [reserved];
(o)    advances of payroll payments to employees in the ordinary course of business;
(p)    [reserved];
(q)    Investments held by a Restricted Subsidiary acquired after the Amendment Effective Date or of a Person merged into the Borrower or merged, amalgamated or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Amendment Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(r)    Guarantee Obligations of the Borrower or any Restricted Subsidiary in respect of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;
(s)    Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests (and cash in lieu of fractional shares);
(t)    Investments in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, not exceeding (i) the greater of (x) $310,000,000 and (y) 50% of LTM Consolidated EBITDA, plus (ii) an amount equal to any returns of capital or sale proceeds actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment valued at cost at the time such Investment was made);
(u)    Investments in JV Entities and Unrestricted Subsidiaries in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, not exceeding (i) the greater of (x) $93,000,000 and (y) 15% of LTM Consolidated EBITDA, plus (ii) an amount equal to any returns of capital or sale proceeds actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment valued at cost at the time such Investment was made);
(v)    Investments in connection with a Permitted Receivables Financing;
(w)    contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy or insolvency of either the Borrower or any Restricted Subsidiary;
(x)    Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”; provided that such Investments were not incurred in contemplation of such redesignation;
(y)    Investments; provided that, at the time of such Investment, (x) no Event of Default shall have occurred and be continuing and (y) the Total Net Leverage Ratio as of the last day of the most recently ended Test Period, after giving Pro Forma Effect to such Investment, is

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not greater than the Total Net Leverage Ratio that is 0.25 to 1.00 less than the maximum Total Net Leverage Ratio applicable under the TNLR Financial Covenant at such time (for the avoidance of doubt, after giving pro forma effect to the application of a Covenant Toggle, if applicable); and
(z)    Investments resulting from transactions entered into in order to consummate a Permitted Tax Restructuring.

Section 7.03.    Indebtedness. Create, incur or assume any Indebtedness, except:
(a)    Indebtedness of the Borrower and any of its Subsidiaries under the Loan Documents;
(b)    Indebtedness incurred or which may be deemed to exist pursuant to any Guarantees, performance, statutory or similar obligations (including in connection with workers’ compensation) or obligations in respect of letters of credit, surety bonds, bank guarantees or similar instruments related thereto incurred in the ordinary course of business, or pursuant to any appeal obligation, appeal bond or letter of credit in respect of judgments that do not constitute an Event of Default under Section 8.01(h);
(c)    (i) Surviving Indebtedness, that, to the extent is individually in excess of $5,000,000, is listed on Schedule 7.03(c) to the Disclosure Letter, and (ii) any Permitted Refinancing Indebtedness in respect of any of the foregoing;
(d)    Guarantee Obligations of the Borrower and its Restricted Subsidiaries in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted hereunder (except that Non-Loan Parties may not, by virtue of this Section 7.03(d), guarantee Indebtedness that such Non-Loan Parties could not otherwise incur under this Section 7.03); provided that, if the Indebtedness being guaranteed is subordinated to the Obligations, such Guarantee Obligation shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;
(e)    Indebtedness of the Borrower or any Restricted Subsidiary owing to the Borrower or any other Restricted Subsidiary to the extent constituting an Investment permitted by Section 7.02; provided that all such Indebtedness of any Loan Party owed to any Person that is not a Loan Party shall be subordinated to the Obligations pursuant to the subordination provisions of the Global Intercompany Note or on terms at least as favorable to the Lenders as those set forth in the Global Intercompany Note;
(f)    (i) Attributable Indebtedness and other Indebtedness financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets (provided that such Indebtedness is incurred concurrently with or within two hundred seventy (270) days after the applicable acquisition, construction, repair, replacement or improvement), (ii) Attributable Indebtedness arising out of Permitted Sale Leasebacks and (iii) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clauses (i) and (ii); provided that the aggregate principal amount of Indebtedness outstanding pursuant to this Section 7.03(f) does not

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exceed the greater of (x) $186,000,000 and (y) 30% of LTM Consolidated EBITDA, determined at the time such Indebtedness is incurred;
(g)    Indebtedness in respect of Swap Contracts (i) entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual or anticipated exposure (other than those in respect of shares of capital stock or other equity ownership interests of the Borrower or any Subsidiary), (ii) entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary and (iii) entered into to hedge commodities, currencies, foreign exchange rates, general economic conditions, raw materials prices, revenue streams or business performance;
(h)    [reserved];
(i)    Indebtedness representing deferred compensation to employees of the Borrower and its Restricted Subsidiaries incurred in the ordinary course of business;
(j)    any Indebtedness to current or former officers, directors, partners, managers, consultants and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower permitted by Section 7.06(f);
(k)    Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case to the extent constituting indemnification obligations or obligations in respect of deferred purchase price obligations, purchase price adjustments or other similar obligations (including earn-outs);
(l)    Indebtedness consisting of obligations of the Borrower or any of its Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with Permitted Acquisitions or any other Investment expressly permitted hereunder;
(m)    Cash Management Obligations and other Indebtedness in respect of corporate credit cards, netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case incurred in the ordinary course;
(n)    Indebtedness consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(o)    Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

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(p)    obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;
(q)    Indebtedness supported by a Letter of Credit in a principal amount not to exceed the face amount of such Letter of Credit;
(r)    (i)  unsecured Indebtedness of the Borrower or any Restricted Subsidiary in an unlimited amount, so long as the Total Net Leverage Ratio (after giving Pro Forma Effect to such Indebtedness and the use of proceeds thereof but excluding the cash proceeds therefrom) as of the last day of the most recently ended Test Period is not greater than the Total Net Leverage Ratio that is 0.25 to 1.00 less than the maximum Total Net Leverage Ratio applicable under the TNLR Financial Covenant at such time (provided that, with respect to all Indebtedness of this clause (r), (A) such Indebtedness shall not mature prior to the date that is ninety one (91) days after the Latest Maturity Date of any then outstanding Term Loans (but may have a springing maturity date consistent with the Initial Term Facility and the Initial Revolving Credit Facility) or have a Weighted Average Life to Maturity less than the longest remaining Weighted Average Life to Maturity of any then outstanding Term Loans plus ninety one (91) days; provided that the foregoing requirements of this clause (A) shall not apply to any Qualifying Bridge Facility, to customary mandatory prepayments upon asset sales, casualty events, excess cash flow, change of control or other similar event risk provisions or to customary change of control, fundamental change, make-whole fundamental change or other similar event risk provisions and, for the avoidance of doubt, provisions providing for settlement upon conversion of Permitted Convertible Indebtedness), (B) such Indebtedness shall not have mandatory prepayment, redemption or offer to purchase events more onerous than those applicable to any then outstanding Term Loans (other than (1) customary offers to repurchase required upon the consummation of an asset sale, change of control or other fundamental change or (2) provisions entitling holders of Permitted Convertible Indebtedness to convert or settle such Permitted Convertible Indebtedness for cash, Equity Interests, or a combination thereof (or other securities or property following a merger event, reclassification or other change of the Equity Interests) (and cash in lieu of fractional shares) on or prior to maturity); provided that the foregoing requirements of this clause (B) shall not apply to any Qualifying Bridge Facility, to customary mandatory prepayments upon asset sales, casualty events, excess cash flow, change of control or other similar event risk provisions or to customary change of control, fundamental change, make-whole fundamental change or other similar event risk provisions and, for the avoidance of doubt, provisions providing for settlement upon conversion of Permitted Convertible Indebtedness), (C) the other terms and conditions of such Indebtedness (excluding pricing and optional prepayment or redemption terms or other provisions applicable only to periods after the Latest Maturity Date) reflect market terms and conditions at the time of incurrence or issuance of such Indebtedness (as reasonably determined by the Borrower in good faith) and (D) the maximum aggregate principal amount of Indebtedness that may be incurred pursuant to this Section 7.03(r) by Non-Loan Parties shall not exceed the greater of (x) $186,000,000 and (y) 30% of LTM Consolidated EBITDA at any one time outstanding); and (ii) any Permitted Refinancing of Indebtedness incurred under the foregoing clause (r)(i);

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(s)    Indebtedness incurred by a Non-Loan Party, and guarantees thereof by a Non-Loan Party, in an aggregate outstanding principal amount not to exceed (A) the greater of (x) $124,000,000 and (y) 20% of LTM Consolidated EBITDA, determined at the time such Indebtedness is incurred plus (B) additional Indebtedness incurred from time to time pursuant to asset-based resolving facilities provided by commercial banks or similar financial institutions; provided that (1) such Indebtedness is secured only by Liens on the current assets of Restricted Subsidiaries that are not Loan Parties (and not on the Collateral), (2) Loan Parties shall not Guarantee such Indebtedness unless such Guarantees would otherwise be permitted under Section 7.02, and (3) borrowings under such asset-based revolving facilities shall be subject to a borrowing base or similar advance rate criteria;
(t)    (i) Indebtedness (in the form of senior secured, senior unsecured, senior subordinated, or subordinated notes or loans) incurred by the Borrower to the extent that the Borrower would have been permitted to incur such Indebtedness as an Incremental Facility pursuant to Section 2.14; provided that (A) upon the effectiveness of such Indebtedness, except in connection with a Limited Condition Transaction (in which case no Specified Event of Default shall have occurred and is continuing or would result therefrom), no Default has occurred and is continuing or shall result therefrom, (B) such Indebtedness shall not mature earlier than the Latest Maturity Date of any then outstanding Term Loans (but may have a springing maturity date consistent with the Initial Term Facility and the Initial Revolving Credit Facility); provided that the foregoing requirements of this clause (B) shall not apply to any Qualifying Bridge Facility, (C) as of the date of the incurrence of such Indebtedness, the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than the longest remaining Weighted Average Life to Maturity of any then outstanding Term Loans; provided that the foregoing requirements of this clause (C) shall not apply to any Qualifying Bridge Facility, (D) no Restricted Subsidiary is a borrower or guarantor with respect to such Indebtedness unless such Restricted Subsidiary is a Subsidiary Guarantor which shall have previously or substantially concurrently guaranteed the Obligations, (E) if such Indebtedness is secured, it is not secured by any assets not securing the Obligations unless such assets substantially concurrently with such incurrence secure the Obligations and (F) the other terms and conditions of such Indebtedness (excluding pricing, optional prepayment or redemption terms or other provisions applicable only to periods after the Latest Maturity Date) reflect market terms on the date of incurrence or issuance of such Indebtedness (as reasonably determined by the Borrower in good faith) (such Indebtedness incurred pursuant to this clause (t) being referred to as “Incremental Equivalent Debt”) and (ii) any Permitted Refinancing of Indebtedness incurred under the foregoing clause (t)(i);
(u)    additional Indebtedness in an aggregate outstanding principal amount not to exceed the greater of (x) $248,000,000 and (y) 40% of LTM Consolidated EBITDA, determined at the time such Indebtedness is incurred;
(v)    Indebtedness assumed in connection with, or existing at the time a Person is acquired pursuant to, a Permitted Acquisition or other similar Investment not prohibited hereunder and not created in contemplation thereof, so long as, if such Indebtedness is secured, any Liens securing such Indebtedness are permitted by Section 7.01(ee);
(w)    (i) Indebtedness (in the form of senior secured, senior unsecured, senior subordinated, or subordinated notes or loans) incurred by the Borrower or any of its Restricted

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Subsidiaries to the extent that 100% of the Net Cash Proceeds therefrom are, immediately after the receipt thereof, applied solely to the prepayment of Term Loans in accordance with Section 2.05(b)(iii); provided that (A) such Indebtedness shall not mature earlier than the Maturity Date with respect to the relevant Class of Term Loans being refinanced (but may have a springing maturity date consistent with the Initial Term Facility and the Initial Revolving Credit Facility), provided that the foregoing requirements of this clause (A) shall not apply to any Qualifying Bridge Facility, (B) as of the date of the incurrence of such Indebtedness, the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than the remaining Weighted Average Life to Maturity of then-remaining Term Loans being refinanced, provided that the foregoing requirements of this clause (B) shall not apply to any Qualifying Bridge Facility, (C) no Restricted Subsidiary is a borrower or guarantor with respect to such Indebtedness unless such Restricted Subsidiary is a Subsidiary Guarantor which shall have previously or substantially concurrently guaranteed the Obligations, (D) if such Indebtedness is secured, it is not secured by any assets not securing the Obligations unless such assets substantially concurrently with such incurrence secure the Obligations, (E) the terms and conditions of such Indebtedness (excluding pricing and optional prepayment or redemption terms or covenants or other provisions applicable only to periods after the maturity date of the Term Loans being refinanced) reflect market terms and conditions on the date of incurrence or issuance of such Indebtedness, as reasonably determined by the Borrower in good faith, and such Indebtedness shall not participate in mandatory prepayments on a greater than pro rata basis with the Term Loans and (F) the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower, together with all relevant financial information reasonably requested by the Administrative Agent, including reasonably detailed calculations demonstrating compliance with clauses (A), (B), (C), (D) and (E) above and (ii) any Permitted Refinancing of Indebtedness incurred under the foregoing clause (w)(i);
(x)    Indebtedness with respect to any Permitted Receivables Financing;
(y)    [reserved];
(z)    [reserved]; and
(aa)    all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (z) above.
For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (z) above, the Borrower may, in its sole discretion, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Loan Documents will be deemed to have been incurred in reliance only on the exception in clause (a) of this Section 7.03.
The accrual of interest, the accretion of accreted value, the amortization of original issue discount and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03.

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Section 7.04.    Fundamental Changes. Merge, amalgamate, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:
(a)    any Restricted Subsidiary may merge, amalgamate or consolidate with (i) the Borrower (provided that the resulting entity shall succeed as a matter of law to all of the Obligations of the Borrower), or (ii) any one or more other Restricted Subsidiaries (provided that when any Restricted Subsidiary that is a Loan Party is merging or amalgamating with another Restricted Subsidiary, a Loan Party shall be a continuing or surviving Person, as applicable, or the resulting entity shall succeed as a matter of law to all of the Obligations of such Loan Party (including, without limitation, as the Borrower, as applicable)) and (iii) in order to consummate a Permitted Tax Restructuring;
(b)    (i) any Non-Loan Party may merge, amalgamate or consolidate with or into any other Non-Loan Party, (ii) (A) any Restricted Subsidiary may liquidate, dissolve or wind up, or (B) any Restricted Subsidiary may change its legal form, in each case, if the Borrower determines in good faith that such action is in the best interests of the Borrower and its Subsidiaries and is not materially disadvantageous to the Lenders and (iii) the Borrower may change its legal form if the Borrower determines in good faith that such action is in the best interests of the Borrower and its Subsidiaries, and the Administrative Agent reasonably determines it is not disadvantageous to the Lenders;
(c)    any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then either (i) the transferee must be a Loan Party or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Non-Loan Party in accordance with Section 7.02 and Section 7.03, respectively, as applicable;
(d)    so long as no Default exists or would result therefrom, the Borrower may merge or amalgamate with any other Person (1) in a transaction in which the Borrower is the continuing or surviving entity of such transaction or (2) in a transaction in which such other Person is the surviving or continuing entity of such transaction (such person, the “Successor Borrower”); provided that, in the case of this clause (2), (i) such Successor Borrower is organized under the laws of the United States, any state thereof or the District of Columbia; (ii) such Successor Borrower shall assume the Obligations of the Borrower under the Loan Documents; (iii) each Guarantor shall have confirmed that its Guarantee shall apply to the Successor Borrower’s obligations under the Loan Documents; (iv) each Guarantor shall have by a supplement to the Security Agreement and other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under the Loan Documents; (v) [reserved]; (vi) the Borrower shall have delivered information reasonably requested in writing by the Administrative Agent (or any Lender through the Administrative Agent) reasonably required by regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act and, to the extent required the Beneficial Ownership Regulation, a Beneficial Ownership Certification and (vii) the Borrower

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shall have delivered a certificate of a Responsible Officer certifying compliance with the foregoing;
(e)    so long as no Default exists or would result therefrom, any Restricted Subsidiary may merge, amalgamate or consolidate with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Subsidiaries that is a Restricted Subsidiary, shall have complied with the requirements of Section 6.10 within the time periods specified thereby;
(f)    [reserved]; and
(g)    so long as no Default exists or would result therefrom, a merger, amalgamation, dissolution, winding up, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05, may be effected.
Section 7.05.    Dispositions. Make any Disposition, except:
(a)    Dispositions of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower and its Restricted Subsidiaries;
(b)    Dispositions of inventory and immaterial assets in the ordinary course of business (including allowing any registrations or any applications for registration of any immaterial IP Rights to lapse or go abandoned in the ordinary course of business);
(c)    Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);
(d)    Dispositions of property to the Borrower or a Restricted Subsidiary; provided that if the transferor of such property is a Loan Party, (i) the transferee thereof must be a Loan Party, (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.02, or (iii) such Disposition shall consist of the transfer of Equity Interests in or Indebtedness of any Foreign Subsidiary to any other Foreign Subsidiary;
(e)    Dispositions permitted by Section 7.02, Section 7.04 and Section 7.06 and Liens permitted by Section 7.01 (other than, in each case, by reference to this Section 7.05(e));
(f)    Dispositions of cash and Cash Equivalents in a manner not otherwise prohibited by the Loan Documents;
(g)    leases, subleases, licenses or sublicenses, in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Restricted Subsidiaries, taken as a whole;
(h)    transfers of property subject to Casualty Events;

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(i)    Dispositions of Investments in JV Entities or non-Wholly Owned Restricted Subsidiaries; provided that no Dispositions may be made pursuant to this Section 7.05(i) to the extent such JV Entity or non-Wholly Owned Restricted Subsidiary was, prior to a previous Disposition of Equity Interests in such JV Entity or non-Wholly Owned Restricted Subsidiary made pursuant to another provision of Section 7.05, a Wholly Owned Restricted Subsidiary, and such Dispositions pursuant to such other provision of Section 7.05 and this Section 7.05(i) were part of a single Disposition or series of related Dispositions, other than to the extent required by, or made pursuant to, customary buy/sell arrangements between the partners of such JV Entity or shareholders of such non-Wholly Owned Restricted Subsidiary set forth in the shareholders agreements, joint venture agreements, organizational documents or similar binding agreements relating to such JV Entity or non-Wholly Owned Restricted Subsidiary;
(j)    Dispositions of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof or pursuant to factoring arrangements, in each case to the extent not constituting a receivables financing;
(k)    the termination, unwinding or settlement of any Swap Contract, Permitted Call Spread Transaction or Permitted Forward Agreement, whether according to their respective terms or otherwise;
(l)    Permitted Sale Leasebacks;
(m)    Dispositions not otherwise permitted pursuant to this Section 7.05; provided that (i) such Disposition shall be for fair market value as reasonably determined by the Borrower in good faith, (ii) with respect to any Dispositions with a fair market value greater than or equal to $40,000,000, the Borrower or the applicable Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (provided, however, that for the purposes of this clause (m)(ii), the following shall be deemed to be cash: (A) the assumption by the transferee of Indebtedness or other liabilities contingent or otherwise of the Borrower or any of its Restricted Subsidiaries (other than Subordinated Debt) and the valid release of the Borrower or such Restricted Subsidiary, by all applicable creditors in writing, from all liability on such Indebtedness or other liability in connection with such Disposition, (B) securities, notes or other obligations received by the Borrower or any of its Restricted Subsidiaries from the transferee that are converted by the Borrower or any of its Restricted Subsidiaries into cash or Cash Equivalents within 180 days following the closing of such Disposition, (C) Indebtedness (other than Subordinated Debt) of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Disposition, to the extent that the Borrower and each other Restricted Subsidiary are released from any Guarantee Obligation with respect to such Indebtedness in connection with such Disposition and (D) the aggregate Designated Non-Cash Consideration received by the Borrower and its Restricted Subsidiaries for all Dispositions under this clause (m) having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such Designated Non-Cash Consideration is received) not to exceed the greater of (x) $124,000,000 and (y) 20% of LTM Consolidated EBITDA at any time outstanding (net of any Designated Non-Cash Consideration converted into cash and Cash Equivalents received in respect of any such Designated Non-Cash Consideration)) and (iii) the Borrower or the applicable Restricted Subsidiary complies with the applicable provisions of Section 2.05;

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(n)    the Borrower and its Restricted Subsidiaries may surrender or waive contractual rights and settle or waive contractual or litigation claims in the ordinary course of business;
(o)    Dispositions of non-core or obsolete assets acquired in connection with Permitted Acquisitions or other Investments or Dispositions required to obtain regulatory approval;
(p)    any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater fair market value of usefulness to the business of the Borrower and its Restricted Subsidiaries as a whole, as determined in good faith by the Borrower;
(q)    any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary so long as the primary assets of such Unrestricted Subsidiary are not cash or Cash Equivalents;
(r)    Dispositions consummated in connection with a Permitted Tax Restructuring;
(s)    Dispositions for cash or Cash Equivalents (other than in connection with the capitalization of any special purpose entity used to effect any such Permitted Receivables Financing) of Receivables Financing Assets in connection with any Permitted Receivables Financing; and
(t)    additional Dispositions in an aggregate amount not to exceed $100,000,000 during the term of this Agreement.
To the extent any Collateral is disposed of as expressly permitted by this Section 7.05 to any Person other than the Borrower or any Subsidiary Guarantor, such Collateral shall be sold free and clear of the Liens created by the Loan Documents and, upon the certification by the Borrower that such Disposition is permitted by this Agreement (if requested by the Administrative Agent), the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take and shall take any actions deemed appropriate in order to effect the foregoing.
Section 7.06.    Restricted Payments. Declare or make any Restricted Payment, except:
(a)    each Restricted Subsidiary may make Restricted Payments to the Borrower and to other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-Wholly Owned Restricted Subsidiary, to the Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);
(b)    (i) the Borrower may redeem in whole or in part any of its Equity Interests for another class of its Equity Interests or rights to acquire its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests, provided that any terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such other class of Equity Interests are at least as advantageous to the Lenders as those contained in the Equity Interests redeemed thereby and (ii) the Borrower may declare and make dividend payments or other distributions payable solely in Qualified Equity Interests;

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(c)    [reserved];
(d)    to the extent constituting Restricted Payments, the Borrower and its Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.02, Section 7.04 or Section 7.07 (other than, in each case, by reference to this Section 7.06(d));
(e)    repurchases of Equity Interests in the ordinary course of business in the Borrower or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
(f)    the Borrower or any Restricted Subsidiary may, in good faith, pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of it held by any future, present or former employee, director, manager, officer or consultant (or any Affiliates, spouses, former spouses, other immediate family members, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Borrower or any of its Subsidiaries pursuant to any employee, management, director or manager equity plan, employee, management, director or manager stock option plan or any other employee, management, director or manager benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, manager, officer or consultant of the Borrower or any Subsidiary, including withholding and similar Taxes related to such payments; provided that such payments do not exceed $20,000,000 in any calendar year (with unused amounts in any calendar year being carried over to the succeeding calendar years so long as the aggregate amount of all Restricted Payments made pursuant to this Section 7.06(f) in any calendar year (after giving effect to such carry-forward) shall not exceed $40,000,000);
(g)    [reserved];
(h)    the Borrower or any Restricted Subsidiary may pay any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement (it being understood that a distribution pursuant to this Section 7.06(h) shall be deemed to have utilized capacity under such other provision of this Agreement);
(i)    the Borrower or any Restricted Subsidiary may (i) pay cash in lieu of issuing fractional Equity Interests and (ii) perform its obligations under convertible Indebtedness, including without limitation Permitted Convertible Indebtedness;
(j)    the Borrower or any Restricted Subsidiary may make additional Restricted Payments in an amount not to exceed $35,000,000 in the aggregate;
(k)    [reserved];
(l)    [reserved];
(m)    the distribution, by dividend or otherwise, of Equity Interests or Indebtedness owed to the Borrower or a Restricted Subsidiary of an Unrestricted Subsidiary (or a Restricted Subsidiary that owns an Unrestricted Subsidiary; provided that such Restricted Subsidiary has no

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independent operations or business and owns no assets other than Equity Interests of an Unrestricted Subsidiary), in each case, so long as the primary assets of such Unrestricted Subsidiary are not cash or Cash Equivalents;
(n)    the Borrower or any Restricted Subsidiary may make additional Restricted Payments; provided that, at the time of such Restricted Payment, (i) no Event of Default has occurred and is continuing and (ii) the Total Net Leverage Ratio as of the last day of the most recently ended Test Period, after giving Pro Forma Effect to such Restricted Payment, is not greater than (A) on any date of determination prior to December 31, 2023, the Total Net Leverage Ratio that is 0.50 to 1.00 less than the maximum Total Net Leverage Ratio applicable under the TNLR Financial Covenant at such time and (B) on any date of determination on or after December 31, 2023, the Total Net Leverage Ratio that is 0.25 to 1.00 less than the maximum Total Net Leverage Ratio applicable under the TNLR Financial Covenant at such time; and
(o)    the Borrower may make Restricted Payments in an amount not to exceed $175,000,000 in any calendar year to repurchase common Equity Interests of the Borrower solely to the extent necessary to offset dilution of the Borrower’s common Equity Interests resulting from Equity Interests issued or granted to channel partners and contractors or in connection with director or employee compensation or benefit plans (including as a result of vesting).
Section 7.07.    Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower with a fair market value in excess of $16,500,000, whether or not in the ordinary course of business, other than:
(a)    transactions between or among the Borrower or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction;
(b)    transactions on terms not less favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;
(c)    equity issuances or any Restricted Payments permitted under Section 7.06;
(d)    loans and other transactions by and among the Borrower and/or one or more Subsidiaries to the extent not prohibited by this Article VII;
(e)    employment and severance arrangements between the Borrower or any of its Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements;
(f)    the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, managers, officers, employees and consultants of the Borrower and its Restricted Subsidiaries in the ordinary course of business;
(g)    transactions pursuant to agreements in existence on the Amendment Effective Date and set forth on Schedule 7.07 to the Disclosure Letter, or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect;

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(h)    transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”; provided that such transactions were not entered into in contemplation of such redesignation; and
(i)    transactions in connection with Permitted Tax Restructurings.
Section 7.08.    Prepayments, Etc., of Indebtedness.
(a)    Prepay, redeem, purchase, defease or otherwise satisfy prior to one year before the scheduled maturity thereof in any manner any Subordinated Debt (it being understood that payments of regularly scheduled interest, AHYDO payments and mandatory prepayments under any such Subordinated Debt Documents shall not be prohibited by this clause), except for (i) the refinancing thereof with, or the exchange thereof for, any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing), (ii) the conversion thereof to Equity Interests (other than Disqualified Equity Interests) of the Borrower and payments of cash in lieu of fractional shares, (iii) prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity in an aggregate amount not to exceed $35,000,000 in the aggregate and (iv) other prepayments, redemptions, purchases, defeasances and other payments with respect thereof prior to their scheduled maturity (provided that, at the time of any such prepayment, redemption, purchase, defeasance or other payment, (x) no Specified Event of Default has occurred and is continuing or would result therefrom and (y) the Total Net Leverage Ratio as of the last day of the most recently ended Test Period, after giving Pro Forma Effect to such prepayment, redemption, purchase, defeasance or other payment, is not greater than the Total Net Leverage Ratio that is 0.50 to 1.00 less than the maximum Total Net Leverage Ratio applicable under the TNLR Financial Covenant at such time).
(b)    Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Subordinated Debt Documents without the consent of the Required Lenders (not to be unreasonably withheld, conditioned or delayed).
Section 7.09.    [Reserved]
Section 7.10.    Subsidiary Distributions. Enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests; provided that the foregoing shall not apply to:
(a)    restrictions and conditions imposed by (i) applicable Law or (ii) any Loan Document;
(b)    restrictions and conditions existing on the Amendment Effective Date or to any extension, renewal, amendment, modification or replacement thereof, except to the extent any such extension, renewal, amendment, modification or replacement expands the scope of any such restriction or condition;
(c)    customary restrictions and conditions arising in connection with any Disposition permitted by Section 7.05;

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(d)    customary provisions in leases, licenses and other contracts restricting the assignment thereof;
(e)    restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing such Indebtedness;
(f)    any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Restricted Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition), provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to the Borrower or any other Restricted Subsidiary (other than Subsidiaries of the Person so acquired);
(g)    any restrictions or conditions in any Indebtedness permitted pursuant to Section 7.03 or by the definitions of “Refinancing Term Loans” and “Refinancing Revolving Commitments” hereof to the extent such restrictions or conditions are no more restrictive than the restrictions and conditions in the Loan Documents, taken as a whole, or, in the case of Subordinated Debt, are market terms at the time of issuance (as determined in good faith by the Borrower) or, in the case of Indebtedness of any Non-Loan Party, are imposed solely on such Non-Loan Party and its Subsidiaries;
(h)    any restrictions on cash or other deposits imposed by agreements entered into in the ordinary course of business;
(i)    customary provisions in shareholders agreements, joint venture agreements, organizational documents or similar binding agreements relating to any JV Entity or non-Wholly Owned Restricted Subsidiary and other similar agreements applicable to JV Entities and non-Wholly Owned Restricted Subsidiaries permitted under Section 7.02 and applicable solely to such JV Entity or non-Wholly Owned Restricted Subsidiary and the Equity Interests issued thereby;
(j)    customary restrictions in leases, subleases, licenses or asset sale agreements and other similar contracts otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto;
(k)    customary provisions restricting assignment of any agreement entered into in the ordinary course of business;
(l)    customary net worth provisions contained in real property leases entered into by Subsidiaries of the Borrower, so long as the Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligation; and
(m)    restrictions imposed by any agreement governing Indebtedness entered into on or after the Amendment Effective Date and permitted under Section 7.03 that are, taken as a whole, in the good faith judgment of the Borrower, no more restrictive with respect to the Borrower or any Restricted Subsidiary than customary market terms for Indebtedness of such type, so long as

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the Borrower shall have determined in good faith that such restrictions will not adversely affect in any material respect its obligation or ability to make any payments required hereunder.
Section 7.11.    Maximum Total Net Leverage Ratio.
(a)     Subject to clause (b) of this Section 7.11, the Borrower shall maintain, as of the last day of each fiscal quarter of the Borrower ending after the Amendment Effective Date, a Total Net Leverage Ratio for the Test Period ending on such day of not more than 4.00 to 1.00.
(b)    Upon the consummation of a Material Acquisition, the Borrower may elect, with respect to the fiscal quarter in which such Material Acquisition is consummated and for each of the following three consecutive fiscal quarters, to increase the maximum Total Net Leverage Ratio permitted under clause (a) of this Section 7.11 with respect to each such fiscal quarter by 0.50 to 1.00 (a “Covenant Toggle”), provided that (x) the Borrower may not elect to utilize a Covenant Toggle if a Covenant Toggle has been elected to be used by the Borrower with respect to any of the two fiscal quarters immediately prior to the proposed effectiveness of such election and (y) the maximum Total Net Leverage Ratio permitted with respect to any fiscal quarter after giving effect to a Covenant Toggle shall not exceed 4.50 to 1.00.
Section 7.12.    Minimum Interest Coverage Ratio. The Borrower shall maintain, as of the last day of each fiscal quarter of the Borrower ending after the Amendment Effective Date, an Interest Coverage Ratio that is not less than 3.50 to 1.00.
ARTICLE VIII
Events of Default and Remedies
Section 8.01.    Events of Default. Any of the following events referred to in any of clauses (a) through (j) inclusive of this Section 8.01 shall constitute an “Event of Default”:
(a)    Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder (including any amounts payable pursuant to Section 2.03(c)) or with respect to any other Loan Document; or
(b)    Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a)(i) or Section 6.04 (solely with respect to the Borrower) or Article VII; provided that an Event of Default arising from a failure to comply with Section 6.03(a)(i) shall be deemed to be no longer continuing automatically upon and simultaneously with the underlying Default ceasing to be continuing so long as the Borrower has provided notice to the Administrative Agent promptly after a Responsible Officer of the Borrower obtains knowledge of such underlying Default; or
(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Borrower of written notice thereof by the Administrative Agent or the Required Lenders; or

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(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made and such incorrect or misleading representation, warranty, certification or statement of fact, if capable of being cured, remains so incorrect or misleading for thirty (30) days after receipt by the Borrower of written notice thereof by the Administrative Agent or the Required Lenders; or
(e)    Cross-Default. Any Loan Party or any Restricted Subsidiary (i) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount exceeding the Threshold Amount or (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than any event requiring prepayment pursuant to customary asset sale events, insurance and condemnation proceeds events, change of control events and excess cash flow and indebtedness sweeps), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, all such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem all such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(ii) shall not apply to (A) secured Indebtedness that becomes due (or requires an offer to purchase) as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness, (B) any repurchase, prepayment, defeasance, redemption, conversion or settlement with respect to any Permitted Convertible Indebtedness, including the Convertible Notes or any Permitted Refinancing Indebtedness in respect thereof, or satisfaction of any condition giving rise to or permitting the foregoing, pursuant to its terms unless such repurchase, prepayment, defeasance, redemption, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default or (C) any early payment requirement or unwinding or termination with respect to any Swap Contract, Permitted Call Spread Transaction or Permitted Forward Agreement or satisfaction of any condition giving rise to or permitting the foregoing, in accordance with the terms thereof where neither the Borrower nor any of its Subsidiaries is the “defaulting party” (or substantially equivalent term) under the terms of such Swap Agreement, Permitted Call Spread Transaction or Permitted Forward Agreement; provided, further, that (x) such failure or breach is unremedied and is not waived by the required holders of such Indebtedness and (y) for the avoidance of doubt, any event or condition set forth under this clause (e) shall not, until the expiration of any applicable grace period or the delivery of notice by the applicable holder or holders of such Indebtedness, constitute an Event of Default for purposes of this Agreement; or
(f)    Insolvency Proceedings, Etc. Except with respect to any dissolution or liquidation of a Restricted Subsidiary expressly permitted by Section 7.04, any Loan Party or any of the Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it

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or for all or any material part of its property; or any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days; or an order for relief is entered in any such proceeding; or
(g)    Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or
(h)    Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or
(i)    Invalidity of Collateral Documents. Any material provision of any Collateral Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or Section 7.05) or solely as a result of (x) acts or omissions of the Collateral Agent in respect of certificates, promissory notes or instruments actually delivered to it or as a result of the Collateral Agent’s failure to make necessary filings, including UCC financing statements, UCC continuation statements and intellectual property filings, or (y) the occurrence of the Termination Date, ceases to be in full force and effect or ceases to create a valid and perfected lien, with the priority set forth in the Collateral and Guarantee Requirement, on a material portion of the Collateral covered thereby; or any Loan Party contests in writing the validity or enforceability of any material provision of any Collateral Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Collateral Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Collateral Document; or
(j)    Invalidity of Guarantees. Any Guarantee, after its execution and delivery, provided by the Borrower or any other Guarantor that is a Material Subsidiary, or any material provision thereof, ceases to be in full force and effect (other than pursuant to the terms hereof or thereof) or any Loan Party denies or disaffirms in writing any such Guarantor’s obligations under its Guarantee (other than upon the occurrence of the Termination Date); or
(k)    Change of Control. There occurs any Change of Control; or
(l)    ERISA. (i) An ERISA Event occurs which has resulted or could reasonably be expected to result in a Material Adverse Effect, or (ii) a Loan Party, any Restricted Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA

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under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect.
Section 8.02.    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:
(a)    declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(c)    require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
(d)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;
provided that upon the occurrence of an Event of Default under Section 8.01(f) or (g) with respect to the Borrower, the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
Section 8.03.    Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary shall be deemed not to include any Subsidiary that is an Immaterial Subsidiary or at such time could, upon designation by the Borrower, become an Immaterial Subsidiary in compliance with this Agreement, unless the portion of LTM Consolidated EBITDA attributable to such Subsidiary, together with the LTM Consolidated EBITDA attributable to all other Subsidiaries affected by such event or circumstance referred to in such clause, shall exceed 10% of LTM Consolidated EBITDA.
Section 8.04.    Application of Funds. If the circumstances described in Section 2.12(g) have occurred, or after the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), including in any bankruptcy or insolvency proceeding, any amounts received on account of the Obligations shall be applied by the Administrative Agent, subject to any applicable intercreditor

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agreement entered into by the Agents pursuant to this Agreement that is then in effect, in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, Cash Management Obligations, and obligations under Secured Hedge Agreements, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to each Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest, Cash Management Obligations and obligations under Secured Hedge Agreements) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest (including, but not limited to, post-petition interest), ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;
Fifth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, Unreimbursed Amounts, face amounts of the L/C Borrowings, Obligations under Secured Hedge Agreements and Cash Management Obligations, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fifth held by them;
Sixth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.
Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party. Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, returned to the Borrower.

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ARTICLE IX
Administrative Agent and Collateral Agent
Section 9.01.    Appointment and Authorization of Agents.
(a)    Each Lender and L/C Issuer hereby irrevocably appoints, designates and authorizes each Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, each Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against such Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)    Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Persons” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.
(c)    Each of the Lenders (in its capacities as a Lender, L/C Issuer (if applicable) and a potential Hedge Bank or Cash Management Bank) hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of (and to hold any security interest, charge or other Lien created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. The Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” under the Loan Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Agents to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of the Loan Documents and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.

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Section 9.02.    Delegation of Duties. Each Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through Affiliates, agents, employees or attorneys-in-fact, such sub-agents as shall be deemed necessary by such Agent, and shall be entitled to advice of counsel, both internal and external, and other consultants or experts concerning all matters pertaining to such duties. Each Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.
Section 9.03.    Liability of Agents. No Agent-Related Person or Arranger shall (a) be liable to any Lender for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby, including their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent or Arranger (except for its own gross negligence or willful misconduct, as determined by the final and non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), (b) be responsible in any manner to any Lender or participant for or have any duty to ascertain or inquire into any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Arranger or Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the validity, perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, the value or sufficiency of any Collateral or the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the applicable Agent, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder or (c) be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders; further, without limiting the generality of the foregoing clause (c), no Agent-Related Person or Arranger shall (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender. No Agent-Related Person or Arranger shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. No Agent or Arranger shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that an Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that such Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. No Agent or Arranger shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), or in the absence of its own gross negligence or willful

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misconduct, as determined by the final and non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein.
Section 9.04.    Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, request, consent, certificate, instrument, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent and shall not incur any liability for relying thereon. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.
Section 9.05.    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. Subject to the other provisions of this Article IX, the Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.
Section 9.06.    Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person or Arranger has made any representation or warranty to it, and that no act by any Agent or Arranger hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person or Arranger to any Lender as to any matter, including whether Agent-Related Persons or Arrangers have disclosed material information in their possession. Each Lender represents to each Agent and Arranger that it has, independently and without reliance upon any Agent-Related Person or Arranger and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person or Arranger and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to

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make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, none of the Agents or Arrangers shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person or Arranger.
Section 9.07.    Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it in its capacity as an Agent-Related Person; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final and non-appealable judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower, provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto, if any. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of any Agent.
Section 9.08.    Agents in Their Individual Capacities. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent and Collateral Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or any Affiliate of a Loan Party (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Agents shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent and Collateral Agent, and the terms “Lender” and “Lenders” include Bank of America in its individual capacity.

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Section 9.09.    Successor Agents. Any Agent may resign upon thirty (30) days’ notice to the Lenders and the Borrower. If an Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which appointment of a successor agent shall require the consent of the Borrower at all times other than during the existence of an Event of Default under Section 8.01(f) or (g) (which consent of the Borrower shall not be unreasonably withheld, conditioned or delayed). If, at the time that an Agent’s resignation is effective, it is acting as an L/C Issuer, such resignation shall also operate to effectuate its resignation as L/C Issuer, and it shall automatically be relieved of any further obligation to issue Letters of Credit. If no successor agent is appointed prior to the effective date of the resignation of an Agent, such Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Agent, and (x) the term “Administrative Agent” shall mean such successor administrative agent and (y) the term “Collateral Agent” shall mean such successor collateral agent), and the retiring Agent’s appointment, powers and duties hereunder shall be terminated. After the retiring Agent’s resignation hereunder, the provisions of this Article IX and Section 10.04 and Section 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent or Collateral Agent, as applicable, by the date which is thirty (30) days following the retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent or Collateral Agent, as applicable, hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed). Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to other instruments or notices, as may be necessary or desirable, or as the Required Lenders may reasonably request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, the successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall, to the extent not previously discharged, be discharged from its duties and obligations under the Loan Documents.
Section 9.10.    Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or any L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents

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and counsel and all other amounts due the Lenders and the Agents under Section 2.09 and Section 10.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and
(c)    any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due to the Agents under Section 2.09 and Section 10.04.
The Secured Parties hereby irrevocably authorize each of the Administrative Agent and the Collateral Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) an Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) each Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by an Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (g) of Section 10.01), (iii) each Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

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Nothing contained herein shall be deemed to authorize any Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize any Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 9.11.    Collateral and Guaranty Matters. The Lenders irrevocably agree:
(a)    that any Lien on any property granted to or held by any Agent under any Loan Document shall be automatically released (i) on the Termination Date, (ii) at the time the property subject to such Lien is transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than any other Loan Party, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below or (v) if the property subject to such Lien becomes Excluded Property;
(b)    each Agent is authorized and directed to release or subordinate any Lien on any property granted to or held by such Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 7.01(i) and (o); and
(c)    if any Subsidiary Guarantor ceases to be a Restricted Subsidiary, or becomes an Excluded Subsidiary, in each case, as a result of a transaction or designation permitted hereunder (as certified in writing delivered to the Administrative Agent by a Responsible Officer of the Borrower), (x) such Subsidiary shall be automatically released from its obligations under the Guaranty and (y) any Liens granted by such Subsidiary or Liens on the Equity Interests of such Subsidiary (to the extent such Equity Interests have become Excluded Property or are being transferred to a Person that is not a Loan Party) shall be automatically released; provided that if such Subsidiary Guarantor becomes an Excluded Subsidiary as a result of clause (g) of the definition thereof, such Person shall only be released under the Guaranty to the extent that (i) such Guarantor ceased to be a Wholly Owned Subsidiary as a result of a joint venture or other strategic transaction permitted hereunder; provided that the primary purpose of such transaction was not to evade the Guarantee required hereunder, (ii) the transaction by which such Guarantor ceases to be a Wholly Owned Restricted Subsidiary was consummated on an arm’s-length basis with an unaffiliated third-party or (iii) after giving effect to the transaction, the Guarantor being released from its Guarantee Obligations is no longer a direct or indirect Restricted Subsidiary of the Borrower.
Upon request by an Agent at any time, the Required Lenders will confirm in writing such Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11; provided that a failure to obtain such confirmation will not prevent any release otherwise permitted. In each case as specified in this Section 9.11, the applicable Agent will promptly (and each Lender irrevocably authorizes and directs each Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11. Prior to releasing or

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subordinating its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11, the applicable Agent shall be entitled to receive a certificate of a Responsible Officer of the Borrower stating that such actions are permitted under this Agreement. Neither the Administrative Agent nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such certificate of a Responsible Officer of the Borrower.
The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 9.11 or in any of the Collateral Documents.
Section 9.12.    Other Agents; Arrangers and Managers. None of the Lenders, the Agents, the Arrangers or other Persons identified on the facing page or signature pages of this Agreement as a “joint lead arranger and bookrunner”, “co-syndication agent” or “documentation agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
Section 9.13.    Appointment of Supplemental Administrative Agents.
(a)    It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and, collectively, as “Supplemental Administrative Agents”).
(b)    In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or

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such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Section 10.04 and Section 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.
(c)    Should any instrument in writing from any Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.
Section 9.14.    Withholding Tax. To the extent required by any applicable Law, the Administrative Agent may deduct or withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax.
Section 9.15.    Cash Management Obligations; Secured Hedge Agreements. Except as otherwise expressly set forth herein, the Guaranty or in any other Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.04, any Guarantee or any Collateral by virtue of the provisions hereof or of the Guaranty or other Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender or an Agent and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Cash Management Obligations or Obligations arising under Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank.
Section 9.16.    Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or any L/C Issuer (the “Lender Recipient Party”), whether or not in respect of an Obligation due and owing by the Borrower at such time, which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at a rate per annum equal

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to the applicable Overnight Rate from time to time in effect. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount. For the avoidance of doubt, no Loan Party nor any of their respective Affiliates shall have any obligations or liabilities directly or indirectly arising out of this Section 9.16 in respect of any Rescindable Amount.
ARTICLE X
Miscellaneous
Section 10.01.    Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Borrower or the applicable Loan Party, as the case may be, the Required Lenders and the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:
(a)    extend or increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);
(b)    postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or Section 2.08, fees or other amounts without the written consent of each Lender directly and adversely affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans (or any definitions related thereto) shall not constitute a postponement of any date scheduled for the payment of principal or interest;
(c)    reduce the principal of, or the rate of interest specified herein on, any Loan, any L/C Borrowing or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby, it being understood that any change to the definition of “Total Net Leverage Ratio” or in the component definitions thereof shall not constitute a reduction in the rate of interest or fees; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;
(d)    change any provision of this Section 10.01, change any provision of Section 2.13 that would alter the pro rata sharing of payments, change any provision of Section 2.06(c) that would alter the pro rata reduction of the Commitments of any Class or change the payment waterfall provisions of Section 2.16(c) or Section 8.04, in each case without the written consent of each Lender directly and adversely affected thereby;
(e)    release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

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(f)    release all or substantially all of the value of the Guarantees in any transaction or series of related transactions, without the written consent of each Lender;
(g)    change the definition of “Required Lenders”, “Required Revolving Credit Lenders”, “Required Initial Term Lenders” or “Required Initial Delayed Draw Term Lenders” without the written consent of each Lender;
(h)    except as provided in Section 9.11(b), (i) contractually subordinate any Obligations in right of payment to any other Indebtedness of any Loan Party or (ii) contractually subordinate the Liens securing the Obligations on all or substantially all of the Collateral to Liens securing other Indebtedness, in each case without the written consent of each Lender directly and adversely affected thereby (it being understood that this clause (h) shall not (A) override the permission for (x) Liens expressly permitted by Section 7.01 as in effect on the Amendment Effective Date or (y) Indebtedness expressly permitted by Section 7.03 as in effect on the Amendment Effective Date, (B) restrict an amendment to increase the maximum permitted amount of Indebtedness (x) incurred under Section 7.03(f) and (y) secured by liens under Section 7.01(i) as in effect on the Amendment Effective Date or (C) apply to the incurrence of debtor-in-possession financing (or similar financing arrangements in insolvency proceedings in non-U.S. jurisdictions) approved by the applicable bankruptcy court); or
(i)    impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of each Lender directly adversely affected thereby.
and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) [reserved]; (iii) no amendment, waiver or consent shall, unless in writing and signed by the applicable Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, such Agent under this Agreement or any other Loan Document; (iv) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (v) (A) any amendment, modification, waiver, consent or other action that by its terms affects the rights or duties of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) will require only the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders and (B) in determining whether the requisite percentage of Lenders have consented to any amendment, modification, waiver, consent or other action, any Defaulting Lenders shall be deemed to have voted in the same proportion as those Lenders who are not Defaulting Lenders, except with respect to (x) any amendment, modification, waiver, consent or other action which by its terms requires the consent of all Lenders or each affected Lender and (y) any amendment, modification, waiver, consent or other action that by its terms adversely affects any Defaulting Lender in its capacity as a Lender in a manner that differs in any material respect from other affected Lenders, in which case the consent of such Defaulting Lender, as applicable, shall be required, (vi) the consent of the Required Initial Term Lenders (but not the consent of the Required Lenders or any other Lender) shall be required to amend, waive or otherwise modify any condition precedent set forth in Section 4.02 hereof as it pertains to any Initial Term Loan (it being understood that this clause (vi) shall

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not require Required Initial Term Lender approval in connection with any waiver of a Default hereunder, in which case, only the approval of the Required Lenders shall be required in respect of such waiver), (vii) the consent of the Required Revolving Credit Lenders (but not the consent of the Required Lenders or any other Lender) shall be required to amend, waive or otherwise modify any condition precedent set forth in Section 4.02 hereof as it pertains to any Revolving Credit Loan (it being understood that this clause (vii) shall not require Required Revolving Credit Lender approval in connection with any waiver of a Default hereunder, in which case, only the approval of the Required Lenders shall be required in respect of such waiver) and (viii) the consent of the Required Initial Delayed Draw Term Lenders (but not the consent of the Required Lenders or any other Lender) shall be required to amend, waive or otherwise modify any condition precedent set forth in Section 4.02 hereof as it pertains to any additional Initial Term Loan made pursuant to Section 2.01(c) (it being understood that this clause (viii) shall not require Required Initial Delayed Draw Term Lender approval in connection with any waiver of a Default hereunder, in which case, only the approval of the Required Lenders shall be required in respect of such waiver). Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Borrower and the Administrative Agent (A) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents and (B) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and, if applicable, the Required Revolving Credit Lenders.
Notwithstanding anything to the contrary contained in this Section 10.01, any guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, restated, supplemented, modified or waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any Lender if such amendment, restatement supplement, modification or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to add parallel debt provisions, (iii) to cure ambiguities, omissions, mistakes or defects or (iv) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents. Furthermore, with the consent of the Administrative Agent at the request of the Borrower (without the need to obtain any consent of any Lender), any Loan Document may be amended to cure ambiguities, inconsistencies, omissions, mistakes or defects (which determination by the Borrower and the Administrative Agent shall be conclusive).
Notwithstanding anything in this Section 10.01 to the contrary, (a) technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent (but without the consent of any Lender) to the extent necessary (i) to integrate any Incremental Facilities, Refinancing Revolving Commitments, Refinancing Term Loans, Extended Term Loans or Extended Revolving Credit Commitments (including in connection with the pro rata allocation of L/C Obligations across multiple Revolving Credit Facilities), (ii) to integrate or make administrative modifications with respect to borrowings and issuances of Letters of Credit and (iii) to integrate any terms or conditions from any Incremental Facility Amendment that are more restrictive than this Agreement in accordance with Section 2.14(d) and (b) without the consent of any Lender or L/C Issuer, the Loan Parties and the Administrative Agent or Collateral Agent, as applicable, may, in their respective sole discretion, or shall, to the extent required by any Loan Document, enter into (x) any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting,

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perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties or as required by local law to give effect to, or protect any security interest for benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable Laws or this Agreement, or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document or (y) any Acceptable Intercreditor Agreement with the holders of Indebtedness permitted by this Agreement to be secured by the Collateral. Without limitation of the foregoing, the Borrower may, without the consent of any Lender, (i) upon delivery to the Administrative Agent (A) increase the interest rates (including any interest rate margins or interest rate floors), fees and other amounts payable to any Class or Classes of Lenders hereunder or (B) increase, expand and/or extend the call protection provisions and any “most favored nation” provisions benefiting any Class or Classes of Lenders hereunder and/or (ii) with the consent of the Administrative Agent, modify any other provision hereunder or under any other Loan Document in a manner, as determined by the Administrative Agent in its sole discretion, more favorable to the then-existing Lenders or applicable Class or Classes of Lenders; provided that the Administrative Agent will have at least five Business Days (or such shorter period to which the Administrative Agent may consent in its reasonable discretion) after written notice from the Borrower to provide such consent and may, in its sole discretion, provide written notice to the Lenders regarding any such proposed amendment.
Section 10.02.    Notices and Other Communications; Facsimile Copies.
(a)    General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Borrower, the Administrative Agent or an L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties hereto; and
(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a written notice to the Borrower, the Administrative Agent and each L/C Issuer.
All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(b)), when deemed received in accordance with Section 10.02(b); provided that notices and other communications to the Administrative Agent and any L/C Issuer pursuant to Article II shall not be effective until actually received by such Person during the person’s normal business hours. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

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(b)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that for both clauses (i) and (ii), if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    [Reserved].
(d)    Change of Address, Etc. Each of the Borrower, the Administrative Agent and any L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and each L/C Issuer. In addition, each Lender agrees to notify the Administrative Agents from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
(e)    Reliance by Agents and Lenders. The Administrative Agent, each L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each L/C Issuer and Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent or the L/C Issuer, as applicable, and each of the parties hereto hereby consents to such recording.
(f)    Notice to other Loan Parties. The Borrower agrees that notices to be given to any other Loan Party under this Agreement or any other Loan Document may be given to the Borrower in accordance with the provisions of this Section 10.02 with the same effect as if given to such other Loan Party in accordance with the terms hereunder or thereunder.

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(g)    Communications. Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication (unless otherwise approved in writing by the Administrative Agent) that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) [reserved], (iv) provides notice of any Default under this Agreement or (v) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non excluded communications, collectively, the “Specified Communications”), by transmitting the Specified Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at such e-mail address(es) provided to the Borrower from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. In addition, each Loan Party agrees to continue to provide the Specified Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document or in such other form, including hard copy delivery thereof, as the Administrative Agent shall reasonably request. Nothing in this Section 10.02 shall prejudice the right of the Agents, any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent shall require.
Section 10.03.    No Waiver; Cumulative Remedies. No failure by any Lender, any L/C Issuer, the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
Section 10.04.    Attorney Costs and Expenses. The Borrower agrees (a) to pay or reimburse the Agents and the Arrangers for all reasonable and documented or invoiced out-of-pocket costs and expenses associated with the syndication of the Loans and Commitments and the preparation, execution and delivery, administration, amendment, modification, waiver and/or enforcement of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), including all Attorney Costs of one counsel to the Administrative Agent and one firm of local counsel in each relevant jurisdiction, and (b) to pay or reimburse the Agents, the Arrangers, each L/C Issuer and each Lender for all reasonable and documented or invoiced out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all costs and expenses incurred in connection with any workout or restructuring in respect of the Loans, all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of one counsel for all such Persons and one firm of local counsel in each relevant jurisdiction (and, in the case of an actual or perceived conflict of interest, where such Person affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected

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Person)). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other reasonable and documented or invoiced out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all Obligations. All amounts due under this Section 10.04 shall be paid within thirty (30) days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.
Section 10.05.    Indemnification by the Borrower and Limitation of Liability.
(a)    Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent, each Lender, each L/C Issuer, each Arranger and their respective Related Parties (collectively, the “Indemnitees”) from and against any and all losses, liabilities, damages, claims, and reasonable and documented or invoiced out-of-pocket fees and expenses (including reasonable Attorney Costs of one counsel for all Indemnitees and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees (and, in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee)) that may be incurred by or asserted or awarded against any Indemnitee, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or Release or threat of Release of Hazardous Materials on, at, under or from any property currently or formerly owned, leased or operated by the Borrower, any other Loan Party or any of their respective Subsidiaries, or any Environmental Liability related in any way to the Borrower, any other Loan Party or any of their respective Subsidiaries, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, liabilities, damages, claims, and fees or expenses (x) are determined by a court of competent jurisdiction in a final and non-appealable decision to have resulted from such Indemnitee’s (or such Indemnitee’s Related Party’s) bad faith, gross negligence, willful misconduct or material breach of its obligations under the Loan Documents or (y) result from a proceeding that is not the result of an act or omission by the Borrower or any of its Affiliates and that is brought by an Indemnitee against another Indemnitee (other than with respect to a claim against an Indemnitee acting in its capacity as an Agent or Arranger or similar role under the Loan Documents, subject to the preceding clause (x)). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05(a) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, managers, partners,

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stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05(a) shall be paid within ten (10) Business Days after demand therefor; provided, however, if the Borrower has reimbursed any Indemnitee for any legal or other expenses in connection with any Indemnified Liabilities and there is a final non-appealable judgment of a court of competent jurisdiction that the Indemnitee was not entitled to indemnification or contribution with respect to such Indemnified Liabilities pursuant to the express terms of this Section 10.05(a), then the Indemnitee shall promptly refund such expenses paid by the Borrower to the Indemnitee. The agreements in this Section 10.05(a) shall survive the resignation of any Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the Obligations. For the avoidance of doubt, this Section 10.05(a) shall not apply to Taxes other than Taxes that represent liabilities, obligations, losses, damages, etc., with respect to a non-Tax claim.
(b)    None of each Agent, each Lender, each L/C Issuer, each Arranger and their respective Related Parties (collectively, the “Lender-Related Persons”) shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Lender-Related Person, determined by a court of competent jurisdiction in a final and non-appealable decision, nor shall any Lender-Related Person or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that the foregoing shall not limit any Loan Party’s indemnification obligations under Section 10.05(a).
Section 10.06.    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.
Section 10.07.    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including without limitation as permitted under Section 7.04), except that, unless as permitted under Section 7.04, neither the Borrower nor any of its Subsidiaries may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee, (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment

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of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b) and participations in L/C Obligations) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:
(A)    the Borrower; provided that, (I) no consent of the Borrower shall be required for an assignment (1) to any other Lender, any Affiliate of a Lender or any Approved Fund or (2) if a Specified Event of Default has occurred and is continuing, to any Assignee, and (II) the Borrower shall be deemed to have consented to any such assignment of any Loan or Commitment unless it shall object thereto by written notice to the Administrative Agent within (x) in the case of any Incremental Term B Loans, five (5) Business Days after having received notice thereof and (y) in all other cases, ten (10) Business Days after having received notice thereof;
(B)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment (I) of Term Loans to another Lender, an Affiliate of a Lender or an Approved Fund, (II) of Revolving Credit Commitments or Revolving Credit Loans to a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or an Approved Fund of a Revolving Credit Lender or (III) of unfunded Initial Delayed Draw Term Commitments to a Initial Delayed Draw Term Lender, an Affiliate of a Initial Delayed Draw Term Lender or an Approved Fund of a Initial Delayed Draw Term Lender; and
(C)    in the case of any assignment of any Revolving Credit Commitments or Revolving Credit Loans, each L/C Issuer.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or $1,000,000 in the case of any Incremental Term B Loans) unless the Borrower and the Administrative Agent otherwise consent; provided that (1) no such consent of the Borrower shall be required if a Specified Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;
(B)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption;

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(C)    (1) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any documentation required by Section 3.01(f) and (2) the Assignee shall have delivered to the Administrative Agent all documentation and other information that the Administrative Agent reasonably requests in order to comply with its ongoing obligations under applicable “know your customer”, anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation;
(D)    the Assignee shall not be a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or a Disqualified Lender (and such Assignee shall be required to represent that it is not a Disqualified Lender or an Affiliate of a Disqualified Lender that would constitute a Disqualified Lender but for the fact that it is not readily identifiable as such on the basis of its name); provided that whether a prospective assignee is a Disqualified Lender may be communicated to a Lender upon request but the list of Disqualified Lenders shall not be posted or otherwise distributed to the Lenders, prospective Lenders and prospective assignees; provided, further, that it is agreed that the Borrower may withhold its consent to an assignment to any person that is known by it to be an Affiliate of a Disqualified Lender (regardless of whether it is readily identifiable as an Affiliate by virtue of its name (other than, in the case of Disqualified Lenders under clause (b) of the definition thereof, such Affiliates that are bona fide debt funds)).
(E)    the Assignee shall not be a Defaulting Lender;
(F)    [reserved];
(G)    [reserved];
(H)    in the case of an assignment to the Borrower or any of its Subsidiaries: (1) no Revolving Credit Loans or Revolving Credit Commitments shall be assigned to the Borrower and its Subsidiaries; (2) any Loans and Commitments assigned to, or purchased by, the Borrower or its Subsidiaries shall be canceled immediately upon such assignment; (3) the Borrower and its Subsidiaries may not use proceeds of any Revolving Credit Facility to purchase Term Loans at a discount to par or for any other purchase or assignment of Loans permitted by this Section 10.07; and (4) the Borrower and its Subsidiaries may not purchase any Loans or Commitments so long as any Event of Default has occurred and is continuing;
(I)    [reserved];
(J)    [reserved]; and
(K)    Notwithstanding anything to the contrary contained herein, if any Loans or Commitments are assigned or participated (x) to a Disqualified Lender or (y) without complying with the Borrower consent or notice requirements of this Section 10.07, then: (I) the Borrower may require such Person to assign its rights and obligations to one or more Eligible Assignees at a price equal to the lesser of (X) the current trading price of the Loans, (Y) par and (Z) the amount such Person paid to acquire such Loans or Commitments, in each case, without premium, penalty, prepayment fee or breakage (which assignment shall not be subject to any processing and recordation fee) and if such Person does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such assignment within three (3) Business

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Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Person, then such Person shall be deemed to have executed and delivered such Assignment and Assumption without any action on its part, (II) no such Person shall receive any information or reporting provided by the Borrower, the Administrative Agent or any Lender, (III) for purposes of voting, any Loans or Commitments held by such Person shall be deemed not to be outstanding, and such Person shall have no voting or consent rights with respect to “Required Lenders” or Class votes or consents, (IV) for purposes of any matter requiring the vote or consent of each Lender affected by any amendment or waiver, such Person shall be deemed to have voted or consented to approve such amendment or waiver if a majority of the affected Class (giving effect to clause (III) above) so approves, and (V) such Person shall not be entitled to any expense reimbursement or indemnification rights under any Loan Documents (including Sections 10.04 and 10.05) and the Borrower expressly reserves all rights against such Person under contract, tort or any other theory and shall be treated in all other respects as a Defaulting Lender; it being understood and agreed that the foregoing provisions shall not apply to any assignee of a Disqualified Lender that becomes a Lender so long as such assignee is not a Disqualified Lender or an Affiliate thereof.
This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.
(c)    Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d) and receipt by the Administrative Agent from the parties to each assignment of a processing and recordation fee of $3,500 (provided that (x) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and (y) such processing and recordation fee shall not be payable in the case of assignments by any Affiliate of the Arrangers), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.03, 3.04, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note (if any), the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e). For greater certainty, any assignment by a Lender pursuant to this Section 10.07 shall not in any way constitute or be deemed to constitute a novation, discharge, recession, extinguishment or substitution of the existing Indebtedness and any Indebtedness so assigned shall continue to be the same obligation and not a new obligations.
(d)    The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts) and L/C Borrowings, owing to, each Lender

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pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent demonstrable error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection (including, without limitation, electronically) by the Borrower, any Agent and any Lender (with respect to its own interests only), at any reasonable time and from time to time upon reasonable prior notice.
(e)    Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent or any L/C Issuer, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), the Borrower, any Subsidiary or any other Affiliate of the Borrower, a Defaulting Lender or, so long as whether a prospective participant is a Disqualified Lender may be communicated to a Lender upon request, a Disqualified Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 10.01(a), (b), (c), (d), (e) or (f) that directly affects such Participant. Subject to Section 10.07(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.03 and 3.04 (through the applicable Lender), subject to the requirements and limitations of such Sections (including Section 3.01(f)) and Sections 3.05 and 3.06, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b) (provided that any documentation required to be provided under Section 3.01(f) shall be provided solely to the participating Lender). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant shall be subject to Section 2.13 as though it were a Lender. Any Lender that sells participations shall maintain a register on which it enters the name and the address of each Participant and the principal amounts and related interest amounts of each Participant’s participation interest in the Commitments and/or Loans (or other rights or obligations) held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent demonstrable error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation interest as the owner thereof for all purposes notwithstanding any notice to the contrary. In maintaining the Participant Register, such Lender shall be acting as the non-fiduciary agent of the Borrower solely for this purpose and undertakes no duty, responsibility or obligation to the Borrower (without limitation, in no event shall such Lender be a fiduciary of the Borrower for any purpose). No Lender shall have any obligation to disclose all or any portion of a Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103(c) of the United States Treasury Regulations or, if different, under Sections 871(h) or 881(c) of the Code.

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(f)    A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent and such consent explicitly acknowledges such participant’s right to receive greater payment or except to the extent such entitlement to a greater payment results from a Change in Law after such Participant became a Participant.
(g)    [Reserved].
(h)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (A) an SPC shall be entitled to the benefit of Sections 3.01, 3.03, and 3.04 subject to the requirements and limitations of such Sections (including Section 3.01(e) and (f) and Sections 3.05 and 3.06), to the same extent as if such SPC were a Lender, but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, 3.03 or 3.04) except to the extent any entitlement to greater amounts results from a Change in Law after the grant to the SPC occurred, (B) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable and such liability shall remain with the Granting Lender, and (C) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (1) with notice to, but without prior consent of the Borrower and the Administrative Agent, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (2) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee Obligation or credit or liquidity enhancement to such SPC.
(i)    Notwithstanding anything to the contrary contained herein, (i) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (ii) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (A) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (B) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
(j)    Notwithstanding anything to the contrary contained herein, any L/C Issuer may, upon thirty (30) days’ notice to the Borrower and the Lenders, resign as an L/C Issuer; provided that on or

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prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer shall have identified, in consultation with the Borrower, a successor L/C Issuer willing to accept its appointment as successor L/C Issuer. In the event of any such resignation of an L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).
(k)    [Reserved].
(l)    No Agent-Related Person shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders; further, without limiting the generality of the foregoing clause, no Agent-Related Person shall (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.
Section 10.08.    Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information and to not use or disclose such information, except that Information may be disclosed (a) to its Related Parties on a need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority, to any pledgee referred to in Section 10.07(g); (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process (in which case each Agent and Lender agrees (except with respect to any audit or examination conducted by bank accountants or any governmental, regulatory or self-regulatory authority exercising examination or regulatory authority and any disclosures required in the ordinary course by Law), to the extent practicable and not prohibited by applicable Law, to inform the Borrower promptly thereof prior to disclosure); (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any pledgee or in connection with similar transactions under which payments are to be made by reference to the Borrower and its obligations referred to in Section 10.07(i), any counterparty to a Permitted Receivables Financing, any actual or prospective party (or any of its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08 by any Agent or Lender or any of their respective Related Parties; (h) to any Governmental Authority or examiner regulating any Lender (in which case each Agent and Lender agrees (except with respect to any audit or examination conducted by bank accountants or any governmental, regulatory or self-regulatory authority exercising examination or regulatory authority and any disclosures required in the ordinary course by Law), to the extent practicable and not prohibited by applicable Law, to inform the Borrower promptly thereof prior to disclosure); (i) to any rating agency when required by it (it

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being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); (j) for purposes of establishing a “due diligence” defense or in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (k) to the extent that such Information is received by such Lender, Agents or any of its Affiliates or Agent-Related Persons from a third party that is not, to such Lender’s knowledge, subject to any contractual or fiduciary confidentiality obligations owing to the Borrower or any of their Affiliates; (l) to the extent that such Information is independently developed by such Lender or any of its Affiliates without the use of any Information provided to it by or on behalf of any Loan Party; (m) to the extent consisting of customary disclosure regarding portfolio holdings in any public filing by such Lender; (n) upon the request or demand of any Governmental Authority or other regulatory authority having jurisdiction over the Agent or Lenders, as applicable (in which case the Agent or Lenders, as applicable, agree (except with respect to any audit or examination conducted by bank accountants or any regulatory authority exercising examination or regulatory authority and any disclosures required in the ordinary course by Law), to the extent practicable and not prohibited by applicable Law, to inform the Borrower promptly thereof prior to disclosure) or (o) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or its Related Parties relating to the Borrower or any of its Subsidiaries or their respective businesses, other than any such information that is available to any Agent or any Lender on a nonconfidential basis and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry, in each case to the extent available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08, including, without limitation, information delivered pursuant to Section 6.01, 6.02 or 6.03 hereof.
Section 10.09.    Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Agent and its Affiliates, each Lender and its Affiliates and each L/C Issuer and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness (in any currency) at any time owing by, such Agent and its Affiliates, such Lender and its Affiliates or such L/C Issuer and its Affiliates, as the case may be, to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Agent and its Affiliates, such Lender and its Affiliates or such L/C Issuer and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent, such Lender, such L/C Issuer or such Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from

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that of the applicable deposit or Indebtedness. Notwithstanding anything to the contrary contained herein, none of each Agent and its Affiliates, each Lender and its Affiliates and each L/C Issuer and its Affiliates shall have a right to set off and apply any deposits held or other Indebtedness owing by such Agent or its Affiliates, such Lender or its Affiliates or such L/C Issuer or its Affiliates, as the case may be, to or for the credit or the account of any Subsidiary of a Loan Party that is a Foreign Subsidiary or a Domestic Foreign Holding Company. Each Lender and L/C Issuer agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender or L/C Issuer, as the case may be; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Agent, each Lender and each L/C Issuer under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that such Agent, such Lender and such L/C Issuer may have.
Section 10.10.    Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Section 10.11.    Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
Section 10.12.    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. The provisions of Sections 10.14 and 10.15 shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
Section 10.13.    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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Section 10.14.    GOVERNING LAW, JURISDICTION, SERVICE OF PROCESS.
(a)    THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN).
(b)    EXCEPT AS SET FORTH IN THE FOLLOWING PARAGRAPH, ANY LEGAL ACTION OR PROCEEDING (WHETHER IN TORT, LAW OR EQUITY) ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE SITTING IN THE BOROUGH OF MANHATTAN (PROVIDED THAT IF NONE OF SUCH COURTS CAN AND WILL EXERCISE SUCH JURISDICTION, SUCH EXCLUSIVITY SHALL NOT APPLY), AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.
NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION (I) FOR PURPOSES OF ENFORCING A JUDGMENT, (II) IN CONNECTION WITH EXERCISING REMEDIES AGAINST THE COLLATERAL IN A JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED, (III) IN CONNECTION WITH ANY PENDING BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDING IN SUCH JURISDICTION OR (IV) TO THE EXTENT THE COURTS REFERRED TO IN THE PREVIOUS PARAGRAPH DO NOT HAVE JURISDICTION OVER SUCH LEGAL ACTION OR PROCEEDING OR THE PARTIES OR PROPERTY SUBJECT THERETO.
Section 10.15.    WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND,

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ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
Section 10.16.    Binding Effect. This Agreement shall become effective in accordance with the Amendment and Restatement Agreement and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
Section 10.17.    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Law).
Section 10.18.    Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or the Secured Hedge Agreements (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provisions of this Section 10.18 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.
Section 10.19.    Know-Your-Customer, Etc. Each Lender shall, promptly following a request by the Administrative Agent, provide all documentation and other information that the Administrative Agent reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
Section 10.20.    USA PATRIOT Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act and the requirements of the Beneficial Ownership Regulation, it is required to

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obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification number of such Loan Party and other information regarding such Loan Party that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation. This notice is given in accordance with the requirements of the USA PATRIOT Act and the requirements of the Beneficial Ownership Regulation and is effective as to the Lenders and the Administrative Agent.
Section 10.21.    Intercreditor Agreements.
(a)    Notwithstanding anything to the contrary in this Agreement or in any other Loan Document: (i) the Liens granted to the Collateral Agent in favor of the Secured Parties pursuant to the Loan Documents and the exercise of any right related to any Collateral shall be subject, in each case, to the terms of any Acceptable Intercreditor Agreement then in effect, (ii) in the event of any conflict between the express terms and provisions of this Agreement or any other Loan Document, on the one hand, and an Acceptable Intercreditor Agreement, on the other hand, the terms and provisions of any such Acceptable Intercreditor Agreement, shall control, and (iii) each Lender (and, by its acceptance of the benefits of any Collateral Document, each other Secured Party) hereby authorizes and instructs the Administrative Agent and Collateral Agent to execute any Acceptable Intercreditor Agreement from time to time on behalf of such Lender or other Secured Party, and such Lender or other Secured Party agrees to be bound by the terms thereof.
(b)    Each Lender (and, by its acceptance of the benefits of any Collateral Document, each other Secured Party) hereby authorizes and instructs the Collateral Agent, as Collateral Agent and on behalf of such Lender or other Secured Party, to enter into one or more Acceptable Intercreditor Agreements and one or more subordination agreements contemplated by Section 9.11(b) from time to time and agrees that it will be bound by and will take no actions contrary to the provisions thereof.
Section 10.22.    Obligations Absolute. To the fullest extent permitted by applicable Law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:
(a)    any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;
(b)    any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;
(c)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;
(d)    any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;
(e)    any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or

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(f)    any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Loan Parties.
Section 10.23.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Agents, the Lenders and the Arrangers are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Agents, the Lenders and the Arrangers, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Agent, each Lender and each Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) no Agent, Lender or Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) each Agent, each Lender and each Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Agent, Lender or Arranger has any obligation to disclose any of such interests to the Borrower or any of its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against each Agent, each Lender and each Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 10.24.    Electronic Execution of Assignments and Certain Other Documents. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties, each Agent, each L/C Issuer and each Lender agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Each Agent, each L/C Issuer and each Lender may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, no Agent or L/C Issuer is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent

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any Agent or L/C Issuer has agreed to accept such Electronic Signature, each Agent, L/C Issuer and Lender shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party, L/C Issuer or Lender without further verification and regardless of the appearance or form of such Electronic Signature, and (b) upon the request of any Agent, L/C Issuer or Lender, any Communication executed using an Electronic Signature shall be promptly followed by a manually executed counterpart.
No Agent or L/C Issuer shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with any Agent’s or L/C Issuer’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). Each Agent and each L/C Issuer shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
Each of the Loan Parties and each L/C Issuer and Lender hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement or such other Loan Document, and (ii) any claim against each Agent, each L/C Issuer, each Lender and each Related Party for any liabilities arising solely from an Agent’s, L/C Issuer’s or Lender’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT-RELATED PERSONS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent-Related Person have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or any Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.
Section 10.25.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is

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unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(c)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 10.26.    Lender Representation.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable, and the conditions of such exemption have been satisfied, with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this

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Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Section 10.27.    Acknowledgement Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties hereto acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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(b)    As used in this Section 10.27, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
Section 10.28.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or other Obligation owing under this Agreement, together with all fees, charges and other amounts that are treated as interest on such Loan or other Obligation under Applicable Law (collectively, “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender or other Person holding such Loan or other Obligation in accordance with applicable Law, the rate of interest payable in respect of such Loan or other Obligation hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate.  To the extent lawful, the interest and charges that would have been paid in respect of such Loan or other Obligation but were not paid as a result of the operation of this Section shall be cumulated and the interest and charges payable to such Lender or other Person in respect of other Loans or Obligations or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate for each day to the date of repayment, shall have been received by such Lender or other Person.  Any amount collected by such Lender or other Person that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Loan or other Obligation or refunded to the Borrower so that at no time shall the interest and charges paid or payable in respect of such Loan or other Obligation exceed the maximum amount collectible at the Maximum Rate.
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